ASSET PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 28, 2001

                                 BY AND BETWEEN

               JORE CORPORATION, DEBTOR AND DEBTOR IN POSSESSION,

                                    as Seller

                                       AND

                            NCA TOOL HOLDINGS, INC.,

                                    as Buyer

                                TABLE OF CONTENTS

                                                                       Page





1.      Sale and Purchase of Assets.......................................1
   (a)      Acquired Assets...............................................1
   (b)      Excluded Assets...............................................3

2.      Assumption of Certain Obligations.................................4

3.      Consideration; Deposit; Purchase Price Adjustment Amount..........5

4.      The Closing Date; Deliveries at the Closing.......................9

5.      Representations and Warranties of Seller.........................10
   (a)      Title to Assets..............................................10
   (b)      Due Incorporation; Authority Concerning this Agreement.......10
   (c)      Real and Personal Property; Leases...........................11
   (d)      Financial Statements; Undisclosed Liabilities................11
   (e)      Absence of Certain Changes or Events.........................12
   (f)      Contracts....................................................13
   (g)      Accounts Receivable..........................................13
   (h)      Inventory....................................................13
   (i)      Intellectual Property........................................13
   (j)      Taxes........................................................16
   (k)      Litigation...................................................17
   (l)      Employee Plans; ERISA........................................17
   (m)      Consents and Approvals; No Violation.........................19
   (n)      Licenses, Permits and Authorizations.........................19
   (o)      Insurance....................................................19
   (p)      Impairment of Value of Assets................................20
   (q)      Corporate and Personnel Data:Independent Contractors:
            Labor Relations....  ........................................20
   (r)      Compliance with Laws.........................................20
   (s)      Environmental Matters........................................21
   (t)      Transactions with Affiliated Parties.........................21
   (u)      Certain Fees.................................................22
   (v)      Accuracy of Information Furnished............................22
   (w)      Sufficiency of Assets........................................22
   (x)      Product Warranty.............................................22
   (y)      Product Liability............................................22

6.      Representations and Warranties of Buyer..........................23
   (a)      Due Incorporation............................................23
   (b)      Authority Concerning this Agreement..........................23
   (c)      Consents and Approvals: No Violation.........................23
   (d)      Certain Fees.................................................24

7.      Survival of Representations, Warranties and Covenants............24

8.      Certain Covenants of the Parties.................................24
   (a)      Conduct of Seller Prior to the Closing.......................24
   (b)      Access to Information........................................26
   (c)      Confidential Information.....................................27

   (d)      Certain Business Records.....................................27
   (e)      Required Consents............................................28
   (f)      Notice of Breach and Certain Other Events....................28
   (g)      Benefit Plans................................................28
   (h)      Compliance with ERISA........................................28
   (i)      Bankruptcy Court Approval....................................28
   (j)      Executory Contracts; Unexpired Leases........................28
   (k)      Representations, Covenants and Conditions; Further Assurance.29
   (l)      Transfer and Excise Taxes....................................29
   (m)      Estoppel Certificates........................................29
   (n)      Certain Offers...............................................29
   (o)      Cooperation re Permits.......................................29
   (p)      Seller Name Change...........................................29
   (q)      Delivery of Financial Statements.............................29
   (r)      Title Insurance and Related Matters..........................30
   (s)      Casualty Losses..............................................30
   (t)      Post-Execution Delivery of Disclosure Schedule, Certain
            Exhibits and Certain Other Items and Information.............30

9.      Certain Employment Matters.......................................30
   (a)      Buyer 401(k) Plan............................................30
   (b)      Employee Information.........................................30
   (c)      Other Employee Benefit Plan Obligations......................30
   (d)      Employee Termination and Rehiring............................30

10.     Conditions to the Obligations of Seller to Effect the Transactions
        Contemplated Hereby..............................................31

11.     Conditions to the Obligations of Buyer to Effect the Transactions
        Contemplated Hereby..............................................32

12.     Indemnification..................................................33

13.     Termination......................................................36
   (a)      Termination by Buyer.........................................36
   (b)      Termination by Seller........................................37
   (c)      Limitation on Damages for Termination........................38

14.     Miscellaneous Provisions.........................................38
   (a)      Expenses: Certain Prorations.................................38
   (b)      Knowledge of Seller..........................................38
   (c)      Dollar Amounts...............................................39
   (d)      Further Assurances...........................................39
   (e)      Press Releases, Announcements and Communications.............39
   (f)      Amendment and Modification...................................39
   (g)      Waiver of Compliance: Consents...............................39
   (h)      Notices......................................................39
   (i)      Assignment...................................................40
   (j)      Governing Law................................................40
   (k)      Counterparts.................................................40
   (l)      No Third Party Beneficiaries.................................40
   (m)      Severability.................................................40
   (n)      Descriptive Headings.........................................41
   (o)      Entire Agreement.............................................41
   (p)      Jurisdiction.................................................41
   (q)      Certain Rules of Construction and Interpretation.............41

                              APPENDIX AND EXHIBITS

Appendix A   -- Definitions

Exhibit A*   -- Owned Real Property
Exhibit B-1* -- Assumed Contracts
Exhibit B-2* -- Excluded Contracts
Exhibit C*   -- Excluded Assets
Exhibit D*   -- Permitted Post-Closing Encumbrances
Exhibit E    -- Form of Seller Note
Exhibit F    -- Principal Terms of Plant Note
Exhibit G    -- Principal Terms of Participating Subordinated Seller Note
Exhibit H*   -- Kouvato Litigation Indemnification Cap
Exhibit I*   -- Excluded Assets Consisting of Short Term Instruments and
                Financial Assets
Exhibit J*   -- Certain Excluded Notes Receivable
Exhibit K*   -- Consents
Exhibit L    -- Form of Seller Security Agreement

Disclosure Schedule*
-------------------

*  Items to be delivered after execution of Agreement

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of September 28, 2001 by and between Jore Corporation, a Montana corporation ("Seller"), and NCA Tool Holdings, Inc., a Delaware corporation ("Buyer"). Capitalized terms used herein are used as defined or referenced in Appendix A hereto.

                                    RECITALS

     A. Seller conducts the business of designing, manufacturing, and marketing power tool accessories and hand tools for the do-it-yourself and professional craftsman markets (the "Business").

     B. Seller filed a voluntary petition for relief under Chapter 11 of Title 11, United States Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code") on May 22, 2001 (the "Petition Date") in the United States Bankruptcy Court for the District of Montana (the "Bankruptcy Court"), Case No. 01-31609-11, and has continued to operate the Business and to maintain possession of its property as a debtor and debtor-in-possession.

     C. Seller desires to sell, and Buyer desires to buy, substantially all of the assets of the Business upon the terms and subject to the conditions set forth herein.

     D. On or about September 13, 2001, the Bankruptcy Court entered that certain Order Establishing Overbidding Procedures and Approving Breakup Fee (the "Procedures Order") governing the Bankruptcy Court's process respecting approval of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the respective covenants herein contained, the parties, intending to be legally bound (provided that Seller shall be bound only upon approval of the Bankruptcy Court as set forth below, except to the extent described in the Procedures Order), hereby agree as follows:

                               TERMS OF AGREEMENT

1.   Sale and Purchase of Assets

     (a) Acquired Assets. Subject to the terms and conditions hereof, Seller will sell, convey, assign, transfer and deliver to Buyer at the Closing, and Buyer will purchase and accept at the Closing, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets) (such assets being transferred hereunder are hereinafter referred to collectively as the "Assets"):

          (i) Accounts Receivable. (A) All trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller; (B) all other accounts or notes receivable of Seller (but excluding the notes receivable that are Excluded Assets pursuant to Section 2.1(b)(iii)) and the full benefit of all security for such accounts or notes; and (C) any claim, remedy or other right related to any of the foregoing (collectively, "Accounts Receivable");

          (ii) Inventories. All inventories and supplies of Seller as of the Closing Date, including finished goods, parts, components, assemblies, subassemblies, work in progress, raw materials, and supplies (collectively, the "Inventory");

          (iii) Acquired Prepaid Items and Deposits. All rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof, in each case as of the Closing Date (collectively, the "Acquired Prepaid Items");

          (iv) Tangible Personal Property. All of Seller's machinery, equipment, tools, furniture, supplies, materials, vehicles, fixtures and other items of tangible personal property of any kind (including machinery and equipment used by Seller in the operation of the Ronan Facility and its leased facilities in Missoula, MT and Edgerton, WI, as well as any that may be located at any third party locations), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto (the "Tangible Personal Property");

          (v) Owned Real Property. The Ronan Facility and the other parcels of real property owned by Seller, including those parcels described on Exhibit A hereto together with all improvements, structures and fixtures thereon (collectively, the "Owned Real Property");

          (vi) Customer Lists and Other Compilations. All customer lists of the Seller or the Business, together with all records and other lists relating thereto or to any customers of Seller or the Business;

          (vii) Intellectual Property and Other Intangible Property Rights. All of the following property or rights owned by or, where not owned, used by Seller in the Business:

               (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all U.S. and foreign patents and patent applications;

               (B) all trademarks,  service marks, trade dress, logos,  slogans, trade names, corporate names (including the name "Jore Corporation"), Internet domain names, and rights in telephone and facsimile numbers, and including the goodwill associated therewith, and all U.S. state-level, and foreign applications and registrations pertaining thereto;

               (C) all copyrightable works and items, all copyrights, and all U.S. and foreign applications and registrations pertaining thereto;

               (D) all mask works and all U.S. and foreign applications and registrations pertaining thereto;

               (E) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specification, pricing and cost information, and business and marketing plans and proposals that constitute confidential information);

               (F) all agreements and, subject to such agreements and to the extent transferable, rights pertaining to any "know-how" or the non-disclosure or non-use of information or ideas;

               (G) all computer software (including source code, executable code, data, databases and related documentation);

               (H) all other proprietary rights and intangible property rights that are transferable;

               (I) to the extent transferable, all licenses and other agreements with respect to the foregoing to which Seller is a party (as licensor or licensee) or by which Seller is bound relating to any of the foregoing types of property or rights;

               (J) remedies against past or future infringement of any of the foregoing types of property or rights and rights to protection of interests therein under the laws of all jurisdictions (but excluding the counterclaims against Kouvato and I.T.M. that are included in the Excluded Assets); and

               (K) all copies and tangible embodiments thereof, in whatever form or medium, including electronic media,

          (all such  property  and rights  described  in this clause (vii) being
     hereinafter   referred  to   collectively  as   "Intellectual   Property");

          (viii) Permits, Licenses and Authorizations. All rights and incidents in and to all licenses, registrations, permits and approvals (other than corporate charters and qualifications to do business) issued by any court or domestic or foreign government agency, authority or instrumentality relating to the Business or the Assets and in effect as of the Closing, which are capable of being transferred (collectively, the "Permits");

          (ix) Goodwill. All of Seller's goodwill in, and the going concern value of, the Business, including that arising out of or associated with any of the Intellectual Property;

          (x) Books and Records. All books and records (including data and other records in electronic format) of Seller relating to the Business, the Assets or the operation of the Business, including research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records;

          (xi) Certain Contract Rights. All rights and incidents of interest of Seller in and to the Contracts listed on Exhibit B-1 (collectively, the "Assumed Contracts"); provided, that Buyer may in its sole discretion exclude any of the items described on Exhibit B-1 from the Assumed Contracts (any such excluded items shall no longer be "Assumed Contracts," shall be "Excluded Contracts," and shall be deemed to have been removed from Exhibit B-1 and added to Exhibit B-2), by written notice to Seller not later than the Assumption Cutoff Date; and provided further, the consideration paid by Buyer shall not be adjusted by virtue of the exclusion of any such contracts from Assumed Contracts;

          (xii) Certain Claims. All claims and causes of action Seller may have against any third parties, whether known or unknown, contingent or noncontingent, choate or inchoate, (A) under any warranties relating to the Assets, (B) against any of Seller's trade vendors (excluding therefrom any Avoidance Actions), or (C) relating to the Intellectual Property; and

          (xiii) Insurance. The rights and proceeds arising from or relating to the Assets with respect to any casualty loss that may occur after August 31, 2001 and prior to the Closing Date (any such proceeds, the "Buyer Insurance Proceeds");

     (b) Excluded Assets. The Assets shall not include, and Seller shall retain, the following assets (the "Excluded Assets"):

          (i) Cash on hand (other than cash constituting Buyer Insurance Proceeds);

          (ii) Certificates of deposit and similar short term instruments and financial assets of Seller identified in Exhibit I (and any renewals or replacements thereof);

          (iii) The notes receivable identified in Exhibit J;

          (iv) Tax refunds;

          (v) the Excluded Contracts and Seller's rights thereunder;

          (vi) Seller's rights under this Agreement and the other documents being executed in connection with the transactions contemplated hereby (including the Seller Note, the other Seller Note Documents, and the Participating Subordinated Seller Note);

          (vii) all minute books, stock records and corporate seals of Seller;

          (viii) Avoidance Actions;

          (ix) All insurance benefits under Seller's insurance policies except to the extent that any such benefits are included in the Assets pursuant to
     Section 2(a)(xiii); and

          (x) the property described on Exhibit C hereto.

     (c) The Assets shall be sold and conveyed to Buyer free and clear of all mortgages, security interests, charges, encumbrances, liens, assessments, covenants, claims, title defects, pledges, encroachments and burdens of every kind or nature whatsoever (collectively, "Liens"), except for the Permitted Post-Closing Encumbrances.

2.   Assumption of Certain Obligations

     (a)  Effective  as of the  Closing,  Buyer shall assume and agree to pay or
otherwise  satisfy  in  full,  all  of  the  following   Liabilities  of  Seller
(collectively, the "Assumed Obligations");

               (i) (A) Seller's obligations to pay for goods sold and services rendered to Seller after the Petition Date by trade creditors in the Ordinary Course of Business;

               (B) accrued post-petition payroll obligations incurred by Seller in the Ordinary Course of Business, solely to the extent consisting of wages, payroll Taxes, accruing entitlements to vacation and other forms of paid time off, but excluding in all cases post-petition pension and welfare plan contributions and any other withholdings or contributions;

               (C) real property Taxes and personal property Taxes attributable to the Owned Real Property and Tangible Personal Property for the period prior to the Closing Date, pro-rated as of the Closing Date based on a 365 day year; and

               (D) obligations under the retention bonus plan currently in effect with respect to Seller's employees and approved by order of the Bankruptcy Court, solely to the extent allocable to the period after the Closing Date (it being understood that Seller shall be responsible for paying that portion of any such obligations that are allocable to the period through and including the Closing Date),

(all of the obligations described in the foregoing clauses (A)-(D), the "Assumed Current Obligations"); provided, that the maximum amount of the Assumed Current Obligations shall be $5,158,000.00; and

          (ii) All Liabilities of Seller not otherwise included in the Assumed Current Obligations that arise under the Assumed Contracts.

     (b) Except as expressly provided in Sections 2(a) and 9 of this Agreement, Buyer shall not assume or be liable, nor shall Buyer be deemed to have assumed or be liable, for:

          (i) any Liability of Seller or of any predecessor owner of the Business or the Assets arising in any manner from a "Claim" (as defined in Section 101(5) of the Bankruptcy Code) of any kind or nature whatsoever; or

          (ii) any other Liability of Seller or of any predecessor owner of the Business or the Assets regardless, in either such case, of whether any such Liability accrued or arose prior to the Closing Date or accrues or arises subsequent to the Closing Date, including those arising out of or relating to products of Seller sold prior to the Closing Date.

          Without limiting the generality of the foregoing, except as expressly provided in Sections 2(a) and 9 of this Agreement, Buyer shall not assume or be liable, nor shall Buyer be deemed to have assumed or be liable for, any Liabilities of Seller or any predecessor owner of the Business or the Assets relating to:

               (A) Taxes. Without limiting the foregoing or any other provisions hereof, Seller shall be liable for and shall pay all such Taxes to the extent attributable to periods (or portions thereof) ending on or prior to the Closing Date, and Seller shall be liable for and shall pay any and all Taxes (including any Taxes payable in respect of sales Tax, use Tax, transfer Tax or documentary or stamp Tax) attributable to Seller and arising out of or in connection with the sale of the Assets;

               (B) contributions to or obligations arising under any Employee Benefit Plan or any other obligations with respect to any employee or former employee of Seller or any predecessor owner of the Business;

               (C)  Liabilities  of  any  kind  or  nature  whatsoever   (fixed,
          contingent or otherwise) or other amounts payable to any Affiliate of Seller;

               (D) any legal, administrative, arbitration, grievance or other proceeding of any kind or nature whatsoever pending against Seller or the Business or the Assets;

               (E) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise); or

               (F) any administrative expense priority obligations of Seller except to the extent specifically included within Assumed Current Obligations.

          Except as expressly provided in Sections 2(a) and 9 of this Agreement, Seller shall remain liable for any and all of its debts and obligations of every kind or nature whatsoever.

     (c) The assumption by Buyer of the Assumed Obligations shall not enlarge any rights or remedies of any third parties under any contracts or arrangements with Seller, except to the extent the other parties to the Assumed Obligations may become able to enforce such obligations against Buyer. To the extent of any such Assumed Obligation(s), and notwithstanding the exclusion of Avoidance Actions from the Assets, Buyer shall have the benefit of, and be entitled to assert to the maximum extent permitted by applicable law, any defense or offset of Seller which arose prior to the Closing.

3.   Consideration; Deposit; Purchase Price Adjustment Amount

     (a) Subject to the terms and conditions set forth herein, Buyer will acquire the Assets at Closing for aggregate consideration consisting of:

          (i) a purchase price of $61,058,000.00 (as such amount may be adjusted as provided for herein), consisting of:

               (A) cash in the amount of 28,800,000.00 (the "Base Amount") plus or minus, as the case may be, an amount equal to the Purchase Price Adjustment Amount (the Base Amount as so adjusted, the "Cash Purchase Price"); plus

               (B) the Seller Note in the  principal  amount of  $18,100,000.00;
          plus

               (C) the Plant Note in the principal amount of $5,000,000.00, plus

               (D) the Participating Subordinated Seller Note in the principal amount of $4,000,000.00; plus

               (E) assumption of the Assumed Current Obligations in an amount of up to $5,158,000.00; plus

          (ii) assumption of the Assumed Obligations other than the Assumed Current Obligations.

     (b) If, as of the Financing Contingency Date, (x) this Agreement shall not have been terminated and (y) Buyer shall have obtained a Buyer Revolver Facility Commitment that has not expired or been terminated or revoked as of such date, then on such date Buyer shall pay into an escrow account at an escrow company and pursuant to escrow instructions reasonably acceptable to both Buyer and Seller (which escrow instructions shall be consistent with the provisions of this Section 3(b) (as to the Deposit) and Sections 3(d)-(e) (as to the Holdback)) the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Deposit"). The Deposit shall be invested in short-term investments reasonably acceptable to both Buyer and Seller, with all earning credited to (and taxable to), Buyer, and shall not be withdrawn except pursuant to the express terms of the escrow instructions or as otherwise agreed by the parties in writing or ordered by the Bankruptcy Court. Such escrow instructions will provide that:

          (i) On the Closing Date, (x) $2,000,000 of the Deposit shall be retained by the escrow agent and shall constitute the "Holdback," and (y) the balance of the Deposit, and all interest therein, shall be paid to Seller on account of the Cash Purchase Price as provided in Section 4(c)(i);

          (ii) The parties agree that the amount of the Deposit is a reasonable estimate of the damages which Seller would be likely to incur in the event of a breach by Buyer of this Agreement, and that such amount is their best estimate under the circumstances of such likely damages, not a penalty or forfeiture of any sort. Accordingly, the parties agree that if (A) Buyer has breached this Agreement, (B) Seller has terminated this Agreement as a result of such breach, and (C) as of such time Buyer is not entitled to terminate this Agreement, then, in lieu of any other remedy (including the remedy of specific performance), Seller shall be entitled to retain the Deposit as liquidated damages to compensate it for its loss arising from such breach; and

          (iii) Upon termination of this Agreement in accordance with its terms or termination by any party for any reason other than a termination by Seller due to a breach of this Agreement by Buyer at a time at which Buyer is not entitled to terminate this Agreement, the Deposit (and all interest thereon) shall be refunded to Buyer (without in any way limiting Buyer's right to payment of any amounts as provided in the Procedures Order).

     Any disputes relating to the Deposit shall be resolved by the Bankruptcy Court.

     (c) The "Purchase Price Adjustment Amount" means the difference between (i) the amount of the Current Assets as of the Closing Date (the "Closing Current Assets") and (ii) the sum of (A) $26,750,000 plus (B) the amount of the Assumed Current Obligations (the sum of such amounts described in this clause (ii), the "Closing Liabilities"). If the amount of the Closing Current Assets is greater than the amount of the Closing Liabilities, the Purchase Price Adjustment Amount shall be added to the Base Amount for purposes of determining the Cash Purchase Price. If the amount of the Closing Current Assets is less than the amount of the Closing Liabilities, the Purchase Price Adjustment Amount shall be deducted from the Base Amount for purposes of determining the Cash Purchase Price. No later than fifteen days before the anticipated Closing Date, Seller shall deliver to Buyer a certificate setting forth its projections as to the amount of the Closing Current Assets and the Closing Liabilities as of the Closing Date (which projections shall be prepared by Seller in light of the past operations of the Business and shall be reasonable and fair in light of then current conditions and facts known to Seller). On the fifth business day prior to the Closing, Buyer and Seller shall mutually agree (based on the projections provided pursuant the previous sentence and the then-current information available to them) to an estimate of the amount of the Purchase Price Adjustment Amount as of the Closing Date for purposes of determining the Cash Purchase Price payable on such date, subject to the final determination of the Purchase Price Adjustment Amount in accordance with the succeeding clause (d).

          (d) (i) Not later than sixty (60) days after Closing, a written reconciliation of the Purchase Price Adjustment Amount (the "Purchase Price Reconciliation") will be prepared by Buyer's accounting staff and certified as accurate by Buyer's Chief Financial Officer or equivalent officer and delivered to Seller. The components of the Purchase Price Adjustment Amount will be fairly presented and valued in accordance with GAAP. If, based on the Purchase Price Adjustment Amount reflected in the Purchase Price Reconciliation, (x) there would be a positive adjustment of $100,000 or more to the Cash Purchase Price from the Cash Purchase Price as estimated on the Closing Date, the Holdback (and all interest accrued thereon) shall be paid to Seller, (y) there would be a positive adjustment of less than $100,000, or no adjustment, to the Cash Purchase Price from the Cash Purchase Price as estimated on the Closing Date, $100,000 of the Holdback shall remain as the Holdback and the remaining balance of the Holdback, and all interest allocable to such remaining balance, shall be paid to Seller, or (z) there would be a negative adjustment of less than $1,900,000 to the Cash Purchase Price from the Cash Purchase Price as estimated on the Closing Date, the Holdback shall be reduced to an amount equal to the sum of (A) the amount of such negative adjustment plus (B) $100,000, and the remainder of the Holdback (and all interest allocable to such remainder) shall be paid to Seller.

          (ii) Within 30 days after delivery of the Purchase Price Reconciliation, Seller shall deliver to Buyer a written statement of any objections it may have to the Purchase Price Reconciliation, in which Seller shall specify in reasonable detail those items or amounts as to which it disagrees, the reason for such disagreement, and its resulting proposed adjustments (a "Statement of Objections"). During such 30-day period, Seller shall be granted reasonable access to relevant business records and personnel of Buyer and the Business, and to representatives of Buyer and to the work papers of Buyer's accounting staff, in order to assist it in reviewing the Purchase Price Reconciliation. The failure by Seller to deliver any Statement of Objections to Buyer within such 30-day period shall be deemed to constitute Seller's agreement with the Purchase Price Reconciliation, in which case the amounts set forth thereon shall be deemed to have been "finally determined" as set forth thereon.

          (iii) If a Statement of Objections is delivered by Seller, then within 15 days after delivery thereof, Buyer will analyze such Statement of Objections and prepare and deliver to Seller a statement incorporating such modifications to the Purchase Price Reconciliation as Buyer deems to be appropriate (the "Final Buyer's Reconciliation").

          (iv) For a period of not more than ten days following the date of delivery of the Final Buyer's Reconciliation, Buyer and Seller will confer regarding the Final Buyer's Reconciliation and will use reasonable efforts to resolve any remaining disputes relating to the Purchase Price
     Reconciliation or the Final Buyer's Reconciliation. If Seller still disputes such resolution, it shall deliver a Statement of Objections to Buyer before the end of such ten-day period. If Seller does not deliver a Statement of Objections before the end of such ten-day period, the amounts set forth thereon shall be deemed to have been "finally determined" as set forth thereon.

          (v) If Seller timely delivers a Statement of Objections pursuant to the preceding clause (iv), the parties shall submit the resolution of the Purchase Price Adjustment Amount to a recognized independent firm of certified public accountants to be selected by Buyer and Seller within five
     (5) days of termination of the ten-day period provided for in the preceding clause (iv) (the "Accounting Arbitrator"). If Buyer and Seller are unable to agree upon the designation of such an accounting firm within such 5-day period, either party thereafter may request that the Bankruptcy Court make such designation. The determination of the Accounting Arbitrator with respect to the Purchase Price Adjustment Amount shall in all respects be final, binding and conclusive on the parties hereto (and shall be deemed to have been "finally determined" as set forth in such Accounting Arbitrator's written report). The fees and expenses of the Accounting Arbitrator relating to such determination, if any, shall be allocated between Buyer and Seller in such manner as the Accounting Arbitrator in the exercise of its discretion determines, taking into account the nature and extent of the dispute, the relative merits of the respective positions asserted by Buyer and Seller, and the principle that such fees should be imposed disproportionately (up to and including entirely) upon the party which does not prevail. In addition, the prevailing party shall recover its reasonable costs and fees (including the fees of lawyers, accountants or other consultants or experts) incurred in connection with the proceedings before the Accounting Arbitrator (but not such fees, if any, incurred in connection with proceedings prior to the selection of the Accounting Arbitrator), in an amount determined by the Accounting Arbitrator. For purposes of the foregoing sentence, the Accounting Arbitrator shall determine in the exercise of its discretion which party prevails and to what extent, based on the principles set forth above.

     (e) Promptly after all of the items necessary to determine the Purchase Price Adjustment Amount have been "finally determined" in accordance with the foregoing clause (d):

          (i) If the actual Cash Purchase Price, as determined using the final Purchase Price Adjustment Amount, is less than the Cash Purchase Price as determined on the Closing Date, the amount of such difference shall be paid to Buyer out of the Holdback, if any remains (and if the Holdback (if any) is less than the amount of such difference, the remaining amount shall be paid to Buyer by Seller by wire transfer of immediately available funds within three business days after such determination is made). Furthermore, any costs or fees that are determined by the Accounting Arbitrator to be payable to Buyer by Seller shall be paid to Buyer from the Holdback, if any (if sufficient amounts remain in the Holdback after the payment, if any, pursuant to the preceding sentence) or by Seller by wire transfer of immediately available funds within three business days after such determination is made (if sufficient amounts do not remain in the Holdback after the payment, if any, pursuant to the preceding sentence). Any portion of the Holdback that remains after the payment provided for in this clause
     (i) shall be released to Seller;

          (ii) If the actual Cash Purchase Price, as determined using the final Purchase Price Adjustment Amount, is more than the Cash Purchase Price as determined on the Closing Date, the amount of such difference shall be paid by Buyer to Seller by wire transfer of immediately available funds within three business days after such determination is made (provided, that any such payment shall be net of any costs or fees that are determined by the Accounting Arbitrator to be payable to Buyer by Seller, but shall include any costs or fees that are determined by the Accounting Arbitrator to be payable to Seller by Buyer), and the Holdback, if any, shall be released to Seller; and

          (iii) Interest accrued on the Holdback shall be paid pro rata with the distribution of the Holdback.

     (f) At Closing, Buyer shall execute and deliver to Seller the Seller Note and the other Seller Security Documents.

     (g) At Closing, Buyer shall deliver to Seller, for the benefit of Mountain West Bank, the current secured lender with a deed of trust on the Ronan Facility, the Plant Note and the Plant Note Intercreditor Agreement, together with a deed of trust in form suitable for recordation in the real property records, providing Mountain West Bank a first priority Lien in the Ronan Facility (without regard to Liens in existence immediately before the effectiveness of the Bankruptcy Court Approval Order).

     (h) At Closing, Buyer shall execute and deliver to Seller the Participating Subordinated Seller Note.

4.   The Closing Date; Deliveries at the Closing

     (a) The closing of the sale and purchase of the Assets (the "Closing") will take place at the offices of Perkins Coie, 1201 Third Avenue, Seattle, Washington, or such other place as the parties shall agree, at 10:00 a.m., Pacific Standard Time, on the Target Closing Date or a mutually agreeable later date on or prior to the Outside Closing Date; provided, that all conditions precedent to the obligation of the parties to effect the transactions contemplated hereby set forth in Sections 10 and 11 hereof (the date of the Closing being hereinafter referred to as the "Closing Date") have been satisfied or waived in accordance with this Agreement.

     (b) At the Closing, Seller will execute and deliver to Buyer the following:

          (i) one or more bills of sale in form and substance acceptable to Buyer and Seller, covering all personal property included within the Assets (the "Bill of Sale");

          (ii) one or more deeds in form and substance acceptable to Buyer and Seller, covering all Owned Real Property included within the Assets (the "Deeds");

          (iii) a certificate of non-foreign status in the form prescribed by United States Treasury Regulation Section 1.1445-2(b)(2)(iii) satisfactory in form and substance to Buyer (the "Certificate of Non-Foreign Status");

          (iv) an Assumption and Assignment Agreement in form and substance acceptable to Buyer and Seller (the "Assignment and Assumption Agreement"), evidencing the assumption by Buyer of all Assumed Contracts;

          (v)  assignment   agreements  providing  for  the  assignment  of  the
     Intellectual Property to Buyer, in form and substance acceptable to Buyer and Seller; and

          (vi) any other transaction documents or instruments listed in Section 11 hereof or otherwise required hereunder or reasonably requested by Buyer to evidence or otherwise in connection with the transfer to Buyer of the Business or the Assets and the assumption by Buyer of the Assumed Obligations.

     (c) At the Closing, Buyer shall execute (as appropriate) and deliver to Seller the following:

          (i) the Cash Purchase Price as determined based on the estimated Purchase Price Adjustment Amount as mutually agreed to pursuant to Section 3(c); provided, that there shall be credited towards the Cash Purchase Price (A) the Deposit and all interest accrued thereon as of the Closing Date, of which (x) the Holdback in the amount of $2,000,000 shall be retained by the escrow agent holding such amounts as of the Closing Date and shall be payable to Buyer or Seller or both of them, as the case may be, only in accordance with Sections 3(d)-(e), and (y) the balance shall be paid to Seller, and (B) the amount of the Buyer Insurance Proceeds, which shall be retained by Seller and shall be deemed to have been transferred by Seller to Buyer (as a part of the Assets) and paid by Buyer to Seller on account of the Cash Purchase Price;

          (ii) the Seller Note and the other Seller Note Documents;

          (iii) the Plant Note and the Plant Note Intercreditor Agreement;

          (iv) the Participating Subordinated Seller Note;

          (v) the Assignment and Assumption Agreement; and

          (vi) any other transaction documents or instruments listed in Section 10 hereof or otherwise required hereunder or reasonably requested by Seller to evidence or otherwise in connection with the transfer to Buyer of the Business and the Assets and the assumption by Buyer of the Assumed Obligations.

     (d) Legal title, equitable title and risk of loss with respect to the Assets will not pass to Buyer until such Assets are transferred at the Closing pursuant to the transaction documents required hereunder.

5.   Representations and Warranties of Seller

     Seller represents and warrants to Buyer and agrees as follows, subject only to the exceptions described in the Disclosure Schedule delivered on or before the Document Delivery Deadline:

     (a) Title to Assets. Subject to entry of the Bankruptcy Court Approval Order, Seller has full right and authority to transfer and deliver all of the Assets to Buyer as contemplated hereby, and upon consummation of the transactions contemplated hereby, Seller will have transferred to Buyer good, valid and marketable title to the Assets, free and clear of all Liens (other than the Permitted Post-Closing Encumbrances).

     (b) Due Incorporation; Authority Concerning this Agreement. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Montana, and has the requisite corporate power and authority to carry on the Business as presently conducted and to own, lease and operate the Assets. Seller has no direct or indirect subsidiaries and owns no capital stock or securities of, or other equity interests in, any corporation, partnership, limited liability company, joint venture, association or other business entity, in all cases without regard to any of the Excluded Assets described in Section 1(b)(ii). Seller (i) is not engaged in any joint venture or partnership with any other Person, (ii) is not an Affiliate of any other Person and (iii) has not been known as or used any corporate, fictitious, or trade names. Seller is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it in connection with the Business or the nature of its operations in such jurisdiction makes such qualification necessary, except where the failure to do so could not have a Material Adverse Effect. Subject to entry of the Bankruptcy Court Approval Order, Seller has the requisite corporate power and authority to execute and deliver this Agreement and the other transaction documents to which it is or at Closing will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to (i) approval by the Bankruptcy Court, and (ii) principles of equity.

     (c) Real and Personal Property; Leases.

          (i) All real property owned by Seller is listed and described in Exhibit A, and all real property leased by Seller is listed and described in Exhibits B-1 and B-2 (such items listed in Exhibits B-1 and B-2, the "Real Property Leases"). All improvements, structures and fixtures on the Owned Real Property or subject to the Assumed Real Property Leases are in satisfactory condition and satisfactory repair, subject only to normal wear and tear. All improvements, structures and fixtures on the Owned Real Property or subject to the Assumed Real Property Leases comply with all applicable ordinances, regulations, and zoning or other laws except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, Seller has received no written communications from any governmental authority regarding any pending or threatened change of any such ordinance, regulation, or zoning or other law affecting any such owned or leased property, and there is no pending or, to the knowledge of Seller, threatened condemnation of any such property. All deeds, existing title insurance policies and surveys pertaining to the Real Property are listed and described on Exhibit A and true and correct copies thereof and legal descriptions for each parcel of Owned Real Property have been delivered to Buyer (or shall be delivered to Buyer on or before the Document Delivery Deadline).

          (ii) All Tangible Personal Property owned or leased by Seller are included within the Assets or Excluded Assets or subject to the Assumed Personal Property Leases. A complete and correct list of all items of the Tangible Personal Property, and (as to all machinery and equipment) the locations thereof (including any third party locations), is set forth in the Disclosure Schedule. All machinery and equipment included within the Assets is owned by Seller. True and correct copies of all Assumed Personal Property Leases have previously been furnished to Buyer (or shall be delivered to Buyer on or before the Document Delivery Deadline). The Disclosure Schedule identifies each Assumed Personal Property Lease and specifies the termination or expiration date thereof. All machinery and equipment included in the Assets and currently used or reasonably expected to be used in the Business (I) conform to all applicable ordinances, regulations, and zoning or other laws, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect and (II) are in satisfactory operating condition and satisfactory repair, subject only to normal wear and tear.

          (iii) The Disclosure Schedule sets forth, as to each Real Property Lease, the street address and legal description of each property covered thereby and the termination or expiration date thereof. True and correct copies of the Real Property Leases have previously been furnished to Buyer (or shall be delivered to Buyer on or before the Document Delivery Deadline). The Assumed Real Property Leases and all guaranties with respect thereto are in full force and effect and have not been amended in writing or otherwise. Seller has not received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment under the Assumed Real Property Leases.

          (iv) No event, occurrence, condition or act exists which, with the giving of notice, the lapse of time or both, would constitute a default by Seller or, to Seller's knowledge, any other party under any Assumed Real Property Lease. Subject to the provisions of Section 8(j) hereof, no Assumed Real Property Lease and no Assumed Personal Property Lease is subject to termination or modification as a result of the transactions contemplated hereby.

     (d) Financial Statements. Seller has previously delivered to Buyer (1) the audited financial statements of Seller as of December 31, 2000, (2) the unaudited balance sheet (the "Most Recent Balance Sheet") of Seller as of August

31, 2001 (the "Most Recent Fiscal Month End"), and (3) the unaudited statements of operations and cash flows for the period from January 1, 2001, through August 31, 2001 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated thereon and present fairly the financial position of Seller at the dates indicated and the results of operations for the periods indicated (other than the omission of certain footnotes which might be required and subject, as to the items referenced in clauses (2) and (3) above, to normal year-end adjustments). The Financial Statements include all adjustments necessary to present fairly the financial position and results of operations for the periods indicated. Seller has also delivered to Buyer copies of all letters from Seller's auditors to Seller's board of directors or the audit committee thereof during the 12 months preceding the execution of this Agreement, together with copies of all responses thereto (or shall deliver all such items to Buyer on or before the Document Delivery Deadline).

     (e) Absence of Certain Changes or Events. Since August 31, 2001, Seller has operated the Business in the Ordinary Course of Business. Since August 31, 2001, there has not been:

          (i) any damage, destruction or casualty loss, whether covered by insurance or not, to all or any portion of the Assets;

          (ii) any increase in the rate or terms of compensation payable or to become payable to employees of the Business or Seller, except increases occurring in accordance with Seller's customary practices or in accordance with existing employment agreements, or any modification in employee benefits or any borrowing of money from Seller by any employee of Seller or the Business other than routine expense advances consistent with Seller's past practices;

          (iii) any entry into, modification, amendment, renewal, extension, rejection or termination of a contract or commitment of Seller other than in the Ordinary Course of Business;

          (iv) any waiver by the Business or Seller of any rights or claims having value, except rights or claims not in excess of $50,000 in the aggregate or which are waived in the Ordinary Course of Business;

          (v) any violation of, or non-compliance with respect to, any law, ordinance, rule, regulation, order, judgment, injunction or decree applicable to the Business or Seller, including operations of Seller as a debtor-in-possession under the Bankruptcy Code, the effect of which could have a Material Adverse Effect;

          (vi) any failure to collect the accounts receivable or to pay the accounts payable and other current liabilities of the Business or Seller in any manner other than in the Ordinary Course of Business;

          (vii) any creation or assumption of a Lien upon the Business or any of the Assets, except Permitted Pre-Closing Encumbrances;

          (viii) any sale, assignment, lease, transfer or other disposition (or the execution of any contract or commitment relating to any proposed sale, assignment, lease, transfer or disposition) of any Asset, other than (x) sales of Inventory in the Ordinary Course of Business or (y) other dispositions in an amount not to exceed $10,000 for any single disposition or $50,000 in the aggregate for all such dispositions;

          (ix) any change by the Business or Seller in accounting or bookkeeping methods, principles or practices, except as required by GAAP;

          (x) any borrowing of money, including any increase or extension of purchase money credit by the Business or Seller, or any increase in the liabilities of the Business or Seller from those reflected in the Financial Statements, other than (A) under the Existing DIP Financing Agreement, and
     (B) current liabilities incurred in the Ordinary Course of Business;

          (xi) any transaction by the Business or Seller other than in the Ordinary Course of Business involving in a single transaction total payments, expenditures or liabilities of more than $50,000; or

          (xii) any indication by any customer or supplier of an intention to discontinue or change (in a manner adverse to Seller) the terms of its relationship with Seller.

     (f) Contracts. Taken together, the Assumed Contracts and the Rejected Contracts include all of the Contracts of the Business or Seller. For purposes of this Agreement, "Contract" means any unexpired written or oral agreement, license, lease, permit, arrangement, commitment, understanding or contract, to which the Business or Seller is a party or is bound, including any license or other permission regarding the use of any item of the Intellectual Property (whether as licensor or licensee). Without limiting the foregoing, "Contract" includes any contract or similar agreement under which a third party is manufacturing any machinery or equipment for Seller (each, a "Custom Equipment Contract"). Seller has provided true and complete copies of all written
Contracts to Buyer (or shall provide such copies to Buyer on or before the Document Delivery Deadline). Subject to the provisions of Section 8(j) hereof and subject to Bankruptcy Court approval of assumption of such Contracts, (i) all Assumed Contracts are in full force and effect and are legally binding and enforceable by and against the parties thereto, subject to the possibility that enforceability may be limited by principles of equity, (ii) Seller is not in violation thereof, (iii) to the knowledge of Seller, no party thereto (other than Seller) is in violation thereof, and (iv) no condition, event or act is existing or has occurred that (with or without the lapse of time or the giving of notice, or both) would result in a default thereunder. The Disclosure Schedule sets forth, as to each Custom Equipment Contract, the identity of the non-Seller parties thereto, a description of the equipment or machinery that is the subject thereof, the date thereof, the total purchase price thereunder (and any other relevant pricing information), the dates and amounts of any progress payments with respect thereto that have been made by Seller, and the anticipated completion date and delivery date of the relevant equipment.

     (g) Accounts Receivable. All Accounts Receivable (i) represent valid obligations arising from sales actually made or services actually performed by Seller in the ordinary course of its business, (ii) have arisen in the Ordinary Course of Business, (iii) reflect only extensions of credit consistent with Seller's past practices, and (iv) together with the allowance for doubtful accounts, have been reflected in the Financial Statements in accordance with GAAP. The allowance for doubtful accounts set forth in the Financial Statements is fully adequate to cover any losses anticipated on such receivables and is calculated consistent with Seller's past practices. There are no contests, claims, defenses or rights of setoff with respects to any Account Receivable, other than (x) returns in the Ordinary Course of Business of Seller and (y) those items that are covered by reserves that are reflected in the Financial Statements.

     (h) Inventory. The Inventory as reflected in the Financial Statements has been valued at the lower of cost and market in accordance with GAAP and consistent with Seller's Ordinary Course of Business. All Inventory consists of a quality and quantity usable and, with respect to finished goods, saleable in the Ordinary Course of Business, except with respect to obsolete items of Inventory, all of which have been written down or written off in the Financial Statements and for which Seller has made allowances required by GAAP in the Financial Statements for obsolescence and similar matters. Seller is not in possession of any Inventory not owned by Seller, including goods already sold. Except for obsolete items, the quantities of each item of Inventories (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Seller.

     (i) Intellectual Property.

          (i) Seller owns or has the right to use pursuant to a valid and enforceable written or online license agreement all Intellectual Property that is material and currently used in the operation of the Business as currently conducted and that is necessary for the operation of the Business as currently conducted. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing and material to Seller's operation of the Business will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing.

          (ii) Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any copyright, trade secret, U.S. Patent, or U.S. trademark or to Seller's knowledge, any foreign patent or trademark rights of third parties material to Seller's operation of the Business, and Seller has never received any complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any copyright, trade secret, patent or trademark rights of or claimed by any third party (other than complaints, claims, demands or notices asserted in connection with the Kouvato Litigation). To Seller's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller material to Seller's operation of the Business.

          (iii) The Disclosure Schedule identifies (a) each U.S. and foreign registration of any patent, trademark, copyright or other item of its Intellectual Property material to Seller's operation of the Business that has been issued to or is owned by Seller, or by inventors on behalf of Seller, (b) each pending U.S. and foreign application which Seller has made for registration of any patent, trademark, copyright or other item of its Intellectual Property material to Seller's operation of the Business, and
     (c) each license, agreement or other permission which Seller has granted to any third party with respect to any of its Intellectual Property material to Seller's operation of the Business; provided, that nothing in this subparagraph will be construed to require Seller to apply for, or have applied for, rights in Intellectual Property for which no such application is necessary. Seller has delivered to Buyer correct and complete originals or copies of all such registrations, applications, licenses, agreements and permissions as amended to date (or shall deliver such items to Buyer on or before the Document Delivery Deadline). To the actual knowledge of Seller, there has not been any act or failure to act by Seller or any of its directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intellectual Property material to Seller's operation of the Business or of any other fact which could render invalid or unenforceable, or negate the right to issuance of, any of the Intellectual Property material to Seller's operation of the Business. The Disclosure Schedule also identifies each unregistered trademark, service mark, trade name, ------------------- corporate name, and Internet domain name, computer software item (other than commercially available off-the-shelf standard software purchased or licensed by Seller for less than a total cost of $10,000 in the aggregate) and each material unregistered copyright used by Seller in connection with the Business. With respect to each item of Intellectual Property required to be so identified:

     (A) Seller owns and possesses all right, title and interest in and to the item free of any license (except for licenses to Seller of Intellectual Property identified on the Disclosure Schedule), or other material restrictions regarding use or disclosure that are not set forth in agreements restricting disclosure or use furnished to Buyer;

     (B) The item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

     (C) No action, suit, proceeding, hearing, investigation, charge, complaint, claim has been commenced and of which notice has been served or received by Seller or, to Seller's knowledge, is threatened which challenges the legality, validity, enforceability, use or ownership of the item as used by Seller in the Business, and to the knowledge of Seller, there are no grounds for the same.

     (D) Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

     (E) No loss or expiration of the item is threatened, pending or reasonably foreseeable by Seller (except for patent, trademark and copyright registrations expiring at the end of their statutory terms (and not as a result of any act or omission of Seller or its agents, including but not limited to a failure to make any required post-registration filing or pay any required maintenance fees)).

          (iv) The Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Seller uses in the Business that is material to Seller's operation of the Business. All such usage is pursuant to valid and enforceable written or online license agreements, all of which are identified (by name, date, parties and subject matter) in the Disclosure Schedule (other than commercially available off-the-shelf standard software purchase or licensed by Seller for less than a total cost of $10,000 in the aggregate. Seller has delivered, or will deliver prior to the Document Delivery Deadline, to Buyer true and complete copies of all such license agreements as amended to date. With respect to each item of Intellectual Property required to be so identified:

               (A) Subject to the provisions of Section 8(j) hereof and subject to Bankruptcy Court approval of assumption thereof, the license agreement covering the item is legal, valid, binding, enforceable and in full force and effect;

               (B) Seller is not in breach or default and, to Seller's knowledge, no other party to a license agreement with Seller is in breach or default, and, to Seller's knowledge, no event has occurred which with the giving of notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under such agreement;

               (C) The underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and

               (D) No action, suit, proceeding, hearing, investigation, charge, complaint, claim has been commenced against Seller for which notice has been served on or received by Seller or, to Seller's knowledge, is threatened which challenges the legality, validity, enforceability, use or ownership of the underlying item of Intellectual Property as used by Seller in the Business, and, to the knowledge of Seller, there are no grounds for the same.

          (v) Seller has taken all commercially practicable steps to maintain and protect all of its Intellectual Property and will continue to maintain and protect all of the Intellectual Property prior to closing so as not to adversely affect the validity or enforceability thereof. Without limiting the foregoing, in the case of Intellectual Property that consists of trade secrets or confidential information, Seller has adopted and enforced reasonable and adequate measures to safeguard such information from disclosure. To Seller's knowledge, the owners of the Intellectual Property licensed to Seller have taken all necessary and desirable steps to maintain and protect the Intellectual Property covered by such license.

          (vi) None of Seller's officers, directors or employees, including but not limited to Mathew Jore, or the Affiliates of any of the foregoing, own or have any direct or indirect rights or interest in or to any of the patents, inventions, copyrights or other Intellectual Property used by Seller in the Business, including a right to a residual, royalty or other payment. Any and all right or interest which any such individual or Affiliate may have had (whether arising by operation of law or otherwise) by reason of such Person having been the inventor or creator of any work, idea, invention or other item of Intellectual Property either (A) arose in the course of that Person's employment activities while an employee of Seller as to which Seller owned all right, title and interest in the item from inception as "work for hire" or by virtue of the "shop right" doctrine, or (B) has been unconditionally and irrevocably assigned to Seller by a written instrument of assignment identified in the Disclosure Schedule, a copy of which has been provided to Buyer. -------------------

          (vii) Without limiting the generality of the foregoing, Seller specifically represents and warrants that, notwithstanding claims made in the Kouvato Litigation, Seller has the right and ability to manufacture, market and sell the hexagonal shank drill bits which are the subject of such litigation, without infringing on Kouvato's rights or entitling Kouvato to any royalties or other payments or other restrictions or requirements as a result of such manufacture, marketing, or sale.

     (j) Taxes.

          (i) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No director or officer (or employee responsible for Tax matters) of Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which the Seller has knowledge. The Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered, or will deliver prior to the Document Delivery Deadline, to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller for taxable periods ended on or after December 31, 1997.

          (iv) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The unpaid Taxes of the Seller (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (exclusive of any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent

     Balance Sheet (rather than in any notes to such Balance Sheet) and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

          (vi) None of the Assumed Obligations is an obligation to make a payment that will not be deductible under Codess.280G. The Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Codess.6662. The Seller is not a party to any Tax allocation or sharing agreement. The Seller has not (A) been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Buyer) or (B) has any Liability for the Taxes of any Person under Treasury Regulationss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vii)  Seller is not a "foreign  person"  within  the  meaning of Code
     Section 1445.

     (k) Litigation. There are no legal, administrative, arbitration, grievance or other proceedings, or governmental investigations pending or, to the knowledge of Seller, threatened, against Seller or the Assets. To the knowledge of Seller, no event has occurred and no circumstance exists that is reasonably likely to give rise to or serve as a basis for a legal, administrative, arbitration, grievance or other proceeding.

(l)  Employee Plans; ERISA.

          (i) The Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains, to which the Seller contributes or has any obligation to contribute, or with respect to which the Seller has any material Liability or potential material Liability.

               (A) For each such Employee Benefit Plan, to the extent applicable to each such Employee Benefit Plan, Seller has delivered, or will deliver prior to the Document Delivery Deadline, true and complete copies of the following documents:

                    (1) the  documents  embodying  the Employee  Benefit  Plans, including, but not limited to, the plan documents, all amendments to such documents, summary plan descriptions, summaries of material modifications, the related trust or funding agreements, investment management agreements, administrative service contracts, insurance contracts, union or trade agreements and employee handbooks, and, in the case of any Employee Benefit
               Plans for which there are no such documents, detailed written summaries of the terms of such Employee Benefit Plans;

                    (2) annual  reports,  including Forms 5500 and all schedules to such Forms for the last three years;

                    (3) financial statements for the last three years;

                    (4) each communication  (other than routine  communications)
               received by Seller from or furnished by Seller to the IRS, DOL, PBGC or other governmental authorities, within the last three years, including the most recent IRS determination letter; and

                    (5) reports  prepared in  accordance  with the  Statement of
               Financial Accounting Standards Boards No. 106 relating to Retiree Health Obligations.

               (B) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan in all material respects and complies in form and in operation in all material respects with the applicable requirements, if any, of ERISA, the Code, and other applicable laws.

               (C) [INTENTIONALLY OMITTED.]

               (D) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee
          Welfare Benefit Plan. Seller has performed all material obligations required to be performed by it under each Employee Benefit Plan, is not in default under or in violation of any of the Employee Benefit Plans, is in compliance with the terms of each of the Employee Benefit Plans, and is in compliance with the requirements prescribed by all statutes, orders or governmental rules or regulations applicable to the Employee Benefit Plans, including, but not limited to, ERISA and the Code.

               (E) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination letter from the IRS that such Employee Benefit Plan is so qualified, and, to the knowledge of Seller, nothing has occurred before or after the date of such determination letter that could adversely affect the qualified status of any such Employee Benefit Plan.

               (F) The Seller does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), (a) any multiemployer plan as defined in ERISA Section 3(37) of 4001(a)(3) or Code Section 414(f), (b) any multiple employer plan within the meaning of ERISA Section 4063 or 4064 or Code Section 413(c), or (c) any Employee Benefit Plan, fund, program, contract or arrangement that is subject to Code Section 412, ERISA Section 302 or Title IV of ERISA.

               (G) The Seller does not have, and never has had, an ERISA Affiliate.

          (ii) With respect to each Employee Benefit Plan that the Seller maintains, to which it contributes, ever has contributed or has any obligation to contribute, or with respect to which it has any Liability or potential Liability:

               (A) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of Seller, threatened. Seller does not have knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

               (B) The Seller has not incurred, and none of the directors and officers (and employees with responsibility for employee benefits matters) of the Seller has any reason to expect that Seller will incur any Liability under the Code with respect to any such Employee Benefit

          Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (iii) The Seller does not maintain, contribute to or have an obligation to contribute to, or have any Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

     (m) Consents and Approvals; No Violation. Other than approval of the Bankruptcy Court, there is no requirement applicable to the Business or Seller to make any filing with, or to obtain any permit, authorization, license, consent or approval of, any governmental or regulatory authority or any other Person as a condition to the lawful consummation of the sale of the Assets to, or assignment of the Assumed Obligations to and the assumption thereof by, Buyer pursuant to this Agreement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Seller and consummation by Seller of its obligations hereunder and under the other transaction documents to which it is or at Closing will be a party will not: (A) conflict with or result in any breach of any provision of the Articles of Incorporation, or other charter documents, or By-Laws of Seller or any resolution adopted by the board of directors or the shareholders of Seller; (B) result in a default by Seller or give rise to any right of termination, cancellation or acceleration against Seller under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, commitment, lease, or other instrument or obligation to which the Business or Seller is a party or by which Seller or any of the Assets may be bound, except for such defaults or rights of termination, cancellation or acceleration against Seller as to which requisite waivers or consents in form and substance acceptable to Buyer have been obtained or will be obtained on or prior to the Closing Date and of which copies thereof have been or will be furnished to Buyer prior to the Closing; (C) violate any order, writ, judgment, injunction or decree applicable to the Business, Seller or the Assets; or (D) result in the creation of any Lien upon any of the Assets other than Permitted Pre-Closing Encumbrances.

     (n) Licenses, Permits and Authorizations. A complete and correct list of the Permits is set forth in the Disclosure Schedule. (i) The Permits include all such licenses (other than licenses of Intellectual Property), permits and authorizations (other than authorizations to use Intellectual Property) which are required for the conduct and operations of the Business as presently conducted in any jurisdiction; (ii) all such Permits are transferable to Buyer,
(iii) such Permits are not subject to any restrictions or conditions that would limit the conduct or operations of the Business as presently conducted; (iv) there are no applications by the Business or Seller for any licenses, permits or authorizations before any governmental authorities; and (v) there are no complaints by other Persons pending or threatened as of the date hereof before any governmental agency (other than Claims filed in the Bankruptcy Court set forth in the Disclosure Schedule) relating to any of the Permits.

     (o) Insurance. The Disclosure Schedule lists all insurance policies (showing as to each policy the carrier and policy number and general description of the type of coverage provided) maintained by Seller with respect to the Business or the Assets. All of such insurance policies are in full force and effect. Seller has not received any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder. Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Seller.

     (p) Impairment of Value of Assets. Except for endorsements made in the Ordinary Course of Business in connection with the deposit of items for collection, neither the Business, Seller nor any of the Assets is or at the

Closing will be, directly or indirectly, (i) liable, by guarantee or otherwise, upon or with respect to, (ii) obligated by discount or repurchase agreement or in any other way to provide funds with respect to, or (iii) obligated to guarantee or assume, any debt, dividend or other obligation of any Person (including any Affiliate of Seller).

     (q) Corporate and Personnel Data: Independent Contractors: Labor Relations.

          (i) Seller has provided to Buyer access to Seller's records and other information in the possession of Seller with regard to Seller's corporate officers, directors, employees, consultants and independent contractors, and the compensation and other terms of employment or retention of such Persons; and such information is accurate and does not omit facts necessary to make the information disclosed not misleading. The Disclosure Schedule sets forth (A) a complete and correct list of all existing written employment agreements (and amendments and modifications thereof and supplements thereto) to which Seller is a party or by which Seller's assets are bound, true and complete copies of which have been delivered or will be delivered by Seller to Buyer on or before the Document Delivery Deadline, and (B) a complete and correct list of the following information for each employee and service representative of Seller (including each employee on leave of absence or layoff status): employee name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan or any other employee benefit plan.

          (ii) (A) Seller is in compliance with all applicable and controlling laws and regulations relating to the employment of labor and employment practices, including those related to terms and conditions of employment, wages, hours, collective bargaining, discrimination, occupational safety and health, and the payment of Social Security or similar taxes except where noncompliance could not have a Material Adverse Effect; (B) Seller is not engaged in any unfair labor practice; (C) there are no unfair labor practice claims or charges pending or to Seller's knowledge, threatened involving or affecting Seller; (D) Seller is not a party to any collective bargaining agreement or bound by any other agreement with a labor union;
     (E) there are no proceedings pending for certification or representation before the National Labor Relations Board nor, to the knowledge of Seller, has there been any attempt to organize the employees of Seller into a collective bargaining unit; (F) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against or involving Seller; (G) no grievance is pending and, to the knowledge of Seller, no claim therefor exists; and (H) Seller has not engaged in any reduction of its work force which triggers any reporting or filing requirement with any governmental agency or office.

     (r) Compliance with Laws. Seller has conducted the Business, and the Assets have been held and used, in compliance with all applicable and controlling laws and regulations and all orders of any governmental authority having jurisdiction over it except where noncompliance could not have a Material Adverse Effect. To Seller's knowledge, Seller has not received any complaint or notice from any governmental authority since January 1, 2000, (i) alleging that it has violated any law, ordinance, regulation or order, and, to the knowledge of Seller, no such complaint or notice is threatened or (ii) regarding any actual, alleged, possible or potential obligations on the part of Seller to undertake or to bear all or any portion of the cost of any remedial action of any nature.

     (s) Environmental Matters.

          (i) The Seller and its predecessors and Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, the Seller and its Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its Business; a list of all such permits, licenses and other authorizations is set forth in the Disclosure Schedule

          (iii) Neither the Seller, nor its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (iv) None of the following exists at any property or facility owned or operated by the Seller or its predecessors or Affiliates: (1) underground storage tanks, (2) asbestos-containing material in any form or condition,
     (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

          (v) None of the Seller, or its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

          (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (vii) Neither the Seller, nor any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Seller, or any of its predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     (t) Transactions with Affiliated Parties. There is not now in effect, and since the Petition Date, there have not been, any contracts, agreements, licenses, leases, arrangements, or other transactions between Seller, on the one hand, and any of Seller's officers, directors, or employees or the Affiliates of any of them, on the other hand, with respect to the Intellectual Property or other Assets and/or the Business and operations of the Business (other than payment in the Ordinary Course of Business of amounts owing to any such parties in their capacity as employees or independent contractors of the Seller). Without limiting the foregoing, none of Seller's officers, directors, or employees, or the Affiliates of Seller or its officers, directors or employees, own or have an interest in any equipment or other property, real or personal, tangible or intangible, including, but without limitation, any item of Intellectual Property and any form of computer or telecommunications equipment, which is now used or since the Petition Date has been used in connection with or pertaining to the Business or operation of the Business. No officer, director, or employee of Seller, or the Affiliates of Seller or its officers, directors or employees, has any ownership interest, directly or indirectly, in any supplier or customer, sales representative or distributor of Seller with respect to the Business and operations of the Business or any other entity which conducts business or has any contractual relationship with Seller. None of the Assumed Obligations includes any Liability or obligation to any Affiliate of Seller other than liabilities or obligations which arose in the Ordinary Course of Business on an arm's length basis.

     (u) Certain Fees. Neither Seller nor any of Seller's officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, which Buyer would be required to pay in any circumstance.

     (v) Accuracy of Information Furnished.

          (i) No statement contained in this Agreement or any Exhibit or Schedule furnished by or on behalf of Seller, and no officer's certificate of Seller delivered in connection herewith, is or when given will be inaccurate in any respect.

          (ii) The Bankruptcy Court, before it issues the Bankruptcy Court Approval Order, will have been accurately informed by Seller of all material facts relating to this Agreement and the transactions contemplated hereby, notice of this transaction and of the request for Bankruptcy Court approval hereof will have been properly given to all parties entitled to such notice (including all Persons having Liens on any of the Assets), save and except for immaterial omissions (other than with respect to Persons having Liens on any of the Assets) inherent in large scale service, and, to the knowledge of Seller, there will be no reasonable basis for the Bankruptcy Court Approval Order to be lawfully challenged or dissolved by reason of Seller's failure to so inform the Bankruptcy Court or give proper notice.

     (w) Sufficiency of Assets. The Assets (i) constitute all of the assets, tangible and intangible, necessary to operate the Business in the manner presently operated by Seller and (ii) include all of the operating assets of Seller.

     (x) Product Warranty. Each product manufactured, sold, leased, or delivered by the Seller has been in conformity with all applicable contractual commitments and all express warranties, and the Seller does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair of such products or other damages in connection with such products. No product manufactured, sold, leased, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease or terms imposed by law in the relevant jurisdiction where sold or used. The Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Seller (containing applicable guaranty, warranty, and indemnity provisions).

     (y) Product Liability. To Seller's knowledge, Seller does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

Seller shall not be deemed to have made any representation or warranty other than as expressly set forth in this Agreement. Without limiting the generality of the foregoing, and notwithstanding any representation made with respect to Seller or the Business in any other document (including in any materials or projections prepared by Glass & Associates), Seller does not make any representation or warranty to Buyer with respect to any projections, estimates or budgets delivered or made available to Buyer of future revenues, expenses, expenditures or results of operations of the Business.

6.   Representations and Warranties of Buyer.

     Buyer represents and warrants to Seller as follows:

     (a) Due Incorporation. Buyer is, and at Closing Buyer will be, a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has, and at Closing Buyer will have, the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of Buyer.

     (b) Authority Concerning this Agreement. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the other transaction documents referred to herein to which it is or at Closing will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other transaction documents referred to herein to which Buyer is or at Closing will be a party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding agreement of Buyer and is enforceable in accordance with its terms, subject to the provisions of the HSR Act, and the possibility that enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights, and (B) principles of equity.

     (c) Consents and Approvals: No Violation. There is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, license, consent or approval of, any governmental or regulatory authority or any other Person as a condition to the lawful consummation of the purchase of the Assets to, or assumption of the Assumed Obligations by, Buyer pursuant to this Agreement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the other transaction documents referred to herein to which Buyer is or at Closing will be a party, and the performance by Buyer of its obligations hereunder and thereunder (assuming compliance with the HSR Act, if such compliance is required, and receipt of all required Bankruptcy Court approvals) will not in either case: (A) conflict with or result in any breach of any provision of the Certificate of Incorporation, or other charter documents, or By-Laws of Buyer;
(B) result in a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound, except for such defaults or rights of termination, cancellation or acceleration against Buyer that might not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Buyer, or as to which requisite waivers or consents have been obtained by Buyer or will be obtained prior to the Closing and of which copies thereof have been or will be furnished to Seller prior to Closing; or (C) violate any order, writ, injunction or decree applicable to Buyer.

     (d) Certain Fees. Neither Buyer nor any of its officers, directors or employees has employed any broker or finder or incurred any Liability or any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, in any case which Seller would be required to pay if this Agreement is terminated or abandoned.

Buyer shall not be deemed to have made any representation or warranty other than as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer does not make any representation or warranty to Seller with respect to any projections, estimates or budgets delivered or made available to Seller of future revenues, expenses, expenditures or results of operations of the Business.

     7.   Survival of Representations, Warranties and Covenants

     (a) Except as specifically set forth in this Section 7, each of the respective representations and warranties of the parties contained herein shall survive the Closing, but shall expire on the ninetieth (90th) day after the Closing Date.

     (b) The representations and warranties in Section 5(i)(vii) relating to the Kouvato Litigation shall survive until expiration of applicable statutes of limitations, but claims based on breach of such representations and warranties shall be limited to the extent set forth in Section 12 below.

     (c) Prompt notice of any matter that a party believes to involve a breach of a representation or warranty and an estimate of the dollar amount of the loss or potential loss which has resulted or may result from such breach shall be given to the party that committed the alleged breach. Buyer and Seller will consult promptly concerning the subject matter of any notice sent pursuant to this Section 7(c). To facilitate such a consultation, Buyer and Seller shall have access to all relevant non-privileged information and shall be entitled to participate in any nonprivileged meetings or discussions with third parties relating to such matter. Following such a consultation, the party that committed the alleged breach shall have the opportunity to correct the alleged breach (if such breach would be correctable) at its expense prior to any indemnity pursuant to Section 12 hereof.

     (d) The indemnification obligations of the parties under Section 12 shall survive the Closing and shall continue without time limit with respect to all claims that are timely made in accordance with the provisions of this Section 7.

     (e) All of the parties' covenants and agreements herein that are to be performed after the Closing Date (the "Post Closing Covenants") shall survive the Closing. Except as may otherwise be agreed by the parties in writing, covenants and agreements to be performed on or before the Closing Date do not survive the Closing Date (provided, that this provision shall not be deemed to limit the indemnification rights or obligations with respect to any such covenants as provided in Section 12(d)).

8.   Certain Covenants of the Parties

     (a) Conduct of Seller Prior to the Closing. During the period from the date hereof to the Closing Date, Seller will maintain its properties and assets in satisfactory operating condition and repair, and conduct the Business in the Ordinary Course of Business. Seller also will use best efforts to preserve its business relationships with its employees, suppliers, distributors, customers, landlords and others having business relationships with it. Without limiting the generality of the foregoing, except as set forth in the Disclosure Schedule or as otherwise expressly set forth in this Agreement (or as otherwise consented to by Buyer in writing), prior to the Closing Date Seller will:

          (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary or desirable in the normal conduct of the Business except to the extent contemplated by any transactions otherwise specifically permitted by this Agreement;

          (ii) not acquire any stock or other interest in, nor purchase any material assets of, any corporation, partnership, association or other business organization or entity or any division thereof nor agree to do any of the foregoing;

          (iii) not permit (A) any increase in the rate or terms of compensation payable or to become payable to employees of Seller, except increases occurring in accordance with customary practices the terms of which have been disclosed to and approved by Buyer in writing or in accordance with existing employment agreements, (B) any material modifications in any Employee Benefit Plan or other employee benefits (including severance benefits), or (C) any borrowing of money from Seller by any of its employees other than normal travel and entertainment advances incurred in a manner consistent with Seller's past practices;

          (iv) not enter into, modify, amend, renew, extend, reject or terminate, without the prior written consent of Buyer, any contract or commitment involving total payments or expenditures to any single Person of more than $50,000 on any single contract or commitment, or $250,000 in the aggregate, that is to be performed beyond March 31, 2002, other than purchases of materials entered into in the Ordinary Course of Business;

          (v) not waive any rights or claims having value, except rights or claims not in excess of $50,000 in the aggregate and waived in the Ordinary Course of Business;

          (vi) not violate any laws, ordinances, rules, orders, judgments, injunctions or decrees applicable to Seller, the Assets or the Business or to the conduct or operations of the Business except where such violation could not have a Material Adverse Effect;

          (vii) not fail to collect the accounts receivable or to pay the accounts payable and other current liabilities of Seller or the Business in any manner other than in the Ordinary Course of Business;

          (viii) except for Permitted Pre-Closing Encumbrances, not create or assume any Lien with respect to the Business or the Assets;

          (ix) not, except with the prior written consent of Buyer, sell, assign, lease, transfer, or otherwise dispose of, nor enter into any agreement for the sale, assignment, lease, transfer or disposition of, any of the Assets except (x) sales of Inventory in the Ordinary Course of Business or (y) other dispositions in an amount not to exceed $10,000 for any single disposition or $50,000 in the aggregate for all such dispositions;

          (x) maintain its books, accounts and records in the usual, ordinary and regular manner and not permit or effect any change by the Business or Seller in accounting or bookkeeping methods, principles or practices, except as required by GAAP;

          (xi) not incur any indebtedness or permit or effect any borrowing of money, including any increase or extension of purchase money credit, or permit any increase in its liabilities other than indebtedness incurred pursuant to the Existing DIP Financing Agreement as in effect on the date of this Agreement and current unsecured liabilities incurred (A) in the Ordinary Course of Business or (B) pursuant to existing Contracts or reflected in the Financial Statements;

          (xii) not (A) alter, amend or repeal any provision of its Articles of Incorporation, or other charter documents, or By-Laws, or (B) form or acquire any subsidiaries;

          (xiii) pay and discharge any and all postpetition Taxes imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, except to the extent that Seller is currently contesting, in good faith and by proper proceedings, the payment of such Taxes and Seller maintains appropriate reserves with respect thereto;

          (xiv) not settle any Tax claim against Seller or any litigation (net of applicable insurance proceeds) in excess of $50,000 individually or $250,000 in the aggregate, for which Buyer would be liable hereunder;

          (xv) not declare, set aside, make or pay any dividends or other distributions with respect to its capital stock, nor make any commitment or enter into any agreement of any character relating to redemption or purchase of its capital stock;

          (xvi) not authorize or make any capital expenditure if the aggregate of the amount of such capital expenditure, together with the amounts of all other capital expenditures since the date of this Agreement, shall exceed $50,000;

          (xvii) not enter into any transaction, other than arm's-length transactions in the Ordinary Course of Business, with any director, officer, parent, subsidiary or other Affiliate of Seller;

          (xviii) withhold and set aside on a current basis, in accordance with Seller's custom and practice or applicable law (including the guidelines of the United States Trustee), and pay in a timely manner when due (whether before or after the Closing) employment Taxes and other payroll-related obligations in respect of employees' services, except, after the Closing Date, to the extent included in the Assumed Obligations;

          (xix) pay applicable workers' compensation insurance and similar employment related premiums;

          (xx) continue in full force and effect the insurance coverage under the policies set forth in the Disclosure Schedule; and

          (xxi) not make any change in Seller's management personnel.

     (b) Access to Information. Between the date hereof and the Closing Date, Seller will: (i) allow Buyer and its Representatives and prospective lenders and their Representatives on Seller's premises and afford such parties full and free access during normal business hours to all information reasonably available concerning the day-to-day operations of Seller and any other information Buyer or its prospective lender may request; provided, that Buyer shall give Seller telephonic or written notice no less than 24 hours in advance of any site visits to Seller's facilities or proposed contacts with Seller's employees, customers or vendors, and Seller may, at its option, participate in any such visits; (ii) give Buyer, its prospective lender and their respective Representatives (including accountants, investment bankers, consultants and counsel) access during normal business hours to examine Seller's financial records and reports (including the work papers of Seller's independent certified public accountants), contracts, leases, properties, corporate records and any other materials relating to Seller's business, assets and liabilities which Buyer or its prospective lender shall request in order to complete its examination, and including in all cases any information relating to any environmental audits or reviews relating the Owned Real Property and the property that is subject to the Assumed Real Property Leases; (iii) cause Seller's officers, employees, agents and representatives to cooperate with such examination and to furnish Buyer with such information; and (iv) cooperate with Buyer in making key suppliers, vendors, and customers available for consultation. Buyer shall conduct such investigation in such a manner as not to interfere unreasonably with the Business.

     (c) Confidential Information.

          (i) Each of (x) Buyer and its Representatives and (y) Seller and its Representatives will hold in strict confidence all Confidential Information and will not disclose any Confidential Information to any other Person or use any Confidential Information for any purpose other than in connection with the consummation of the transactions contemplated hereby (including, as to Buyer, in connection with soliciting commitments to provide the Buyer Revolver Facility), without the prior written consent of the other party, unless required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of law. Each party will only disclose Confidential Information to those of its Representatives and (in the case of Buyer) the Representatives of its prospective lenders who are actively and directly participating in the evaluation of Seller or the Business or otherwise in connection with the transactions contemplated by this Agreement (including in connection with the Buyer Revolver Facility). In the event that any party or any party's Representatives is requested pursuant to, or required by, applicable law or by legal process to disclose any Confidential Information, such party will, or will cause its Representatives to, provide the other party with prompt written notice thereof. From and after the Closing Date, Buyer and its Representatives shall have no further obligations under this Section 8(c). If this Agreement is terminated, upon written demand by Seller to Buyer, Buyer and its Representatives will promptly deliver to Seller all documents (including all copies thereof) containing Confidential Information that were provided by Seller, and neither Buyer nor any of its Representatives shall retain any copies of any documents containing Confidential Information. In the event Buyer or any of its Representatives prepares any documents or other writings based on the materials contained in the Confidential Information, such documents or other writings shall be held in strict confidence by Buyer and, in the event this Agreement is terminated, upon the written demand of Seller, Buyer shall destroy all such documents or other writings (other than privileged documents) and such destruction shall be certified in writing to Seller by an authorized Person supervising such destruction. Notwithstanding the foregoing, Buyer acknowledges that Seller and its Representatives may disclose Confidential Information regarding Buyer to Seller's creditors and the Bankruptcy Court as requested or required by such parties in connection with the transactions contemplated by this Agreement.

          (ii) For purposes hereof, "Confidential Information" shall mean all nonpublic or otherwise confidential written information of any kind concerning (x) in the case of Seller, Seller, the Business, the Assets or the Assumed Obligations provided to Buyer by Seller, and (y) in the case of Buyer, information that is marked as confidential by Buyer and provided by Buyer to Seller, except (in either case under the preceding clauses
     (x)-(y)) information which (I) is or becomes generally available to the public other than as a result of the disclosure or other action of the other party or its Representatives, (II) was available to the other party or its Representatives on a nonconfidential basis prior to its disclosure to such party, or (III) has been independently acquired or developed by such party or its Representatives without violating any of their obligations under this Agreement.

     (d) Certain Business Records. For a period of five (5) years following the Closing Date, Buyer shall preserve all of the books and records relating to the Business transferred to Buyer hereunder and shall provide such access at reasonable times during normal business hours to such books and records as Seller may reasonably request (including to Seller's successors or assigns) and permit Seller (or its successors or assigns) to make copies thereof, at Seller's or its successors' or assigns' sole expense. Buyer shall also provide such information as Seller may reasonably request for purposes of financial accounting or preparing tax reports or returns or responding to audits thereof.

     (e) Required Consents. On or prior to the Closing Date, Buyer and Seller shall use their respective best efforts to obtain such permits, consents or approvals, if any, with respect to those Assumed Contracts requiring the consent or approval of any Person other than Seller or Buyer in order to assign such Assumed Contracts to Buyer or have such Assumed Contracts assigned without the consent of such third party by order of the Bankruptcy Court (any such Assumed Contract requiring the consent of third parties being hereinafter referred to as a "Restricted Contract"). If any such permit, consent or approval is not obtained prior to the Closing and Buyer does not waive such permit, consent or approval, then, at Buyer's option, (i) Buyer may terminate this Agreement without any further Liability to it under this Agreement or (ii) such Restricted Contract shall be excluded from the Assets and shall not be assigned to Buyer at the Closing; provided, that Seller and Buyer shall make further reasonable efforts subsequent to the Closing to obtain such consent or approval with respect to any such Restricted Contract which in Buyer's judgment is material to the business or operations of the Business.

     (f) Notice of Breach and Certain Other Events. Should Seller acquire knowledge after the date hereof of (i) any matter which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Buyer or (ii) the occurrence of any event or the failure of any event to occur that may result in any representation or warranty being rendered inaccurate or misleading or the failure to satisfy any condition specified in
Section 11 to the obligations of Buyer to consummate the transactions contemplated by this Agreement, Seller shall promptly notify Buyer thereof, in writing, in sufficient detail to permit a reasonable analysis thereof.

     (g) Benefit Plans. Except in the Ordinary Course of Business, or as required by law or the terms of any Employee Benefit Plan, from the date hereof until the Closing Date or the earlier termination of this Agreement, no award or grant under or contributions to Employee Benefit Plans shall be made without the consent of Buyer; it being understood, without limiting the generality of the foregoing that no options, warrants or other rights to acquire securities of Seller shall be granted by Seller. Except as otherwise permitted in this Agreement, no adoption of any Employee Benefit Plan, or material amendment to (other than revisions required to comply with the IRC or ERISA), or termination of, any of the Employee Benefit Plans shall be made or permitted to be made without the consent of Buyer.

     (h) [INTENTIONALLY OMITTED.]

     (i) Bankruptcy Court Approval. As soon as practicable after Buyer has made the Deposit, Seller shall make such filings, and provide proper notices thereof, in each case in form and substance satisfactory to Buyer, with the Bankruptcy Court as are necessary or appropriate to obtain the Bankruptcy Court Approval Order described in Section 10(b) hereof. In accordance with the terms of the Procedure Order, Buyer is the Person entitled to all of the protections provided in the Procedures Order. Buyer acknowledges that such notice will provide for the possibility of higher or better bids in accordance with the Procedures Order.

     (j) Executory Contracts; Unexpired Leases. As soon as practicable after execution of this Agreement, Seller shall file a motion to assume and assign to Buyer all of the Assumed Contracts (as listed in Exhibit B-1), and to reject all of the Rejected Contracts (as listed in Exhibit B-2); provided, that such motion shall allow for the written designation by Buyer (and prompt notice by Seller to the affected parties) of changes in either Exhibit B-1 or B-2 so long as such designation is received by Seller no later than the Assumption Cutoff Date; and provided, further, that Seller shall have the right to market, sell, assume, and assign any Rejected Contract(s) to third parties so long as such process does not result in any out of pocket expense to Buyer. Such assumption and rejection motion may be included within the sale approval motion described in the preceding clause (i). The costs, expenses and liabilities of such assumption or rejection, including any cure payments required as a condition to assumption, shall be borne by Seller, other than obligations arising from Buyer's performance under the Assumed Contracts following the Closing.

     (k) Representations, Covenants and Conditions; Further Assurances. Buyer and Seller will use their respective best efforts to take all action necessary to render accurate as of the Closing their respective representations and warranties contained herein, to refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

     (l) Transfer and Excise Taxes. Each of Seller and Buyer covenants and agrees that prior to, on and subsequent to the Closing Date it will take all action required with respect to any applicable excise and transfer Taxes, and Seller shall be responsible for the payment of such excise or transfer Taxes payable in connection with the purchase and sale of the Assets.

     (m) Estoppel Certificates. To the extent not provided for in the Bankruptcy Court Approval Order, Seller shall use reasonable efforts to obtain an estoppel certificate, in form and substance reasonably satisfactory to Buyer, from the lessor of each parcel of real property occupied by Seller pursuant to Assumed Real Property Leases, pursuant to which each lessor will confirm to Buyer (i) that the lease constitutes the sole understanding between such lessor and Seller and is in full force and effect; and (ii) that neither party to the lease is in default with respect to any provision thereof; provided that Seller's inability to obtain any such estoppel certificate shall not be a reason to delay or prevent Closing.

     (n) Certain Offers.

          (i) Buyer acknowledges that under the circumstances Seller and its representatives are subject to certain fiduciary obligations to maximize the value of the Seller's bankruptcy estate. Accordingly, Buyer acknowledges that Seller and its representatives may communicate and/or negotiate with other Persons concerning the potential sale of all or any portion of the Assets and the Business. Nothing in this paragraph shall affect the provisions of the Procedures Order.

          (ii) If Seller receives, directly or indirectly, through any retained professionals or otherwise, any offer (whether oral or written) from any other Person relating to the acquisition of the Assets, in whole or in part, whether through asset purchase, stock purchase, merger, consolidation, business combination or any investment in Seller, then Seller shall immediately notify Buyer of such offer.

     (o) Cooperation re Permits. Seller shall cooperate with Buyer to effectuate the transfer of the Permits and to assist Buyer in identifying the governmental authorizations required by Buyer to operate the Business from and after the Closing Date.

     (p) Seller Name Change. As soon as practicable (but in no event more than ten (10) days) after the Closing Date, Seller shall (i) amend its articles of incorporation and other governing documents and take all other actions necessary to change its name to one sufficiently dissimilar to Seller's present name, in Buyer's judgment, to avoid confusion and (ii) take all actions requested by Buyer to enable Buyer, and cooperate with Buyer's efforts, to change its name to Seller's present name.

     (q) Delivery of Financial Statements. Until the Closing Date, Seller shall deliver to Buyer within fifteen (15) days after the end of each month a copy of the unaudited balance sheet of Seller as of the end of such month, and the unaudited statements of operations and cash flows for the period from January 1, 2001, through the end of such month, prepared in a manner and containing information consistent with Seller's current practices and certified by Seller's chief financial officer as to compliance with Section 5(d).

     (r) Title Insurance and Related Matters. As soon as is reasonably possible, and in no event later than five (5) Business Days after the date of this Agreement, Seller shall furnish to Buyer, at Seller's expense, for each parcel, tract or subdivided land lot of Owned Real Property, title insurance commitments for ALTA title policies, surveys and other related documents.

     (s) Casualty Losses. Seller shall notify Buyer of any damage, destruction or casualty loss, whether covered by insurance or not, to all or any portion of the Assets at any time prior to the Closing Date, to the extent that any such loss is in an amount in excess of $25,000. Seller shall promptly upon receipt thereof deposit any Buyer Insurance Proceeds in a segregated interest bearing bank account and shall maintain such proceeds in such account until the Closing Date.

     (t) Post-Execution Delivery of Disclosure Schedule, Certain Exhibits, and Certain Other Items and Information. It is acknowledged that Buyer has not completed its due diligence review of Seller as of the date hereof, and that Seller has not provided Buyer with the Disclosure Schedule or Exhibits A, B-1, B-2, C, D, I or J (such exhibits, the "Disclosure Exhibits"). In addition,
Section 5 provides for the post-execution delivery by Seller to Buyer of certain due diligence or similar items, as more particularly described therein. On or before the Document Delivery Deadline, Seller shall deliver to Buyer (x) the Disclosure Schedule and Disclosure Exhibits and (y) those items that are required to be delivered to Buyer on or before such date as provided in Section 5 hereof, all of which shall be in form and substance acceptable to Buyer. On or before October 15, 2001, Seller shall deliver to Buyer an Inventory appraisal of Seller's Inventory, in form and substance and with results satisfactory to Buyer.

9.   Certain Employment Matters

     (a) Buyer 401(k) Plan. Buyer shall provide a Section 401(k) plan permitting rollovers by Seller's employees hired by Buyer and shall provide COBRA coverage for any of Seller's employees not hired by Buyer; provided, that under no circumstances shall Buyer be obligated to make payments of any premium with respect to such employees.

     (b) Employee Information Seller and Buyer will each use its reasonable efforts to provide the other, in a timely manner, any information with respect to any employee's or former employee's employment with and compensation from Seller or Buyer, as the case may be, or rights or benefits under any employee plan which either party may reasonably request.

     (c) Other Employee Benefit Plan Obligations. Except as otherwise expressly provided in this Agreement, Buyer shall not assume or be responsible for any, and Seller shall be solely and fully responsible for all, Liabilities of any kind or nature whatsoever with respect to the Employee Benefit Plans, or employment practices, programs or arrangements, including, Liability for pre- or post-retirement health and welfare benefits to or on behalf of any and all current or former employees of Seller or the Business or their dependents, regardless of whether such employees become employees of Buyer as of the Closing. Buyer shall not be treated as a successor employer of any of Seller's employees. Seller shall not make any transfer of Employee Benefit Plan assets to Buyer.

     (d) Employee Termination and Rehiring. Effective as of the Closing Date Seller shall terminate any of Seller's employees and shall pay all unpaid wages, severance, accrued vacation pay, and other accrued benefits to the extent Seller is liable therefor, except to the extent Buyer has assumed any such obligations pursuant to Section 2 above. Buyer agrees that it will rehire sufficient numbers of Seller's employees such that there will not be a "plant closing" or "mass layoff" within the meaning of the Workers Adjustment and Retraining Notification Act (WARN Act). Notwithstanding the foregoing, Buyer shall not be under any obligation to rehire any individual Seller employees, and notwithstanding the provisions of this Section 9(d) none of Seller's employees shall have any right to continued employment with Buyer, except those employees with whom Buyer executes written employment agreements. None of Seller's employees is a third party beneficiary of this provision.

10. Conditions to the Obligations of Seller to Effect the Transactions Contemplated Hereby

     The obligations of Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Seller; provided, that in the event Seller expressly shall waive any or all of said conditions in writing addressed to Buyer and delivered on or prior to Closing, unless the parties both agree otherwise in writing such waiver shall be for all purposes and not only for purposes of Closing the transactions contemplated hereby, and the condition so waived shall not serve as a basis for indemnification under Section 12 hereof:

     (a) None of the parties hereto shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement, nor shall there be pending a suit or proceeding by any governmental authority that seeks injunctive or other relief in connection with any of such transactions.

     (b) The Bankruptcy Court shall have entered an order (the "Bankruptcy Court Approval Order") in form and substance acceptable to Seller, Buyer and Buyer's financing sources, approving this Agreement and authorizing the Seller to take all actions provided for herein, and the Bankruptcy Court Approval Order is then a Final Order. Without in any way limiting the foregoing, the Bankruptcy Court Approval Order shall:

          (i) Contain findings of fact and rulings that Buyer is a good faith purchaser and entitled to the protections of Section 363(m) of the Bankruptcy Code;

          (ii) as of the Closing Date, terminate and release all of the Liens in and to the Assets (other than Permitted Post-Closing Encumbrances) under and pursuant to Section 363(f) and 1141(d) of the Bankruptcy Code; it being understood that such order (or an abstract thereof) shall be in form suitable for filing in applicable lien records and shall enjoin any holder of a claim against or interest in Seller from asserting any such claim or interest against Buyer; and

          (iii) authorize the assumption by Seller and assignment to Buyer of all Assumed Contracts as of the Effective Date and otherwise in accordance with the terms of this Agreement.

     (c) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of such date. Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

     (d) All of the following transaction documents shall have been delivered by Buyer to Seller:

          (i) the Assignment and Assumption Agreement;

          (ii) the Seller Note and the other Seller Note Documents;

          (iii) the Plant Note, the Plant Note Intercreditor Agreement, and a deed of trust on the Ronan Facility in form suitable for recordation in the real property records, providing Mountain West Bank a Lien in the plant facility that is senior to any other Liens granted by Buyer;

          (iv) the Participating Subordinated Seller Note.

          (v) one or more officers' certificates dated the Closing Date confirming the matters referred to in Section 10(c) hereof;

          (vi) one or more officers' certificates confirming the adoption and continued effect of resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby;

          (vii) any other instruments,  documents or agreements  contemplated by
     Section 4(c) hereof; and

          (viii) a certificate of incumbency for any Person executing this Agreement or any other transaction document on behalf of Buyer.

     (e) All consents and approvals necessary for the valid consummation of the transactions contemplated hereby (including compliance with the HSR Act) and identified on Exhibit K shall have been obtained.

11.  Conditions  to  the  Obligations  of  Buyer  to  Effect  the   Transactions
     Contemplated Hereby

     The obligations of Buyer to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer; provided, that in the event Buyer expressly shall waive any or all of said conditions in writing addressed to Seller and delivered on or prior to Closing, unless the parties both agree otherwise in writing such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby and the conditions so waived shall not serve as a basis for indemnification under
Section 12 hereof:

     (a) None of the parties hereto shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement, nor shall there be pending a suit or proceeding by any governmental authority that seeks injunctive or other relief in connection with such transactions.

     (b) The Bankruptcy Court shall have entered the Bankruptcy Court Approval Order and the Bankruptcy Court Approval Order is then a Final Order.

     (c) All representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of such date, provided, that to the extent any such representation or warranty is qualified in any respect by reference to the "knowledge" of Seller or by any similar qualification, or by a materiality standard, then for purposes of this Section 11(c) such representation or warranty shall be deemed not to be so qualified. Seller shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

     (d) All of the following transaction documents shall have been delivered by Seller to Buyer:

          (i) the Bill(s) of Sale;

          (ii) the Deed(s);

          (iii) the Certificate of Non-Foreign Status;

          (iv) the Assignment and Assumption Agreement;

          (v) any other  instruments,  documents or agreements  contemplated  by
     Section 4(b) hereof;

          (vi) one or more officers' certificates dated the Closing Date confirming the matters referred to in Section 11(c) hereof; and

          (vii) a certificate of incumbency for any Person executing this Agreement or any other transaction document on behalf of Seller.

     (e) Buyer shall have obtained, from a title insurance company selected by Seller and reasonably acceptable to Buyer, an unconditional, binding commitment to issue a standard coverage owner's policy of title insurance insuring title to the Owned Real Property as provided in such form of policy in Buyer, and containing endorsements acceptable to Buyer (which endorsements shall be obtained at no cost to Seller), with exceptions for and subject only to the Permitted Post-Closing Encumbrances and to (i) zoning rules, restrictions, regulations, resolutions, ordinances, building restrictions, building codes, fire laws, environmental and other governmental rules, laws and regulations of general applicability affecting the operation or use of the Owned Real Property; and (ii) real estate and personal property Taxes and assessments not yet due and payable.

     (f) All consents, approvals or authorizations necessary for the valid consummation of the transactions contemplated hereby (including compliance with the HSR Act) shall have been obtained and in full force and effect.

     (g) There shall have been no Material Adverse Effect since the date of this Agreement.

     (h) Gerald J. McConnell, Lee Pell and Mike Hibbison shall have entered into employment and noncompete agreements with Buyer in form and substance reasonably satisfactory to Buyer and on terms at least as favorable to such Persons as the terms of such Persons' current employment agreements with Seller.

     (i) The Buyer Revolver Facility (or, if applicable, the Substitute Facility) shall have closed and be in effect.

     (j) Seller shall have provided Buyer with an updated Disclosure Schedule reflecting any changes through the Closing Date, and any such changes from the initial Disclosure Schedule shall be acceptable to Buyer.

12.  Indemnification

     (a) Subject to the limitations set forth in Sections 7, 12(c), and 12(e) hereof, Seller shall indemnify, defend and hold Buyer and its officers, directors, agents, employees and affiliates harmless from and against any and all claims, losses, liabilities, costs, expenses, obligations and damages, including litigation costs, penalties and interest and reasonable attorneys' fees, experts' fees and court costs actually incurred, sustained, accrued or paid by Buyer, any such other indemnitee or the Business (collectively, "Buyer's Damages") that: (i) arise from a breach by Seller of any of its representations or warranties contained herein solely to the extent that any such breach constitutes a breach of a representation or warranty in a material respect; provided, that to the extent any such representation or warranty is qualified by a materiality standard, then, for purposes of clause (i), such representation or warranty shall be deemed not to be so qualified; (ii) would not have been sustained, incurred or paid if all the agreements and covenants of Seller hereunder had been duly performed; (iii) relate to or arise out of liabilities, transactions or occurrences affecting Seller, the Business or the Assets which accrue or take place on or prior to the Closing Date and which do not constitute an Assumed Obligation; or (iv) constitute unpaid Tax Liabilities (including interest or penalties) of Seller or the Business relating to any period of Seller, whether ending on, prior to or after the Closing Date, except to the extent certain of Seller's pre-Closing Date Tax Liabilities are expressly included among the Assumed Obligations. Nothing herein shall require indemnification of amounts which Buyer determines to pay, which Buyer is not legally required to pay, to any employees of Buyer or to any customers of Buyer or the Business.

     (b) Subject to the limitations set forth in Sections 7 and 12(c) hereof, Buyer shall indemnify, defend and hold Seller and its officers, directors, agents, employees and affiliates harmless from and against any and all claims, losses, liabilities, costs, expenses, obligations and damages, including litigation costs, penalties and interest and reasonable attorneys' fees and experts' fees and court costs actually incurred, sustained, accrued or paid by Seller (collectively, "Seller's Damages") that: (i) arise from a breach by Buyer of any of its representations or warranties contained herein solely to the extent that any such breach constitutes a breach of a representation or warranty in a material respect; provided, that to the extent any such representation or warranty is qualified by a materiality standard, then, for purposes of clause
(i),  such  representation  or warranty  shall be deemed not to be so qualified;
(ii) would not have been sustained, incurred or paid if all the agreements and covenants of Buyer hereunder had been duly performed; (iii) relate to or arise out of Buyer's liabilities resulting from its actions taken, or its failures to take action, with respect to the operations of the Business after the Closing Date; or (iv) constitute Assumed Obligations.

     (c) Any party or parties entitled to indemnification hereunder is hereinafter referred to (individually and collectively) as an "Indemnified Party" and any party obligated to indemnify hereunder is hereinafter referred to as an "Indemnifying Party". If any claim is made by a third party against an Indemnified Party based upon any Liability, the existence of which would constitute a breach of any of the representations, warranties, covenants or agreements herein of an Indemnifying Party, or any other matter is discovered by an Indemnified Party which could be reasonably likely to result in any Buyer's Damages or Seller's Damages, as the case may be, that are subject to indemnification hereunder, the Indemnified Party shall diligently investigate the matter and give to the Indemnifying Party written notice thereof and request the Indemnifying Party to defend or remedy the same. The Indemnifying Party shall have the right to defend against such claim or other matter at the Indemnifying Party's expense, but with counsel reasonably acceptable to the Indemnified Party and the Indemnifying Party shall give written notice to the Indemnified Party of the commencement of such defense promptly after receiving written notice of the claim or other matter from the Indemnified Party. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense, but shall not be entitled in any way to release, waive, settle, modify or pay such claim without the consent of the Indemnifying Party if the Indemnifying party has promptly assumed and diligently prosecuted such defense. In any event the Indemnifying Party has promptly assumed said defense and has employed counsel reasonably acceptable to the Indemnified Party with respect thereto, the Indemnified Party shall also be entitled to employ counsel at the Indemnified Party's expense unless counsel selected by the Indemnifying Party is approved by the Indemnified Party in such matter. In the event the Indemnifying Party does not promptly assume the defense of the matter as provided above, the Indemnified Party shall have the full right to defend against such claim or other matter from and shall be entitled to settle or agree to pay in full such claimed liability in its sole discretion and thereafter pursue its rights under this Agreement. In the event the Indemnified Party shall assume the defense, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of such action and each shall be entitled to participate in any nonprivileged meeting or discussions regardless the matter, and the non-privileged records of each party shall be available to the others with respect to such defense. The Indemnifying Party shall at all times be entitled to remedy the alleged breach giving rise to the claim for indemnity at its sole cost.

     (d) Any claim for indemnification hereunder:

          (i) with respect to any breach of (A) any Post-Closing Covenants, (B) claims based on fraud or intentional misrepresentation, or (C) the representation and warranty with respect to the Kouvato Litigation set forth in Section 5(i)(vii), shall be made promptly after the party claiming indemnification is aware of such claim, and

          (ii) as to all other matters, including, (A) a representation or warranty (other than the representation and warranty with respect to the Kouvato Litigation set forth in Section 5(i)(vii)) or (B) any covenant that was required to be performed on or before the Closing Date, shall be made in writing within 90 days from the Closing Date, in all cases under the preceding clauses (i) and (ii) specifying in reasonable detail the basis for such claim.

     (e) Notwithstanding any contrary provision of this Agreement:

          (i) Except as provided in the succeeding clause (ii), Seller's liability for Buyer's Damages arising out of any aspect of this transaction shall not exceed the lesser of (x) $3,000,000 and (y) the obligations under the Seller Note, including interest accrued thereon, as of the time at which Buyer notifies Seller with respect to such Buyer's Damages.

          (ii) Seller's liability for Buyer's Damages arising out of any breach of the representations and warranties set forth in Section 5(i)(vii), relating to the Kouvato Litigation, shall not exceed the lesser of (x) the Kouvato Litigation Indemnification Cap and (y) the obligations under the Seller Note, including interest accrued thereon, as of the time at which Buyer notifies Seller with respect to such Buyer's Damages.

          (iii) If a timely claim for indemnification to which either of the preceding clauses (i) or (ii) apply is made by Buyer and any such claim has not yet been finally determined, pending resolution of Buyer's claim for indemnification, Buyer shall be entitled to withhold payments otherwise due under the Seller Note if and to the extent the claimed amount of Buyer's Damages exceeds the amount then due under the Seller Note.

          (iv) The amount of all Buyer Damages with respect to which Seller is entitled to indemnification hereunder shall be offset against the principal amount due under the Seller Note (which reduction shall be deemed to have occurred on the Closing Date), and shall reduce the principal payments due under the Seller Note in the order of maturity. Upon any such offset, the interest payable on the Seller Note shall be recalculated, retroactive to the Closing Date, based on the reduced principal amount of the Seller Note, and any excess amounts previously paid on account of interest shall be deemed to be payments of principal, and any excess amounts previously accrued on account of interest shall be canceled.

          (v) Seller shall not have any liability for Buyer's Damages unless and until the aggregate of all Buyer's Damages for which the Seller would, but for this clause (e), be liable, exceeds, on a cumulative basis, Two Hundred Fifty Thousand Dollars ($250,000); provided, that once such threshold has been met, Seller shall be liable for all Buyer's Damages in excess of Twenty Thousand Dollars ($20,000), up to the maximums set forth in clauses
     (e)(i) and (e)(ii) above.

          (vi) In calculating any Buyer's Damages, Seller shall receive credit for (and the amount of Buyer's Damages subject to indemnification pursuant to Section 12 shall be reduced by) any insurance proceeds actually received by Buyer in respect thereof (and, if any such insurance proceeds are received after satisfaction by Seller of such indemnification, Buyer shall remit such insurance proceeds to Seller up to the amount of such indemnification paid by the Seller).

     (f) Buyer's sole recourse with respect to indemnification claims that it may have is to offset against the Seller Note as set forth in this Section 12, and Buyer is not entitled to any money damages on account of any such claim; provided, that nothing herein is intended to limit Buyer's right to seek specific performance by Seller of any covenants and agreements of Seller that are required to be performed after the Closing Date.

13.  Termination

     (a) Termination by Buyer. This Agreement may be terminated and the transactions contemplated hereby abandoned by Buyer (who shall have no liability to Seller for termination in accordance with this Section 13(a), absent any breach by Buyer at such time of its obligations hereunder), by delivering written notice thereof to Seller if any of the following occurs. Any such termination shall be without prejudice to Buyer's rights under the Procedures
Order:

          (i) any court or other governmental authority of competent jurisdiction shall have issued an order, decree or injunction or otherwise taken any other action which enjoins or prohibits the consummation of the transactions contemplated by this Agreement, and such order, decree or injunction shall have become final and nonappealable;

          (ii) any material breach or default by Seller of any of its covenants, undertakings or agreements or any of its other obligations under this Agreement, and (as to any such breach that is capable of cure) no cure is effected within 30 days (provided, that Buyer shall not be obligated to close this transaction unless and until a cure is effected);

          (iii) any representation or warranty of Seller set forth herein shall not have been true and correct in all material respects as of the date hereof;

          (iv) (A) entry by Seller into any agreement or commitment to sell or otherwise transfer or convey, all or a substantial part of the capital stock or assets of Seller or the Business, to a Person other than Buyer (except to the extent that any such action is permitted pursuant to the Procedures Order), or (B) the filing of a plan of reorganization plan of Seller that provides for any such sale or that is otherwise incompatible with the transactions contemplated herein (including a "stand-alone" plan of reorganization), or (C) the withdrawal by Seller, without Buyer's consent, of Seller's motion for approval by the Bankruptcy Court of this Agreement;

          (v) dismissal of Seller's bankruptcy case or conversion of Seller's bankruptcy case to a proceeding under Chapter 7, or the appointment of a trustee under Chapter 11, of the Bankruptcy Code;

          (vi) the Closing shall not have occurred on or before the Outside Closing Date for any reason other than breach by Buyer of its obligations hereunder;

          (vii) (i) Buyer shall have determined, on or before the Due Diligence Contingency Date, that the results of its due diligence review with respect to Seller, the Assets or the Business, is unsatisfactory. Without limiting the foregoing, such due diligence review shall include matters with respect to the Kouvato Litigation (including with respect to the potential Liabilities in connection therewith and the potential impact on the Business if Seller loses such litigation); (ii) Buyer shall have determined, within five business days after the Document Delivery Deadline, that the matters or information set forth or disclosed in the Disclosure Schedule or any of the Disclosure Exhibits is unsatisfactory to Buyer; or
     (iii) Buyer shall have determined, on or before October 22, 2001, that the form, substance or results reported in the Inventory appraisal referred to in the last sentence of Section 8(t) are unsatisfactory;

          (viii) Buyer shall have failed to obtain a Buyer Revolver Facility Commitment on or before the Financing Contingency Date;

          (ix) If a Buyer Revolver Facility Commitment shall have been obtained prior to the Financing Contingency Date, such commitment shall have expired or been terminated or revoked by the relevant lender for any reason
     (regardless of whether such expiration, termination or revocation occurs before or after the Financing Contingency Date), and two business days shall have elapsed after Buyer's written notice to Seller of such expiration, termination or revocation (the "Buyer Notice"); provided, that if during such two business-day period, Seller notifies Buyer in writing (a "Seller Notice") that it is electing to seek to obtain a commitment with respect to a substitute Buyer Revolver Facility, Buyer may not terminate this Agreement based on the expiration, termination or revocation of the Buyer Revolver Facility Commitment, and the provisions of the following sentence shall apply. If Seller has given a Seller Notice in accordance with the preceding sentence, then (A) the Outside Closing Date shall be extended for 30 days, and (B) Buyer may terminate this Agreement if Seller fails, within ten business days after the Seller Notice, to obtain a written commitment with respect to a substitute Buyer Revolver Facility, on the same terms and conditions as were provided for under the Buyer Revolver Facility Commitment that expired or was terminated or revoked (and with one or both of the current lenders under the Existing DIP Financing Agreement, or another lender acceptable to Buyer) (a "Substitute Facility"), or if any such commitment is obtained but it expires or is terminated or revoked prior to the Closing Date;

          (x) Buyer is  entitled  to  terminate  this  Agreement  as provided in
     Section 8(e); or

          (xi) any event or circumstance that constitutes or that has a Material Adverse Effect shall have occurred.

     (b) Termination by Seller. This Agreement may be terminated and the transactions contemplated hereby abandoned by Seller at any time prior to the Closing Date (who shall have no liability to Buyer for termination in accordance with this Section 13(b), absent any breach at such time by Seller of its obligations hereunder), by delivering written notice thereof to Buyer if any of the following occurs.

          (i) any court or other governmental authority of competent jurisdiction shall have issued an order, decree or injunction or otherwise taken any other action which enjoins or prohibits the consummation of the transactions contemplated by this Agreement, and such order, decree or injunction shall have become final and nonappealable;

          (ii) any material breach or default by Buyer of any of its covenants, undertakings or agreements or any of its other obligations under this Agreement, and (as to any such breach that is capable of cure) no cure is effected within 30 days (provided, that Seller shall not be obligated to close this transaction unless and until a cure is effected);

          (iii) any representation or warranty of Buyer set forth herein shall not have been true and correct in all material respects as of the date hereof;

          (iv)  prior  to the date of entry  of the  Bankruptcy  Court  Approval
     Order, Seller's Board of Directors, in the exercise of its fiduciary obligations in good faith, or in accordance with an order of the Bankruptcy Court, shall have entered into a written agreement with another Person to purchase the Assets (or entered into a comparable transaction, including sponsorship of a plan of reorganization in Seller's bankruptcy case) to the extent that such Person is a qualified "Bidder" (as defined in the Procedures Order) and its bid is a "qualifying overbid" (as described in the Procedures Order, including paragraph 5 thereof). Upon Closing of any such transaction, Seller shall pay to Buyer, as liquidated damages and in satisfaction of all claims Buyer may have as a result of this Agreement and Seller's conduct (whether or not a breach of this Agreement) the amount required under the Procedures Order. Upon such payment, Buyer will not be entitled to any additional reimbursement of expenses or damages incurred in connection with the transactions contemplated hereby;

          (v) dismissal of Seller's bankruptcy case or conversion of Seller's bankruptcy case to a proceeding under Chapter 7, or the appointment of a trustee under Chapter 11, of the Bankruptcy Code;

          (vi) the Closing shall not have occurred on or before the Outside Closing Date for any reason other than breach by Seller;

          (vii) Buyer has not delivered a written notice to Seller that (A) (I) the Disclosure Schedule and Disclosure Exhibits and (II) those items that are required to be delivered to Buyer as provided in Section 5 hereof, are acceptable to Buyer within five business days after the Document Delivery Deadline and (B) the inventory appraisal referenced in Section 8(t) is acceptable on or before October 22, 2001;

          (viii) Buyer has not delivered a written notice to Seller that it is satisfied with the due diligence review as of the Due Diligence Contingency Date; or

          (ix) a Buyer Revolver Facility Commitment has not been obtained (or if obtained, is not in effect, whether due to the expiration, termination or revocation thereof) as of the Financing Contingency Date.

     (c) Limitation on Damages for Termination. Except as provided in the Procedures Order (with respect to certain amounts that may be payable to Buyer as more particularly set forth therein) and as provided in Section 3(b)(ii), neither party shall have liability to the other solely by reason of termination under this Section 13; provided that no such termination shall excuse a breach by either party of the provisions of this Agreement prior to termination.

14.  Miscellaneous Provisions

     (a) Expenses: Certain Prorations. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses; provided that: (i) Seller shall pay the title insurance premium for a standard coverage title insurance policy to be issued to Buyer in connection with the Owned Real Property and Buyer shall pay for any extended coverage, excess endorsements, or the like; (ii) Seller shall pay all costs associated with title clearance of the Owned Real Property; (iii) Seller shall pay all excise Taxes, documentary transfer Taxes, and similar charges applicable to the transactions contemplated by this Agreement; (iv) any escrow or similar fees will be split equally; (v) each party will pay for its own counsel, accountants, and other advisors (subject to the provisions of the Procedures Order respecting reimbursement of certain expenses to Buyer as provided therein); and (vi) any HSR filing fees will be split equally by the parties. Buyer and Seller will furnish such information and execute such certificates as the parties may determine in order to obtain any available tax clearance certificates. All ad valorem and property Taxes, and any similar assessments based upon or measured by Seller's ownership or leasehold interest in the Assets, shall be prorated between Seller and Buyer as of the Closing Date based upon such Taxes assessed for the tax period in question or, if there is insufficient information for such tax period, based upon Taxes assessed against Seller for the immediately preceding tax period just ended. All such Taxes will be prorated on the basis of a 365-day year. To the extent practicable, all such prorations and payments shall be made at the Closing, with the balance
(including any adjustments) to be made in connection with the Purchase Price reconciliation provisions of Section 3(d).

     (b)  Knowledge  of  Seller.   All  references  in  this  Agreement  or  any
certificate delivered hereunder to "knowledge" of Seller with respect to a matter shall mean (i) the actual knowledge of any of the following Persons or
(ii) any knowledge any such Person should have acquired in the prudent exercise of their responsibilities for Seller: Gerald J. McConnell, Mick Quinlivan, and Clyde Hamstreet, Kelly Grove, Mike Hibbeson, Lee Pell and Jeffrey Anspach.

     (c) Dollar Amounts. Except as expressly indicated, all dollar amounts in this Agreement are stated in and shall be interpreted to be in United States dollars.

     (d) Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement. All references to "best efforts" of any party hereto shall mean such party's use of reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and existing agreements or otherwise required to be taken by it hereunder or done by it with respect to the subject matter of its obligations; provided, however, that neither Seller nor Buyer shall be obligated to incur any fees and expenses to obtain any third party, non-governmental consents to the transactions contemplated hereby.

     (e) Press Releases, Announcements and Communications. No press releases or other public announcements related to this Agreement or the transactions contemplated hereby, or other announcement to or communications with the employees, customers or suppliers of Seller, will be issued without the approval of Buyer and Seller, except for any public disclosure that Buyer or Seller in good faith believes is required by law (including the Bankruptcy Code) or by obligations relating to any securities exchange, in which case Buyer (on the one hand) and Seller (on the other hand), as the case may be, will to the extent practicable consult with the other party prior to making such disclosure.

     (f) Amendment and Modification. This Agreement may be amended, modified or supplemented at any time prior to or after the Closing Date but only by the written agreement of all the parties hereto and, if in the opinion of Buyer and its counsel or Seller and its counsel it is necessary, approval by the Bankruptcy Court pursuant to a Final Order.

     (g) Waiver of Compliance: Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by a duly authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any, party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 14(g).

     (h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, telexed or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



If to Seller:                             with copies to:
  Jore Corporation                          Glass & Associates
  45000 Highway 93 South                    One SW Columbia, Suite 1000
  Ronan, Montana  59864                     Portland, Oregon  97258
  Attention: Gerald J. McConnell            Attention:  Clyde Hamstreet
  Attention:  Clyde Hamstreet               Telecopier: (503) 323-7330
  Telecopier: (406) 676-4910                Telephone: (503) 299-6633
  Telephone: (406) 676-4900                          and
                                            Perkins Coie
                                            1201 Third Ave., 40th Floor
                                            Seattle, Washington  98101-3099
                                            Attention:  Bruce G. MacIntyre
                                            Attention:  Alan D. Smith
                                            Telecopier: (206) 583-8500
                                            Telephone: (206) 583-8888

If to Buyer:                              with a copy to:
  NCA Tool Holdings, Inc.                   Murphy Sheneman Julian & Rogers
  c/o Northwest Capital Appreciation Inc.   2049 Century Park East, Suite 2100
  1201 Third Ave., Suite 2765               Los Angeles, California  90067
  Seattle, Washington  98101                Attention:  Gary B. Rosenbaum, Esq.
  Attention:  Michael A. Nibarger           Telecopier: (310) 788-3777
  Telecopier: (206) 689-5514                Telephone: (310) 788-3700
  Telephone: (206) 689-5607
                                            Karr Tuttle Campbell
                                            1201 Third Avenue, Suite 2900
                                            Seattle, Washington 98001
                                            Attention:  Walter M. Maas III, Esq.
                                            Telecopier: (206) 682-7100
                                            Telephone: (206) 224-8076


     (i) Assignment. This Agreement and all of provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns including any duly appointed trustee under Chapter 11 or any duly appointed trustee under Chapter 7 in any superseding Chapter 7 case under the Bankruptcy Code. Notwithstanding the foregoing, except as otherwise agreed by the parties hereto, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party hereto without the prior written consent of the other party; provided that Buyer may assign its rights and obligations to an Affiliate of Buyer so long as Buyer remains liable for fulfillment of its obligations hereunder. Upon any such permitted assignment, the term "Buyer" shall refer to such assignee to the extent the context so requires.

     (j) Governing Law. Except to the extent inconsistent with the Bankruptcy Code, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Montana applicable to contracts made and to be performed entirely within such state.

     (k) Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     (l) No Third Party Beneficiaries. No Person who is not a party to this Agreement, including any employee or former employee of Seller or any predecessor owner of the Business who may be deemed to be an incidental beneficiary of any provision of this Agreement, shall be deemed to be a beneficiary of any provision of this Agreement, and no such Person shall have any claim, cause of action, right or remedy pursuant to this Agreement.

     (m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other tribunal to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (n) Descriptive Headings. The descriptive headings contained in this Agreement are for convenience reference only and shall have no effect on the interpretation or meaning hereof.

     (o) Entire Agreement. This Agreement, including the Exhibits, embodies the entire agreement and understanding of the parties with respect to the transactions contemplated by this Agreement. The Exhibits hereto are an integral part of this Agreement and are incorporated by reference herein, and all references in this Agreement to Exhibits shall mean the Exhibits so attached and incorporated by reference.

     (p) Jurisdiction. Seller and Buyer hereby irrevocably submit to the exclusive jurisdiction of the United States Bankruptcy Court for the District of Montana for the purpose of any action or proceeding arising out of or relating to this Agreement (including with respect to the indemnification provisions hereof), and Seller and Buyer hereby irrevocably agree that all claims in respect to such action or proceeding shall be heard and determined in such Court.

     (q) Certain Rules of Construction and Interpretation. Unless otherwise specified, references in the Agreement to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Agreement) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in the Agreement.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



JORE CORPORATION, as Debtor and Debtor in      NCA TOOL HOLDINGS, INC. ("Buyer")
Possession ("Seller")


By: /s/ Gerald J. McConnell                    By: /s/ Bradford N. Creswell
Name: Gerald J. McConnell                      Name: Bradford N. Creswell
Title: President & CEO                         Title: President

                                   APPENDIX A

                                   DEFINITIONS



     "Accounting Arbitrator" is defined in Section 3(d).

     "Accounts Receivable" is defined in Section 1(a).

     "Acquired Prepaid Items" is defined in Section 1(a).

     "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 10% of the voting rights attributable to the shares of the controlled corporation and, with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

     "Agreement" is defined in the Preamble.

     "Assets" is defined in Section 1.

     "Assumed  Contracts"  is defined in Section  1(a) and  described in Exhibit
B-1.

     "Assumed Current Obligations" is defined in Section 2(a)(i).

     "Assumed Obligations" is defined in Section 2(a).

     "Assumed Personal Property Leases" is as described in Exhibit B-1.

     "Assumed Real Property Leases" is as described in Exhibit B-1.

     "Assumption and Assignment Agreement" is defined in Section 4(b).

     "Assumption Cutoff Date" means October 31, 2001.

     "Avoidance Actions" means actions arising under Sections 544 through 551 of the Bankruptcy Code.

     "Bankruptcy Code" is defined in the Recitals.

     "Bankruptcy Court" is defined in the Recitals.

     "Bankruptcy Court Approval Order" is defined in Section 10(b).

     "Base Amount" is defined in Section 3(a).

     "Bill of Sale" is defined in Section 4(b).

     "Business" is defined in the Recitals.

     "Buyer" is defined in the Preamble, as the term may be modified pursuant to
Section 14(i).

     "Buyer Insurance Proceeds" is defined in Section 1(a)(xiii).

     "Buyer Revolver Facility" means a committed post-Closing Date revolving credit facility providing for $25,000,000 of revolving credit to Buyer secured by a first priority Lien on the Accounts Receivable, Inventory and general intangibles (including Intellectual Property) of the Business and a second priority Lien on all other Assets, and otherwise on terms and conditions and with a lender satisfactory to Buyer, and any amendments, restatements, replacements or refinancings thereof.

     "Buyer Revolver Facility Commitment" means a binding commitment with respect to the Buyer Revolver Facility that is in form and substance acceptable to Seller as reflected in a writing by Seller.

     "Cash Purchase Price" is defined in Section 3(a).

     "Certificate of Non-Foreign Status" is defined in Section 4(b).

     "Closing" is defined in Section 4(a).

     "Closing Date" is defined in Section 4(a).

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B and of any similar state law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" is defined in Section 8(c).

     "Contract" is defined in Section 5(f).

     "Current Assets" means the sum of the aggregate book value of the Inventory, the Accounts Receivable, and the Acquired Prepaid Items, all as determined in accordance with GAAP; provided that as used herein "Current Assets" shall only include such categories of assets as are included within the Assets.

     "Custom Equipment Contract" is defined in Section 5(f).

     "Deeds" is defined in Section 4(b).

     "Deposit" is defined in Section 3(d).

     "Disclosure Exhibits" is defined in Section 8(t).

     "Disclosure Schedule" is described in the introduction to Section 5 and is attached hereto.

     "Document Delivery Deadline" means October 12, 2001, or such later date as is agreed to in writing by Buyer.

     "DOL" means the United States Department of Labor.

     "Due Diligence Contingency Date" means October 26, 2001.

     "Employee Benefit Plans" means any "Employee Benefit Plan" (as such term is defined in ERISA ss.3(3)) and any other Employee Benefit Plan, program or arrangement of any kind.

     "Employee Pension Employee Benefit Plan" has the meaning set forth in ERISA ss.3(2).

     "Employee Welfare Employee Benefit Plan" has the meaning set forth in ERISA ss.3(1).

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code ss.414.

     "Excluded Assets" is defined in Section 1(b).

     "Excluded Contracts" is as described in Exhibit B-2.

     "Existing DIP Financing Agreement" means that certain debtor-in-possession financing facility provided by Wells Fargo Bank Northwest, N.A. and Harris Trust and Savings Bank, approved by the Bankruptcy Court and in effect as of the date of this Agreement, as it may subsequently be amended, modified, or supplemented.

     "Fiduciary" has the meaning set forth in ERISA ss.3(21).

     "Final Buyer's Reconciliation" is defined in Section 3(d).

     "Final Order" means an order of the Bankruptcy Court which has been entered and with respect to which (A) no appeal has been timely filed, (B) if a timely appeal has been filed, the effectiveness of such order has not been stayed in accordance with Federal Rule of Bankruptcy Procedure 8005 or otherwise, or (C) if such order was stayed pending appeal such stay has been terminated by subsequent court order.

     "Financial Statements" is defined in Section 5(d).

     "Financing Contingency Date" means October 31, 2001.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "Holdback" is defined in Section 4(c)(i).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended to date, as modified pursuant to Section 363(b)(2) of the Bankruptcy Code.

     "Indemnified Party" is defined in Section 12(c).

     "Indemnifying Party" is defined in Section 12(c).

     "Intellectual Property" is defined in Section 1(a).

     "Inventory" is defined in Section 1(a).

     "IRS" means the Internal Revenue Service.

     "Kouvato Litigation" means the case styled Jore Corporation v. Kouvato, Inc., pending in the United States Bankruptcy Court, District of Montana, adversary proceeding number 01-00060.

     "Kouvato Litigation Indemnification Cap" means an amount to be mutually agreed to by Buyer and Seller on or before October 19, 2001, which amount shall be reflected on Exhibit H.

     "Liability" means any liability or other obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Liens" is defined in Section 1(c).

     "Material Adverse Effect" means a material adverse effect on the business, operations, prospects, assets, results of operations or financial or other condition of the Business or Seller. Without limiting the foregoing, it shall considered a Material Adverse Effect if, for the period from January 1, 2001, through November 30, 2001, Seller's "Net Revenues" are less than $51,000,000 or Seller's "EBITDA" is less than 7,000,000. For purposes hereof, "Net Revenues" and "EBITDA" shall be determined consistent with the manner in which the line items entitled "Net Income/(loss)" and "Net Income/(loss) before int., taxes & dep.," respectively, in the Projected Statement of Operations-PTA Division that was included with the Offering Memorandum were determined.

     "Most Recent Balance Sheet" is defined in Section 5(d)(1).

     "Most Recent Fiscal Month End" is defined in Section 5(d)(1).

     "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

     "NPL" is defined in Section 5(s).

     "Offering Memorandum" means the confidential offering memorandum prepared by Glass & Associates, Inc. with respect to Seller and the Business.

     "Ordinary Course of Business" means the ordinary course of business consistent with Seller's post-petition custom and practice (including with respect to quantity and frequency).

     "Outside Closing Date" means December 31, 2001, as such date may be extended as provided in Section 13(a)(ix).

     "Owned Real  Property" is defined in Section 1(a) and  described in Exhibit
A.

     "Participating Subordinated Seller Note" means a Subordinated Promissory Note from Buyer in favor of Seller having the terms reflected in Exhibit G and otherwise in form and substance acceptable to Buyer and Seller.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permits" is defined in Section 1(a).

     "Permitted Post-Closing Encumbrances" means the Liens identified in Exhibit D.

     "Permitted Pre-Closing Encumbrances" means the Liens identified as such in the Disclosure Schedule.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Petition Date" is defined in the Recitals.

     "Plant Note" means a Promissory Note from Buyer in favor of Mountain West Bank having the terms reflected in Exhibit F and otherwise in form and substance acceptable to Buyer.

     "Plant  Note   Intercreditor   Agreement"   means  an   intercreditor   and
subordination agreement between (and in form and substance acceptable to) Mountain West Bank, as holder of the Plant Note, Buyer's lender with respect to the Buyer Revolver Facility, and Buyer.

     "Post-Closing Covenants" is defined in "Section 7(e)

     "Procedures Order" is defined in the Recitals.

     "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

     "Purchase Price Adjustment Amount" is defined in Section 3(b).

     "Purchase Price Reconciliation" is defined in Section 3(d).

     "Real Property Lease" is defined in Section 5(c)(iii).

     "Reportable Event" has the meaning set forth in ERISA ss.4043.

     "Representatives"  means,  with  respect  to any  entity,  its  Affiliates,
officers,  directors,  managers,  employees,   consultants,   agents  and  other
representatives.

     "Restricted Contracts" is defined in Section 8(e).

     "Ronan Facility" means Seller's plant facility located in Ronan, Montana and more particularly described in Exhibit A.

     "Seller" is defined in the Preamble.

     "Seller Note" means a Promissory Note from Buyer in favor of Seller substantially in the form of Exhibit E.

     "Seller Note Documents" means (a) the Seller Note, (b) the intercreditor agreement to be entered into between the lender with respect to the Buyer Revolver Facility, the holders of the Seller Note, and Buyer, (c) the Seller Security Agreement, and (d) any other agreements relating to the obligations arising under the Seller Note, in each case in form and substance acceptable to Buyer and Seller.

     "Seller Security Agreement" means a security agreement substantially in the form of Exhibit L.

     "Statement of Objections" is defined in Section 3(d).

     "Tangible Personal Property" is defined in Section 2.1.

     "Target Closing Date" means the later of (i) the date upon which the Bankruptcy Court Approval Order becomes a Final Order and (ii) the thirtieth day after the date upon which Buyer funds the Deposit.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other Tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                    EXHIBIT E

                               FORM OF SELLER NOTE



                                  See attached.

                     NON-NEGOTIABLE SECURED PROMISSORY NOTE



$18,100,000.00                                             _______________, 2001

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Jore Corporation and/or its assigns ("Holder") the principal sum of Eighteen Million One Hundred Thousand and no/100 Dollars ($18,100,000.00). Interest shall accrue on the outstanding balance at an annual rate equal to One and Fifty One-Hundredths percent (1.50%) above the LIBOR Rate in effect from time to time. As used herein, "LIBOR Rate" in effect for a calendar month means the average offered rate (computed on the basis of a 360-day year and the actual number of days elapsed) for United States dollar deposits on the first day of such month, which average offered rate appears on Telerate Page 3750 as of 11:00 a.m., London time; provided that if such average does not appear on such Telerate Page or its successor page, "LIBOR Rate" shall mean the rate for such deposits determined by Holder at such time based on such other published service of general application as shall be reasonably selected by Holder for such purpose. "Telerate Page 3750" means the display designated as such on the Bridge
Telerate, Inc. service or any successor service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits). Interest shall be compounded quarterly.

     The first interest payment hereunder shall be due April 15, 2002. Accrued interest shall be paid on such date and on each successive July 15, October 15, January 15, and April 15 (each, an "Interest Payment Date"). Beginning on April 15, 2003, and thereafter on each July 15, October 15, and January 15 during the term of this note, Maker shall pay an installment in the amount of Three Hundred Seventy-Five Thousand and no/100 Dollars ($375,000.00), which installments shall be applied by Holder to reduce principal owed under this note. In addition, beginning on April 15, 2003 and on each anniversary of such date during the term of this note , Maker shall pay Holder an amount equal to 50% of Maker's Excess Cash Flow for its prior fiscal year, which amount shall be applied by Holder to reduce principal owed under this note. As used herein, "Excess Cash Flow" shall have the meaning set forth in Addendum A to this note.

     Notwithstanding the foregoing, prior to the Maturity Date (defined below) and subject to Maker's obligation to prepay this note set forth in the following paragraph, Maker's obligation to pay one-half of the accrued interest due on any Interest Payment Date shall be deferred in the event that, on any such Payment Date, either of the following circumstances exists: (i) Lender has declared Maker in default under the [Loan Agreement] between Maker and [Revolving Lender] ("Lender") dated _________, 2001, as amended and currently in effect, or the loan documents governing any replacement of the Buyer Revolver Facility (either, the "Loan Agreement"); (ii) a default has occurred and is continuing under the financial covenants set forth in the Loan Agreement, or would result from the payment of such accrued interest; or (iii) Maker has less than Four Million and no/100 Dollars ($4,000,000.00) in Excess Borrowing Availability under and as defined in the Loan Agreement, both before and after giving effect to such payment. Any such deferral shall continue until all of such circumstances cease to exist, at which time all such deferred payments shall automatically and without notice by Holder become due and payable in full.

     This note, including all accrued interest, shall be paid in full no later than the earlier of: (i) seven (7) years after the date of this note; (ii) the sale of all or substantially all of the assets of Maker; or (iii) a "change in control" of Maker (the earliest such event is the "Maturity Date"). "Change of control" shall mean the failure of the equity holders of Maker as of the date of this note and their respective affiliates to own, in the aggregate, directly or indirectly, at least (a) 51% of the issued and outstanding equity interests of Maker, or (b) 40% of such equity interests so long as such persons retain rights to elect a majority of Maker's board of directors. This note may be prepaid at any time or times, in whole or in part, without premium or penalty. All payments shall be made in lawful money of the United States at _______________________________, or such other place as Holder may designate, and shall be applied first against accrued and unpaid interest, then against principal.

     Up to  ___________  Million  and  no/100  Dollars  ($__,000,000.00)  of the
principal amount of this note is subject to offset under certain circumstances in accordance with the Asset Purchase Agreement between Holder and Maker dated the date hereof (the "Asset Purchase Agreement"). The terms of the Asset Purchase Agreement are incorporated as additional terms of this note by this reference. Terms that appear in this note with their initial letters capitalized and are not otherwise defined shall have the meanings assigned in the Asset Purchase Agreement.

     If payment of any  installment  under this note is not made within  fifteen
(15) days after the date such installment is due (and provided such installment is not deferred pursuant to the foregoing provisions of this note), Maker shall owe a late charge in the amount of two percent (2.0%) of the overdue installment. If such installment and late charge is not paid within fifteen (15) days after the date such installment is due, then the entire outstanding principal owed under this note, together with accrued interest shall, at Holder's option exercisable immediately upon notice to Maker, be accelerated and become immediately due and collectible, and thereafter the amount owed under this note shall bear interest at an annual rate equal to Five and Fifty One-Hundredths percent (5.5%) above the LIBOR Rate in effect from time to time (the "Default Rate").

     This note is secured by certain assets of Maker pursuant to the terms of a Security Agreement of even date, and is subject to the terms of an Intercreditor Agreement between Holder and Lender of even date.

     By accepting this note, Holder agrees not to transfer the note, or Holder's rights in the note, in violation of the federal Securities Act of 1933, as amended, and applicable state securities laws.

     If this note is placed in the hands of an attorney for collection after any default, whether suit is brought or not, Maker promises to pay Holder's attorneys' fees in addition to all costs and expenses incurred thereby.

     This note is to be construed in all respects and enforced according to the internal laws of the State of Montana applicable to contracts made within its borders. Presentment, notice of dishonor, and protest are waived by Maker.

     This note shall be fully binding on and inure to the benefit of the successors, legal representatives, and assigns of Maker and Holder.

                                 NCA Tool Holdings, Inc.

                                 \

                                 By:
                                    --------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

              ADDENDUM A TO NON-NEGOTIABLE SECURED PROMISSORY NOTE

     "Excess Cash Flow" means, for any period, (i) the sum (without duplication) of (A) Net Income for such period, plus (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash (including without limitation any original issue discount or pay-in-kind interest expense) interest expense) included in determining Net Income for such period, plus (C) the decrease, if any, in Adjusted Working Capital from the first day to the last day of such period, plus (D) provisions for taxes appearing on an income statement of Maker for such period, plus (E) losses from sales of assets, minus (ii) the sum (without duplication) of (A) any non-cash credits (including from sales of assets) included in determining Net Income for such period, plus (B) gains from sales of assets included in determining Net Income for such period, plus (C) the aggregate principal amount of permanent principal payments of indebtedness for borrowed money (other than (1) repayment of indebtedness with proceeds of issuance of other indebtedness or equity or equity contributions or with net sale proceeds of asset dispositions or insurance or condemnation proceeds and (2) repayment of the Revolver, provided that repayments of the Revolver shall be deducted in determining Excess Cash Flow if such repayments were required as a result of scheduled mandatory repayment of the Revolver accompanied by permanent reductions of the Revolver commitment) during such period, plus (D) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period, plus (E) the increase, if any, in Adjusted Working Capital from the first day to the last day of such period, plus
(F) taxes paid by Maker during such period, plus (G) the principal portion of capitalized lease obligations paid by Maker.

     For such purpose:

     All references to Maker shall be deemed to refer to Maker and its subsidiaries on a consolidated basis. All accounting terms and principles are as used and reflected in generally accepted accounting principles in the U.S. in effect from time to time, on a consolidated basis as appropriate.

     "Net Income" means, with respect to any period, the aggregate of the net income of Maker for such period, provided that (i) the net income of any person or entity which is not a consolidated subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to Maker and (ii) the net income of any person accrued prior to the date it becomes a subsidiary of Maker or is merged into or consolidated with Maker or its assets are acquired by Maker shall be excluded.

     "Adjusted Working Capital" means the difference between (i) current assets (but excluding therefrom all cash and cash equivalents) and (ii) current liabilities (but excluding therefrom all short-term borrowings, the current portion of long-term indebtedness and the current portion of capitalized lease obligations).

                                    EXHIBIT F

                          PRINCIPAL TERMS OF PLANT NOTE

------------------------------- ------------------------------------------------
Amount                          $5,000,000
------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------
Security                        First Lien on Ronan Facility
------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------
Term                            20 years
------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------
Amortization                    level payments
------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------
Interest                        6.50%, payable quarterly in arrears
------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------
Other                           Fully assumable by and assignable to any
                                purchaser of the Business that satisfies a
                                minimum financial threshold to be determined by
                                Buyer and Seller
------------------------------- ------------------------------------------------

                                    EXHIBIT G

            PRINCIPAL TERMS OF PARTICIPATING SUBORDINATED SELLER NOTE

----------------------------- --------------------------------------------------
Amount                        $4,000,000
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Collateral                    None.
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Term                          The earliest of (i)
                              ten (10) years, (ii)
                              a change in control
                              of the Buyer within
                              the meaning of the
                              Seller Note, and
                              (iii) a sale of
                              substantially all of
                              the assets of Buyer.
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Interest                      five percent (5%) accrued and payable at
                              maturity; together with participating interest
                              ("Participating Interest") in the amount of  two
                              and one-half percent (2.5%) of the excess, if
                              any, of (i) any distributions actually made,
                              prior to the maturity of the Note, to the holders
                              of the capital stock of the Buyer, over (ii) the
                              Threshold Return (defined below) (the "Excess
                              Distributions "), with such Participating
                              Interest payable when and if such Excess
                              Distributions are made.
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Amortization                  No payments of
                              principal or
                              interest prior to
                              maturity, other than
                              Participating
                              Interest in the
                              event Excess
                              Distributions are
                              made.
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Prepayment                    No restrictions on prepayment by Buyer.
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Remedies                      Subject to absolute standstill until maturity.
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Transferability               Subject to
                              restrictions to be
                              mutually agreed upon
                              by Buyer and Seller.
----------------------------- --------------------------------------------------
----------------------------- --------------------------------------------------
Subordination                 All payments of principal and interest, including
                              Participating Interest, are fully subordinated to
                              (A) all indebtedness of Buyer, except as
                              otherwise expressly provided in the instrument
                              evidencing such indebtedness, and (B) the
                              distribution to all classes of capital stock of
                              the Buyer in an amount equal to (i) the purchase
                              price of such capital stock, plus (ii) an amount
                              necessary to yield to the holders of such capital
                              stock an internal rate of return of forty percent
                              (40%) (together, the "Threshold Return").
----------------------------- --------------------------------------------------

                                    EXHIBIT L

                        FORM OF SELLER SECURITY AGREEMENT



                                  See attached.

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Agreement") is made and effective ________________, 2001 between NCA Tool Holdings, Inc., a Delaware corporation ("Debtor"), and Jore Corporation, a Montana corporation, or assigns ("Secured Party").

     In consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

1.   Security Interest

     Debtor grants to Secured Party a security interest (the "Security Interest") in all of Debtor's right, title and interest in furniture, fixtures and equipment ordered, obtained, or possessed by Debtor or for its account listed on Schedule A hereto, together with any product into which such furniture, fixtures and equipment may be processed, manufactured or assembled and together with all parts, instruments, accessories, alterations, modifications, additions and accessions to such equipment, and all cash and noncash proceeds of such items (collectively, the "Collateral").

2.   Secured Obligations

     The Security Interest is given to secure the payment and performance of Debtor's obligations under that certain promissory note of even date with this Agreement (the "Seller Note") in the principal amount of Eighteen Million One Hundred Thousand Dollars ($18,100,000) made by Debtor in favor of Secured Party, and any renewals, amendments or replacements to or of such note (together, the "Secured Obligations").

3.   Debtor's Representations, Warranties and Covenants

     Debtor represents and warrants to, and covenants with, Secured Party as follows:

     3.1 Debtor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. Debtor's execution and delivery of this Agreement has been duly authorized.

     3.2 Debtor shall notify Secured Party promptly of any change in the name of Debtor's business or change in the location of the Collateral or in Debtor's principal place of business.

     3.3 Debtor has fee simple title to the Collateral free from any lien, security interest, encumbrance or claim ("Lien"), except for the following (collectively, the "Permitted Liens"): (A) any Liens which are, by their terms, subordinate to the Security Interest; (B) Liens for taxes or assessments or other governmental charges not yet due and payable; (C) pledges or deposits of money securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (D) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Debtor is a party that are made in the ordinary course of business; (E) deposits of money securing statutory obligations of Debtor; (F) carriers', warehousemen's, suppliers' or other similar possessory Liens arising in the ordinary course of business; (G) deposits securing, or in lieu of, surety, appeal, or customs bonds in proceedings to which Debtor is a party; (H) any attachment or judgment Lien that does not constitute a "Default" within the meaning of Section 5 of this Agreement; (I) the Security Interest; and (J) any defect in title arising by, through or under Secured Party or any indirect or incomplete representation made to Debtor by Secured Party.

     3.4 Debtor shall, at Debtor's expense, keep the Collateral free from all Liens except the Permitted Liens and shall defend and hold Secured Party harmless from any action which may adversely affect the Security Interest or Debtor's title to the Collateral.

     3.5 The primary use of the Collateral shall be in Debtor's business operations and affairs.

     3.6 Debtor shall execute and/or deliver to Secured Party all documents Secured Party considers necessary to perfect and maintain the Security Interest including, but not limited to, Uniform Commercial Code financing statements. Secured Party may file or record in the appropriate public offices in all jurisdictions in which the Collateral may be located any and all such documents required or permitted by law to be filed or recorded, including a copy of this Agreement.

     3.7 Debtor shall preserve and keep the Collateral in good repair and, where applicable, in satisfactory operating condition (except for ordinary wear and tear), and shall not cause or permit any waste or unusual or unreasonable depreciation of the Collateral or any act for which the Collateral might be confiscated. Debtor shall allow Secured Party the right to inspect the Collateral at any reasonable time during normal business hours after notice.

     3.8 Debtor shall pay prior to the date on which penalties attach thereto all taxes, governmental charges, assessments or liens now or hereafter imposed on the Collateral, except to the extent that Debtor is contesting, in good faith and by proper proceedings, the payment of such Taxes and Debtor maintains appropriate reserves with respect thereto.

     3.9 Debtor shall keep the Collateral continually and adequately insured at Debtor's expense against such risks and by such policies of insurance as are necessary to replace the Collateral in the event of fire or other casualty.

     3.10 Except for management fees and reasonable legal, accounting and operational expenses (including directors' fees) payable to Debtor's shareholders and their affiliates on terms permitted under that certain [Loan Agreement] between Debtor and U.S. Bank Business Credit ("Revolver Lender") dated ___________, 2001, as amended from time to time (the "Loan Agreement"),

Debtor shall make no distributions of any kind (including, without limitation, payment of dividends or redemption consideration) to its shareholders or their affiliates while any amount is outstanding under the Secured Obligations. If this Agreement remains in effect following the termination of the Loan Agreement by refinancing or otherwise, the annual amount of such management fees that Debtor may pay shall not exceed Five Hundred Thousand Dollars ($500,000) and the annual amount of such reasonable legal, accounting and operational expenses that Debtor may pay shall not exceed One Hundred Thousand Dollars ($100,000). Nothing contained in this Section 3.10 shall prevent Debtor from distributing to its shareholders, when such taxes are due, the actual amount of any taxes payable by such shareholders with respect to their investment in Debtor.

4.   Performance by Secured Party

     If Debtor fails to perform, observe, or comply with any of the conditions, terms or covenants contained in this Agreement, Secured Party, after 10 days' notice to Debtor and without waiving or releasing the Secured Obligations or any Default, may (but shall be under no obligation to) at any time after the expiration of such ten-day period perform such conditions, terms, or covenants for the account and at the expense of Debtor, and may enter upon any place of business or other premises of Debtor for that purpose and take all such action as Secured Party may consider necessary or appropriate for such purpose. All sums paid or advanced by Secured Party and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred by Secured Party (collectively, the "Expense Payments") together with interest at the default rate set forth in the Seller Note from the date of payment until repaid in full, shall be paid by Debtor to Secured Party on demand and shall constitute and become a part of the Secured Obligations.

5.   Default

     The occurrence of any of the following events during the term of this Agreement shall constitute a default by Debtor under this Agreement (a "Default"):

     5.1 failure to pay or perform when due any payment or performance due under the Secured Obligations;

     5.2 breach by Debtor of any of its representations, warranties or covenants made in this Agreement or pursuant to the Secured Obligations;

     5.3 if the Collateral should be seized or levied upon under any legal or governmental process against Debtor or against the Collateral or upon any attempt so to seize or levy which Debtor does not promptly challenge in a court of law or equity;

     5.4 if Debtor becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under the federal bankruptcy laws or state receivership proceedings, or makes an assignment for the benefit of creditors and such petition or proceeding is not dismissed within 60 days after filing;

     5.5 the dissolution, liquidation, merger, consolidation or sale of all or substantially all of the assets or capital stock of Debtor; or

     5.6 an event of default shall have occurred and be continuing under that certain Subordinated Secured Seller Note of even date with this Agreement in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) made by Debtor in favor of Secured Party, and any renewals, amendments or replacements to or of such note.

Except for a payment default under the Seller Note, Secured Party shall give to Debtor written notice of any Default. Debtor shall have 15 days after receipt of such notice (or, in the case of a payment default under the Seller Note, 15 days after the due date of a payment) within which to cure any such Default. In the event Debtor fails to cure the Default, Secured Party shall have an immediate right to pursue the remedies set forth in this Agreement.

6.   Right and Remedies Upon Default; Liquidation Costs

     In the event of a Default, Secured Party may, at its option, declare the unpaid balance of the Secured Obligations to be immediately due and payable. In such event (and in addition to all of its rights, powers, and remedies under this Agreement), Secured Party shall have all of the rights and remedies of a secured party under the Washington Uniform Commercial Code and other applicable laws, including the right to repossess any of the Collateral. Debtor, upon demand by Secured Party, shall assemble the Collateral in a location that is mutually convenient to both parties. Secured Party or its agents may enter upon Debtor's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it. Any written notice of the sale, disposition, or other intended action by Secured Party with respect to the Collateral that is required by applicable law and is sent by certified mail, postage prepaid, to Debtor at the address specified in Section 10 of this Agreement, or at such other address for Debtor that may from time to time be shown on Secured Party's records at least 15 days prior to such sale, disposition, or other action, shall constitute reasonable notice to Debtor. Debtor shall pay on demand all costs and expenses including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of Secured
Party: (i) in enforcing the Secured Obligations, (ii) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral, and/or (iii) otherwise in enforcing Secured Party's rights under this Agreement. All of such costs and expenses (collectively, the "Liquidation Costs"), together with interest at the default rate set forth in the Seller Note from the date of payment until repaid in full, shall be paid by Debtor to Secured Party on demand and shall constitute and become a part of the Secured Obligations. Any proceeds of sale or other disposition of the Collateral shall be applied by Secured Party to the payment of Liquidation Costs and Expense Payments, and any balance of such proceeds shall be applied by Secured Party to the payment of the remaining Secured Obligations in such order and manner of application as Secured Party may from time to time in its sole discretion determine.

7.   Deficiency

     If a sale or other disposition of the Collateral pursuant to Section 6 of this Agreement fails fully to satisfy the Secured Obligations, Debtor shall remain liable to Secured Party for any deficiency.

8.   Remedies Cumulative

     Each right, power, and remedy of Secured Party provided for in this Agreement, the Secured Obligations, at law, in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the Secured Obligations, at law, in equity, by statute or otherwise, and the exercise by Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers or remedies.

9.   Waiver

     No failure or delay by Secured Party to insist upon the strict performance of any term, condition, covenant, or agreement contained in this Agreement shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach or preclude Secured Party from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount evidenced by the Secured Obligations, Secured Party shall not be deemed to have waived the right either to require payment when due of the remaining Secured Obligations or to declare a Default for failure to effect payment of any such remaining Secured Obligations.

10.  Notices

     All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile or on receipt after dispatch by certified first class mail, postage prepaid, return receipt requested, to the party to whom such notice is given, addressed as follows:

If to Secured Party:

Jore Corporation                            Glass & Associates
45000 Highway 93 South                      One SW Columbia, Suite 1000
Ronan, Montana  59864                       Portland, Oregon  97258
Attention:  Gerald J. McConnell             Attention:  Clyde Hamstreet
Attention:  Clyde Hamstreet                 Telecopier:  (503) 323-7330
Telecopier:  (406) 676-4910                 Telephone:  (503) 299-6633
Telephone:  (406) 676-4900                           and

                                            Perkins Coie LLP
                                            1201 Third Ave., 48th Floor
                                            Seattle, Washington  98101-3099
                                            Attention:  Bruce G. MacIntyre
                                            Attention:  Alan D. Smith
                                            Telecopier:  (206) 583-8500
                                            Telephone:  (206) 583-8888

If to Debtor:                               With a copy to:

NCA Tool Holdings, Inc.                     Murphy Sheneman Julian & Rogers
c/o Northwest Capital Appreciation Inc.     2049 Century Park East, Suite 2100
1201 Third Ave., Suite 2765                 Los Angeles, California  90067
Seattle, Washington  98101                  Attention:  Gary B. Rosenbaum, Esq.
Attention:  Michael A. Nibarger             Telecopier:  (310) 788-3777
Telecopier:  (206) 689-5514                 Telephone:  (310) 788-3700
Telephone:  (206) 689-5607

and

Genstar Capital LLC
555 California Street, Suite 4850
San Francisco, CA 94104
Attention: Mr. Robert J. Weltman
Telecopier: (415)  834-2371
Telephone: (415) 834-2350

or such other address as any party may designate by giving notice to the other in accordance with this Section 10.

11.  Intercreditor Agreement

     Secured Party's rights under this Agreement are subject to the terms and conditions of that certain Intercreditor Agreement between Secured Party and Revolver Lender dated _________________, 2001, the terms of which agreement, as amended and currently in effect, are incorporated as additional terms of this Agreement by this reference.

12.  Successors and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, receivers, trustees and assigns.

13.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Montana.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date contained in the preamble hereto.

DEBTOR:                                             SECURED PARTY:

NCA TOOL HOLDINGS, INC.,                            JORE CORPORATION,
a Delaware corporation                              a Montana corporation


By:                                                 By:
     Its Authorized Officer                              Its Authorized Officer

                        SCHEDULE A TO SECURITY AGREEMENT


         See attached list of equipment

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


     The undersigned parties to that certain Asset Purchase Agreement dated September 28, 2001 (the "Purchase Agreement") enter into this Amendment No. 1 to the Purchase Agreement (this "Amendment") and agree as follows:

                       I. AMENDMENTS TO PURCHASE AGREEMENT

     1.1 Delivery of Inventory Appraisal.

          (a) The last sentence of Section 8(t) shall be amended to delete "October 15, 2001" and replace it with "October 16, 2001".

          (b) Section 13(b)(vii)(B) shall be amended to delete "October 22, 2001" and replace it with "October 23, 2001".

     1.2 Appendix A ("Definitions") to the Purchase Agreement shall be amended as follows:

     "Document Delivery Deadline" means October 16, 2001, or such later date as is agreed to in writing by Buyer.

                             II. NO OTHER AMENDMENTS

     Except as expressly set forth in this Amendment, all the of terms and conditions of the Purchase Agreement remain in full force and effect.

                                III. COUNTERPARTS

     This Amendment may be executed in counterparts, each of which shall constitute an original document, and both of which together shall constitute the same agreement.

                              IV. DATE OF AMENDMENT

     This Amendment shall be dated and effective as of October 12, 2001.

SELLER:

JORE CORPORATION, as Debtor and Debtor in Possession


By: /s/ Gerald J. McConnell
---------------------------
        Gerald J.McConnell
        Its Authorized Officer


BUYER:

NCA TOOL HOLDINGS, INC.


By: /s/ Michael A. Nibarger
---------------------------
        Michael A. Nibarger
        Its Authorized Officer

                   AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

     The undersigned parties to that certain Asset Purchase Agreement dated September 28, 2001, as amended by Amendment No. 1 to Asset Purchase Agreement dated as of October 12, 2001 (collectively, the "Purchase Agreement") enter into this Amendment No. 2 to the Purchase Agreement dated as of October 31, 2001 (this "Amendment"), and agree as follows:

                       I. AMENDMENTS TO PURCHASE AGREEMENT

     1.1 Due Diligence Contingency Date. The definition of "Due Diligence Contingency Date" in Appendix A to the Purchase Agreement is hereby amended by deleting the reference to "October 31, 2001" and replacing it with "10:00 a.m.
(PST), November 5, 2001".

     1.2 Financing Contingency Date. The definition of "Financing Contingency Date" in Appendix A to the Purchase Agreement is hereby amended by deleting the reference to "October 31, 2001" and replacing it with "10:00 a.m. (PST), November 5, 2001".

     1.3 Assumption Cutoff Date. The definition of "Assumption Cutoff Date" in Appendix A to the Purchase Agreement is hereby amended by deleting the reference to "October 31, 2001," and replacing it with "November 16, 2001"; provided, however that Buyer shall have until any later date permitted by the Bankruptcy Court in which to assume or reject Seller's License Agreement with The Stanley Works dated April 28, 1999, as amended September 20, 2000.

     1.4  Termination  by Buyer.  The  references  in clauses  (ii) and (iii) of
Section 13(a)(vii) to "October 31, 2001" shall be deleted and replaced with references to "10:00 a.m. (PST), November 5, 2001".

     1.5 Termination by Seller. Section 13(b)(vii) shall be deleted.

     1.6 Kouvato  Litigation  Indemnification  Cap. The  definition  of "Kouvato
Indemnification Cap" in Appendix A to the Agreement is hereby amended by deleting the reference to "October 31, 2001" and replacing it with "5:00 p.m.
(PST), November 2, 2001."

                             II. RELEASE OF DEPOSIT

     Notwithstanding any other provisions of the Purchase Agreement with respect to the timing of the making of the Deposit, Buyer shall wire transfer the Deposit to Chicago Title Insurance Company as escrow agent with receipt confirmable by Seller, and Buyer and Seller shall execute an Escrow Agreement in the form agreed to by the parties, no later than 5:00 p.m. (PST) on November 2, 2001. In the event that Buyer exercises its rights to terminate the Purchase Agreement under Section 13(a)(vii)(i) and/or Section 13(a)(viii) on or before the Due Diligence Contingency Date (as such Date is amended pursuant to Section
1.1 of this Amendment), Buyer shall (i) deliver to the escrow agent holding the Deposit, with a copy to Seller, on or before 10:00 a.m. (PST) November 5, 2001, written instructions to return the Deposit, together with accrued interest, to Buyer, and (ii) Buyer and Seller shall terminate the Escrow Agreement.

                            III. NO OTHER AMENDMENTS

     Except as expressly set forth in this Amendment, all of the terms and conditions of the Purchase Agreement remain in full force and effect.

                                IV. COUNTERPARTS

     This Amendment may be executed in counterparts, each of which shall constitute an original document, and both of which together shall constitute the same agreement. Delivery of an executed counterpart of a signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                              V. DATE OF AMENDMENT

     This Amendment shall be dated and effective as of October 31, 2001.

SELLER:

JORE CORPORATION, as Debtor and Debtor in Possession


By:  /s/ Clyde Hamstreet
------------------------
         Clyde Hamstreet
         Its Authorized Officer


BUYER:

NCA TOOL HOLDINGS, INC.


By:      /s/ Michael A. Nibarger
--------------------------------
             Michael A. Nibarger
             Its Authorized Officer

                   AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

     The undersigned parties to that certain Asset Purchase Agreement dated September 28, 2001, as amended by Amendment No. 1 to Asset Purchase Agreement dated as of October 12, 2001, and Amendment No. 2 to Asset Purchase Agreement dated as of October 31, 2001 (collectively, the "Purchase Agreement") enter into this Amendment No. 3 to the Purchase Agreement dated as of November 2, 2001 (this "Amendment"), and agree as follows:

                       I. AMENDMENTS TO PURCHASE AGREEMENT

     1.1 Kouvato Litigation Indemnification Cap. Exhibit H shall read as follows: "Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00)."

     1.2 Buyer's Hart-Scott-Rodino Representation. A new Section 6(e) shall be added to the Purchase Agreement to read as follows:

          (e) HSR Act. Buyer has its own ultimate parent entity as defined under the rules and regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and does not have $10 million or more in total assets or annual net sales and is not a $10 million person as defined under the HSR Act.

     1.3 Inapplicability of Threshold to Kouvato Damages. Section 12(e)(v) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

          (v) Except for any Buyer's Damages arising out of any breach of the representations and warranties set forth in Section 5(i)(vii), relating to the Kouvato Litigation (the "Kouvato Damages"), Seller shall not have any liability for Buyer's Damages unless and until the aggregate of all Buyer's Damages for which Seller would, but for this clause (e)(v) be liable, exceeds, on a cumulative basis, Two Hundred Fifty Thousand Dollars ($250,000.00); provided, that once such threshold has been met for all Buyer's Damages other than the Kouvato Damages, Seller shall be liable for all Buyer's Damages in excess of Twenty Thousand Dollars ($20,000.00), up to the maximums set forth in clauses (e)(i) and (e)(ii) above.

     1.4 Buyer's  Damages.  An insert shall be added after the first sentence of
Section 12(a) of the Purchase Agreement to read as follows:

          Without limiting the foregoing or any other provision of this Agreement, "Buyer's Damages" shall, as to any breach of the representations and warranties set forth in Section 5(i)(vii) relating to the Kouvato Litigation, include (i) claims, losses, liabilities, costs, expenses, obligations and damages, litigation costs, penalties, interest, reasonable attorneys fees, expert witness fees, actually incurred, sustained or accrued by Buyer pertaining to actual or claimed infringement by Buyer by reason of Buyer's continued post-Closing manufacture, marketing and sale of the hexagonal shank drill bits that are the subject of the Kouvato Litigation, (ii) expenses of replacing such hexagonal drill bit in Buyer's product offerings (including re-tooling costs) by reason of such post-Closing infringement, and (iii) amounts that Buyer is required to indemnify its customers under applicable contracts or arising at law by reason of pre-Closing or post-Closing infringement, but in any event shall remain subject to the Kouvato Litigation Indemnification Cap.

     1.5 Second Seller Note. Section 3(a)(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

          (i) a purchase price of $61,058,000.00 (as such amount may be adjusted as provided for herein), consisting of:

          (A) cash in the amount of $27,300,000.00 (the "Base Amount") plus or minus, as the case may be, an amount equal to the Purchase Price Adjustment Amount (the Base Amount as so adjusted, the "Cash Purchase Price"); plus

          (B) the Seller Note in the principal amount of $18,100,000.00; plus

          (C) the Plant Note in the principal amount of $5,000,000.00, plus

          (D) the Participating Subordinated Seller Note in the principal amount of $4,000,000.00; plus

          (E) assumption of the Assumed Current Obligations in an amount of up to $5,158,000.00; plus

          (F) the Second Seller Note in the principal amount of $1,500,000.00; plus

     1.6 Revised Definitions. Appendix A shall be amended as follows:

     1.6.1 The definition of "Kouvato Litigation" is hereby deleted in its entirety and replaced with the following:

          "Kouvato Litigation" means the case styled Jore Corporation v. Kouvato, Inc. pending in the United States Bankruptcy Court, District of Montana, adversary proceeding number 01-00060, and all related litigation (including the case styled Kouvato, Inc. v. Jore Corporation et al. pending in the United States District Court, Northern District of Illinois, case no. 01 C 2828).

     1.6.2 The definition of "Seller Note Documents" is hereby deleted in its entirety and replaced with the following:

          "Seller Note Documents" means (a) the Seller Note, (b) the Second Seller Note, (c) the intercreditor agreement to be entered into between the lender with respect to the Buyer Revolver Facility, Seller, and Buyer, (d) the Seller Security Agreement, (e) the Second Seller Security Agreement, and (f) any other agreements relating to the obligations arising under the Seller Note and the Second Seller Note, in each case in form and substance acceptable to Buyer and Seller.

     1.7 New Definitions. New Definitions shall be added to Appendix A of the Purchase Agreement to read as follows:

          "Second Seller Security Agreement" means a security agreement executed by Buyer as debtor in favor of Seller as secured party substantially in the form attached as Exhibit M.

          "Second Seller Note" means a Promissory Note executed by Buyer in favor of Seller substantially in the form attached as Exhibit N.

     1.8 Amendment and Restatement of Exhibit E. The form of Seller Note attached to the Purchase Agreement shall be amended and restated in its entirety in the form attached to this Amendment as Annex C.

     1.9 Amendment and Restatement of Exhibit L. The form of Seller Security Agreement attached to the Purchase Agreement shall be amended and restated in its entirety in the form attached to this Amendment as Annex E.

                        II. APPROVAL OF CERTAIN DOCUMENTS

     2.1 Each of Seller and Buyer agrees that the following documents are in form and substance acceptable to it:

     (i) the Plant Note in the form attached to this Amendment as Annex A;

     (ii) the Participating Subordinated Seller Note in the form attached to this Amendment as Annex B;

     (iii) the Seller Note in the form attached to this Amendment as Annex C;

     (iv) the Second Seller Note in the form attached to this Amendment as Annex D;

     (v) the Seller Security Agreement in the form attached to this Amendment as Annex E;

     (vi) the Second Seller Security Agreement in the form attached to this Amendment as Annex F;

     (vii) the amendment to the mortgage with respect to the Ronan Facility shall be substantially in the form attached to this Amendment as Annex G; and

     2.2 Each of Seller and Buyer agrees that the Disclosure Schedule, including the Schedule of Exceptions, the Disclosure Exhibits and Exhibits H and K are to be attached to the Purchase Agreement in the forms attached to this Amendment as Annex H.

                            III. NO OTHER AMENDMENTS

     Except as expressly set forth in this Amendment, all of the terms and conditions of the Purchase Agreement remain in full force and effect.

                                IV. COUNTERPARTS

     This Amendment may be executed in counterparts, each of which shall constitute an original document, and both of which together shall constitute the same agreement. Delivery of an executed counterpart of a signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

         [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                              V. DATE OF AMENDMENT

     This Amendment shall be dated and effective as of November 2, 2001.

SELLER:

JORE CORPORATION, as Debtor and Debtor in Possession


By:     /s/ Clyde A. Hamstreet
       -----------------------
        Clyde A. Hamstreet
        Its Authorized Officer


BUYER:

NCA TOOL HOLDINGS, INC.


By:      s/s Michael A. Nibarger
--------------------------------
Name:    Michael A. Nibarger
         Its Authorized Officer

NCA TOOL HOLDINGS, INC.


By:      s/s Robert Weltman
---------------------------
Name:    Robert Weltman
         Its Authorized Officer

                                   EXHIBIT M
                    FORM OF SECOND SELLER SECURITY AGREEMENT

                               SECURITY AGREEMENT
                          (SECURING SECOND SELLER NOTE)

     THIS SECURITY AGREEMENT (this "Agreement") is made and effective ________________, 2001 between NCA Tool Holdings, Inc., a Delaware corporation ("Debtor"), and Jore Corporation, a Montana corporation, or assigns ("Secured Party").

     In consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

     1.   Security Interest

     Debtor grants to Secured Party a security interest (the "Security Interest") in all of Debtor's Accounts, Inventory, whether in the form of raw materials, work-in-progress, or finished goods, and General Intangibles, together with all alterations, modifications, additions and accessions to such items, and all cash and noncash proceeds of such items (collectively, the "Collateral"). The Security Interest shall be subordinate only to the Permitted Liens (as defined in Section 3.3 below). Terms that appear in this Agreement with their initial letters capitalized but are not otherwise defined shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code as enacted and in effect from time to time in the State of Washington (the "UCC").

     2.   Secured Obligations

     The Security Interest is given to secure the payment and performance of Debtor's obligations under that Subordinated Secured Seller Note of even date with this Agreement (the "Second Seller Note") in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) made by Debtor in favor of Secured Party, and any renewals, amendments or replacements to or of such note (together, the "Secured Obligations").

     3.   Debtor's Representations, Warranties and Covenants

     Debtor represents and warrants to, and covenants with, Secured Party as follows:

     3.1 Debtor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. Debtor's execution and delivery of this Agreement has been duly authorized.

     3.2 Debtor shall notify Secured Party promptly of any change in the name of Debtor's business or change in the location of the Collateral or in Debtor's principal place of business.

     3.3 Except  for (i) the lien in favor of  Revolving  Lender (as  defined in
Section 3.10), (ii) the Security Interest and (iii) any defect in title arising by, under or through Secured Party or any incorrect or incomplete representation made to Debtor by Secured Party, Debtor has good and marketable title to the Collateral free from any lien, security interest, encumbrance or claim ("Lien"), except for the following (together, the "Permitted Liens"): (A) any Liens which are, by their terms, subordinate to the Security Interest; (B) Liens for taxes or assessments or other governmental charges not yet due and payable; (C) pledges or deposits of money securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (D) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Debtor is a party that are made in the ordinary course of business; (E) deposits of money securing statutory obligations of Debtor; (F) carriers', warehousemen's, suppliers' or other similar possessory Liens arising in the ordinary course of business; (G) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Debtor is a party; and (H) any attachment or judgment Lien that does not constitute a "Default" within the meaning of Section 5 of this Agreement.

     3.4 Debtor shall, at Debtor's expense, keep the Collateral free from all Liens except the Permitted Liens and shall defend and hold Secured Party harmless from any action which may adversely affect the Security Interest or Debtor's title to the Collateral.

     3.5 The primary use of the Collateral shall be in Debtor's business operations and affairs.

     3.6 Debtor shall execute and/or deliver to Secured Party all documents Secured Party considers necessary to perfect and maintain the Security Interest including, but not limited to, Uniform Commercial Code financing statements. Secured Party may file or record in the appropriate public offices in all jurisdictions in which the Collateral may be located any and all such documents required or permitted by law to be filed or recorded, including a copy of this Agreement.

     3.7 Debtor shall preserve and keep the Collateral in good repair and, where applicable, in satisfactory operating condition (except for ordinary wear and tear), and shall not cause or permit any waste or unusual or unreasonable depreciation of the Collateral or any act for which the Collateral might be confiscated. Debtor shall allow Secured Party the right to inspect the Collateral at any reasonable time during normal business hours after notice.

     3.8 Debtor shall pay prior to the date on which penalties attach thereto all taxes, governmental charges, assessments or liens now or hereafter imposed on the Collateral, except to the extent that Debtor is contesting, in good faith and by proper proceedings, the payment of such Taxes and Debtor maintains appropriate reserves with respect thereto.

     3.9 Debtor shall keep the Collateral continually and adequately insured at Debtor's expense against such risks and by such policies of insurance as are necessary to replace the Collateral in the event of fire or other casualty.

     3.10 Except for management fees and reasonable legal, tax, accounting and operational expenses (including directors' fees) payable to Debtor's shareholders and their affiliates on terms permitted under that certain [Loan Agreement] between Debtor and [Revolving Lender] ("Revolving Lender") dated __________, 2001, as amended from time to time (the "Loan Agreement"), Debtor shall make no distributions of any kind (including, without limitation, payment of dividends or redemption consideration) to its shareholders or their affiliates while any amount is outstanding under the Secured Obligations. If this Agreement remains in effect following the termination of the Loan Agreement by refinancing or otherwise, the annual amount of such management fees that Debtor may pay shall not exceed Five Hundred Thousand Dollars ($500,000) and the annual amount of such reasonable legal, tax, accounting and operational expenses that Debtor may pay shall not exceed One Hundred Thousand Dollars ($100,000).

     4.   Performance by Secured Party

     If Debtor fails to perform, observe, or comply with any of the conditions, terms or covenants contained in this Agreement, Secured Party, after 10 days' notice to Debtor and without waiving or releasing the Secured Obligations or any Default, may (but shall be under no obligation to) at any time after the expiration of such ten-day period perform such conditions, terms, or covenants for the account and at the expense of Debtor, and may enter upon any place of business or other premises of Debtor for that purpose and take all such action as Secured Party may consider necessary or appropriate for such purpose. All sums paid or advanced by Secured Party and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred by Secured Party (collectively, the "Expense Payments") together with interest at the default rate set forth in the Seller Note from the date of payment until repaid in full, shall be paid by Debtor to Secured Party on demand and shall constitute and become a part of the Secured Obligations.

     5.   Default

     The occurrence of any of the following events during the term of this Agreement shall constitute a default by Debtor under this Agreement (a "Default"):

     5.1 failure to pay or perform when due any payment or performance due under the Secured Obligations;

     5.2 breach by Debtor of any of its representations, warranties or covenants made in this Agreement or pursuant to the Secured Obligations;

     5.3 if the Collateral should be seized or levied upon under any legal or governmental process against Debtor or against the Collateral or upon any attempt so to seize or levy which Debtor does not promptly challenge in a court of law or equity;

     5.4 if Debtor becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under the federal bankruptcy laws or state receivership proceedings, or makes an assignment for the benefit of creditors and such petition or proceeding is not dismissed within 60 days after filing; or

     5.5 the dissolution, liquidation, merger, consolidation or sale of all or substantially all of the assets or capital stock of Debtor.

Except for a payment default under the Second Seller Note, Secured Party shall give to Debtor written notice of any Default. Debtor shall have 15 days after receipt of such notice (or, in the case of a payment default under the Seller Note, 15 days after the due date of a payment) within which to cure any such Default. In the event Debtor fails to cure the Default, Secured Party shall have an immediate right to pursue the remedies set forth in this Agreement.

     6.   Right and Remedies Upon Default; Liquidation Costs

     In the event of a Default, Secured Party may, at its option, declare the unpaid balance of the Secured Obligations to be immediately due and payable. In such event (and in addition to all of its rights, powers, and remedies under this Agreement), Secured Party shall have all of the rights and remedies of a secured party under the UCC and other applicable laws, including the right to repossess any of the Collateral. Debtor, upon demand by Secured Party, shall assemble the Collateral in a location that is mutually convenient to both parties. Secured Party or its agents may enter upon Debtor's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it. Any written notice of the sale, disposition, or other intended action by Secured Party with respect to the Collateral that is required by applicable law and is sent by certified mail, postage prepaid, to Debtor at the address specified in Section 10 of this Agreement, or at such other address for Debtor that may from time to time be shown on Secured Party's records at least 15 days prior to such sale, disposition, or other action, shall constitute reasonable notice to Debtor. Debtor shall pay on demand all costs and expenses including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of Secured Party: (i) in enforcing the Secured Obligations, (ii) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral, and/or
(iii) otherwise in enforcing Secured Party's rights under this Agreement. All of such costs and expenses (collectively, the "Liquidation Costs"), together with interest at the default rate set forth in the Second Seller Note from the date of payment until repaid in full, shall be paid by Debtor to Secured Party on demand and shall constitute and become a part of the Secured Obligations. Any proceeds of sale or other disposition of the Collateral shall be applied by Secured Party to the payment of Liquidation Costs and Expense Payments, and any balance of such proceeds shall be applied by Secured Party to the payment of the remaining Secured Obligations in such order and manner of application as Secured Party may from time to time in its sole discretion determine.

     Notwithstanding the foregoing, Secured Party shall not exercise any of its rights or remedies with respect to the Collateral under (i) the UCC or (ii) this
Section 6, at a time when the Loan Agreement is in effect. Nothing contained in this paragraph shall prevent Secured Party from seeking a monetary judgment against Debtor for failure to pay the Secured Obligations, for repayment of Liquidation Costs, or otherwise, or from exercising any rights or remedies against Debtor other than those prohibited by the prior sentence.

     7.   Deficiency

     If a sale or other disposition of the Collateral pursuant to Section 6 of this Agreement fails fully to satisfy the Secured Obligations, Debtor shall remain liable to Secured Party for any deficiency.

     8.   Remedies Cumulative

     Each right, power, and remedy of Secured Party provided for in this Agreement, the Secured Obligations, at law, in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the Secured Obligations, at law, in equity, by statute or otherwise, and the exercise by Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers or remedies.

     9.   Waiver

     No failure or delay by Secured Party to insist upon the strict performance of any term, condition, covenant, or agreement contained in this Agreement shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach or preclude Secured Party from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount evidenced by the Secured Obligations, Secured Party shall not be deemed to have waived the right either to require payment when due of the remaining Secured Obligations or to declare a Default for failure to effect payment of any such remaining Secured Obligations.

     10.  Notices

     All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile or on receipt after dispatch by certified first class mail, postage prepaid, return receipt requested, to the party to whom such notice is given, addressed as follows:

If to Secured Party:

Jore Corporation                             Glass & Associates
45000 Highway 93 South                       One SW Columbia, Suite 1000
Ronan, Montana  59864                        Portland, Oregon  97258
Attention:  Gerald J. McConnell              Attention:  Clyde Hamstreet
Attention:  Clyde Hamstreet                  Telecopier:  (503) 323-7330
Telecopier:  (406) 676-4910                  Telephone:  (503) 299-6633
Telephone:  (406) 676-4900                            and

                                             Perkins Coie LLP
                                             1201 Third Ave., 48th Floor
                                             Seattle, Washington  98101-3099
                                             Attention:  Bruce G. MacIntyre
                                             Attention:  Alan D. Smith
                                             Telecopier:  (206) 583-8500
                                             Telephone:  (206) 583-8888

If to Debtor:                                With a copy to:

NCA Tool Holdings, Inc.                      Murphy Sheneman Julian & Rogers
c/o Northwest Capital Appreciation Inc.      2049 Century Park East, Suite 2100
1201 Third Ave., Suite 2765                  Los Angeles, California  90067
Seattle, Washington  98101                   Attention:  Gary B. Rosenbaum, Esq.
Attention:  Michael A. Nibarger              Telecopier:  (310) 788-3777
Telecopier:  (206) 689-5514                  Telephone:  (310) 788-3700
Telephone:  (206) 689-5607
                  and

Genstar Capital LLC
555 California Street, Suite 4850
San Francisco, CA  94104
Attention:  Mr. Robert J. Weltman
Telecopier:  (415) 834-2371
Telephone:  (415) 834-2350

or such other address as any party may designate by giving notice to the other in accordance with this Section 10.

     11.  Successors and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, receivers, trustees and assigns.

     12.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Montana.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date contained in the preamble hereto.

DEBTOR:                                                 SECURED PARTY:

NCA TOOL HOLDINGS, INC.,                                JORE CORPORATION,
a Delaware corporation                                  a Montana corporation

By:                                                     By:
Its Authorized Officer                                  Its Authorized Officer

                                   EXHIBIT N
                           FORM OF SECOND SELLER NOTE

                        SUBORDINATED SECURED SELLER NOTE

$1,500,000                                                   [December __], 2001

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Jore Corporation and/or its successors or assigns ("Holder") the principal sum of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00). Terms that appear in this Subordinated Secured Seller Note ("Note") with their initial letters capitalized and are not otherwise defined shall have the meanings assigned in the Asset Purchase Agreement between Holder and Maker dated the date hereof, as amended (collectively, the "Asset Purchase Agreement").

     1. Interest. Interest shall accrue (but not be payable until the "Payment Date" (defined below)) on the outstanding balance of this Note at an annual rate equal to five and one-half percent (5.5%). Accrued interest shall be payable quarterly, in arrears, beginning on April 15, 2002, and thereafter on each successive July 15, October 15, January 15 and April 15 (each, a "Payment Date").

     2. Principal. Principal shall be paid in quarterly installments in the amount of Seventy Five Thousand Dollars ($75,000.00), beginning on April 15, 2002, and thereafter on each successive payment Date. All unpaid principal and accrued and unpaid interest shall be due and payable on [December __], 2006 [5 YEAR ANNIVERSARY OF DATE OF THIS NOTE] (the "Maturity Date"). This Note may be prepaid at any time or times, in whole or in part, without premium or penalty. All payments shall be made in lawful money of the United States at ___________________, or such other place as Holder may designate, and shall be applied first against accrued and unpaid interest, then against principal.

     3. Subordination of Liens. Notwithstanding the time, order or manner of the grant or perfection of the liens or security interests (including the time or order of the execution, filing or recording of any security agreements, financing statements, fixture filings, deeds of trust, or any other similar documents granting, evidencing or perfecting such liens or security interests under any other applicable law), or any provision of applicable law, any and all security interests, liens or other interests (consensual, statutory or otherwise) that Holder may at any time have or acquire in any of the collateral for this Note shall be subordinate to the liens and security interests of [Revolver Lender] ("Lender") under the [Loan Agreement] between Maker and Lender dated _________, 2001, as amended and currently in effect (the "Loan Agreement").

     4. Security. This Note is secured by certain assets of Maker pursuant to the terms of a Security Agreement of even date herewith, and is subject to the terms of an Intercreditor Agreement between Holder and Lender of even date herewith.

     5. Late Charge;  Acceleration;  Default Rate. If any payment due under this
Note is not made within fifteen (15) days after the Payment Date (i) Maker shall owe a late charge in the amount of two percent (2.0%) of the amount of the overdue payment,and (ii) the entire outstanding amount of principal owed under this Note, together with all accrued interest, shall, at Holder's option exercisable immediately upon notice to Maker, be accelerated and immediately due and payable, and thereafter amounts owed under this Note shall bear interest at the rate of seven and one-half percent (7.5%).

     6. Transfer of Note. By accepting this Note, Holder agrees not to transfer the Note, or Holder's rights in the Note, in violation of the federal Securities Act of 1933, as amended, and applicable state securities laws.

     7. Costs and Expenses. If this Note is placed in the hands of an attorney for collection after any default, whether suit is brought or not, Maker promises to pay Holder's reasonable attorneys' fees in addition to all costs and expenses incurred thereby.

     8. Governing Law. This Note is to be construed in all respects and enforced according to the internal laws of the State of Montana applicable to contracts made within its borders. Presentment, notice of dishonor, and protest are waived by Maker.

     9. Successors and Assigns. This Note shall be fully binding on and inure to the benefit of the successors, legal representatives, and assigns of Maker and Holder.

                                        NCA TOOL HOLDINGS, INC.


                                        By: ________________________________
                                               Name: _________________________
                                               Title: __________________________

                                    ANNEX A
                               FORM OF PLANT NOTE

                      AMENDED AND RESTATED PROMISSORY NOTE


$5,000,000.00                                              _______________, 2001

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Mountain West Bank, N.A. and/or its successors or assigns ("Holder") the principal sum of Five Million and no/100 Dollars ($5,000,000.00). Interest shall accrue on the outstanding balance at an annual rate equal to Six and One-Half percent (6.50%). Level payments consisting of principal and interest, each in the amount of _______________________________ Dollars ($____________), shall be made by Maker to Holder beginning on April 15, 2002, and continuing thereafter on each successive July 15, October 15, January 15 and April 15.

     This note shall be paid in full no later than ______________,  2021 [twenty
(20) years after the date of this note]. This note may be prepaid at any time or times, in whole or in part, without premium or penalty. All payments shall be made in lawful money of the United States to 301 E. Broadway, Missoula, Montana 59806-5990, or such other place as Holder may designate, and shall be applied first against accrued and unpaid interest, then against principal. Any partial prepayments of this note, whether mandatory or voluntary, by Maker shall be applied to the scheduled principal installments of this note in the order of maturity.

     If payment of any  installment  under this note is not made within  fifteen
(15) days after the date such installment is due, then the entire outstanding principal owed under this note, together with accrued and unpaid interest shall, at Holder's option exercisable immediately upon notice to Maker, be accelerated and become immediately due and collectible, and thereafter the amount owed under this note shall bear interest at an annual rate equal to Eight and One-Half percent (8.5%).

     By accepting this note, Holder agrees not to transfer the note, or Holder's rights in the note, in violation of the federal Securities Act of 1933, as amended, and applicable state securities laws.

     If this note is placed in the hands of an attorney for collection after any default, whether suit is brought or not, Maker promises to pay Holder's attorneys' fees in addition to all costs and expenses incurred thereby.

     This note is to be construed in all respects and enforced according to the internal laws of the State of Montana applicable to contracts made within its borders. Presentment, notice of dishonor, and protest are waived by Maker.

     This note amends and restates, in its entirety, and supersedes that certain promissory note dated December 31, 1999 (the "Original Note") in the principal amount of Eight Million Six Hundred Forty-One Thousand Five Hundred and no/100 Dollars ($8,641,500.00) made by Jore Corporation, a Montana corporation ("Original Debtor"), in favor of Holder and constitutes a novation of the obligations of Maker under the Original Note, and is secured by that certain mortgage dated December 31, 1999 made by Original Debtor as Grantor in favor of Holder as Lender, recorded under Microfile no. 405330 in the records of Lake County, Montana, as amended by that certain Assignment, Assumption and Partial Amendment of Mortgage of even date with this note executed by Original Debtor, Maker and Holder (collectively, the "Mortgage").

     This note and the rights and obligations of Maker hereunder may be sold, assigned, transferred or otherwise conveyed by Maker or any subsequent purchaser, assignee or transferee of this note to any person or other legal entity that (a) acquires all or substantially all of Maker's capital stock or assets, and (b) in the judgment of Maker, has sufficient financial strength to operate a business similar to that operated by Maker. This note shall be fully binding on and inure to the benefit of the successors, legal representatives, and assigns of Maker and Holder.

     On the date of the execution of this note and upon Maker's request from time to time hereafter, Holder shall execute a mortgagee's waiver and consent in the form provided by the revolving lender to Maker.

                                       NCA Tool Holdings, Inc.

                                       By:
                                          --------------------------------------
                                            Title:
                                                  ------------------------------

                                    ANNEX B
                 FORM OF PARTICIPATING SUBORDINATED SELLER NOTE

                     PARTICIPATING SUBORDINATED SELLER NOTE

$4,000,000.00                                                [December __], 2001

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Jore Corporation and/or its successors or assigns ("Holder") the principal
sum  of  Four  Million  and  no/100   Dollars   ($4,000,000.00).

     1. Interest; Participating Interest. Interest shall accrue (but not be payable until the "Payment Date" (defined below)) on the outstanding balance of this Participating Subordinated Seller Note ("Note") at an annual rate equal to five percent (5.0%), compounded annually. In addition, from and after the "Threshold Return Satisfaction Date" (defined below) until and including the Payment Date, Holder shall be entitled to participating interest ("Participating Interest") in an amount equal to two and one half percent (2.5%) of the amount of all distributions being made to the holders of the capital stock of Maker, which Participating Interest shall be payable concurrently with the related distributions to the holders of the capital stock of Maker.

     2. Subordination. The indebtedness evidenced by this Note (including principal, interest, fees, expenses and Participating Interest) (collectively, "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all Maker's "Senior Indebtedness" (defined below).

     2.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of, unpaid accrued interest on, and fees and other expenses related to: (a) any indebtedness incurred by Maker of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instruments and whether or not such indebtedness is secured; and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

     2.2 Default on Senior Indebtedness. If there should occur any Insolvency Proceeding (defined below), arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of Maker, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then
(a) no amount shall be paid by Maker in respect of the Subordinated Indebtedness, unless and until the Senior Indebtedness then outstanding shall be paid in full in cash, and (b) no claim or proof of claim against Maker shall be filed in such Insolvency Proceeding by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the Subordinated Indebtedness, except subject to the payment in full in cash of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full in cash, no payment shall be made in respect of the Subordinated Indebtedness. "Insolvency Proceeding" shall mean any liquidation, bankruptcy, receivership, assignment for the benefit of creditors, or any other judicial, equitable, or administrative action or proceeding commenced by or against Maker or any of its assets or property under federal or state law and involving the adjustment, restructuring, or liquidation of any or all of Maker's assets, obligations, business, or property.

     2.3 Effect of Subordination. Subject to the senior rights, if any, of the holders of Senior Indebtedness under Section 2.2 above to receive cash, securities or other properties and subject to all of the other terms and conditions hereof, nothing contained in this Section 2 (a) shall impair, as between Maker and the Holder, the obligation of Maker to pay to the Holder the then outstanding Subordinated Indebtedness on the Payment Date, or (b) shall prevent the Holder of this Note, on or after the Payment Date, from exercising all rights, powers and remedies in accordance with the terms of this Note and applicable law.

     2.4 Subrogation. Subject to the payment in full in cash of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 2.2 above) to receive payments or distributions of assets of Maker applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Maker and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by Maker to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 2 shall, as between Maker and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by Maker to or on account of the Senior Indebtedness.


     2.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by Maker or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 2. 3. Subordination to Equity. All payments with respect to the Subordinated Indebtedness are subordinated to the distribution to all classes of capital stock of Maker (other than "Management Stock" (as defined below)) of an amount equal to the Threshold Return for all such capital stock of Maker. The "Threshold Return" for any capital stock of Maker shall be calculated as follows as of any date of determination:

                          Threshold Return = PP x 1.4y

Where:            PP  =    the purchase price of such capital stock of Maker

                  Y = the period of time (stated in years (including decimals for portions of years)) from the date upon which such capital stock of Maker was purchased through such date of determination

As used herein, (x) "Threshold Return Satisfaction Date" means the date upon which the aggregate amount of distributions to holders of the capital stock of Maker (other than Management Stock) are equal to the Threshold Return, and (y) "Management Stock" means Maker's stock issued to management pursuant to any management stock plan, management stock option plan, or similar plan of Maker, as such plan may be in effect from time to time.

     4. Maturity Date; Payment Date. The Subordinated Indebtedness shall be due (but shall not be payable until the Payment Date) on the earliest of (a) [December __], 2011 [10 YEAR ANNIVERSARY OF DATE OF THIS NOTE], (b) the sale of all or substantially all of the assets of Maker or (c) a "Change in Control" (defined below) (the earliest such event is the "Maturity Date"). "Change in Control" shall mean the failure of the equity holders of Maker as of the date of this Note and their respective affiliates to own, in the aggregate, directly or indirectly, at least (i) 51% of the issued and outstanding equity interests of Maker, or (ii) 40% of such equity interests so long as such persons retain rights to elect a majority of Maker's board of directors. Until the earlier of
(A) the sale of all or substantially all of the assets of Maker or (B) a Change of Control (the earlier such event is the "Payment Date"), Holder shall not (I) commence, prosecute or participate in any action, whether private, judicial, equitable, administrative or otherwise, including any Insolvency Proceeding, against Maker or any of its assets or (II) have any right either to possess, foreclose, levy or execute upon, or collect or attach any of Maker's assets, whether by private or judicial action or otherwise, except that Holder may file a proof of claim in Maker's Insolvency Proceeding so long as such proof of claim indicates Holder's subordination hereunder. This Note may be prepaid at any time or times, in whole or in part, without premium or penalty. All payments shall be made in lawful money of the United States at ______________________, or such other place as Holder may designate, and shall be applied first against accrued and unpaid interest, then against principal.

     5. Late Charge; Default Rate. If any payment of Participating Interest that is required to be made before the Payment Date is not made within fifteen (15) days after the Payment Date, Maker shall owe a late charge in the amount of two percent (2.0%) of the amount of the overdue payment, for the period from and after such fifteenth day. If the amounts due under this Note on the Maturity Date are not paid within fifteen (15) days after the Maturity Date, then such amounts shall bear interest (but shall not be payable until the Payment Date) at an annual rate equal to seven percent (7%) for the period from and after the fifteenth day after the Maturity Date.

     6. Transfer of Note. By accepting this Note, Holder agrees not to transfer the Note, or Holder's rights in the Note, in violation of the federal Securities Act of 1933, as amended, and applicable state securities laws.

     7. Costs and Expenses. If this Note is placed in the hands of an attorney for collection after any default, whether suit is brought or not, Maker promises to pay Holder's reasonable attorneys' fees in addition to all costs and expenses incurred thereby.

     8. Governing Law. This Note is to be construed in all respects and enforced according to the internal laws of the State of Montana applicable to contracts made within its borders. Presentment, notice of dishonor, and protest are waived by Maker.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     9. Successors and Assigns. This Note shall be fully binding on and inure to the benefit of the successors, legal representatives, and assigns of Maker and Holder.

                                [HOLDING COMPANY OF NCA TOOL HOLDINGS, INC.]



                                By:
                                   ---------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                    ANNEX C
                              FORM OF SELLER NOTE

                     NON-NEGOTIABLE SECURED PROMISSORY NOTE



$18,100,000.00                                             _______________, 2001

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Jore Corporation and/or its successors or assigns ("Holder") the principal sum of Eighteen Million One Hundred Thousand and no/100 Dollars ($18,100,000.00). Interest shall accrue on the outstanding balance at an annual rate equal to One and Fifty One-Hundredths percent (1.50%) above the 90-day LIBOR Rate in effect from time to time. As used herein, "LIBOR Rate" in effect for any 90-day period means the average offered rate (computed on the basis of a 360-day year and the actual number of days elapsed) for United States dollar deposits on the first day of such 90-day period, which average offered rate appears on Telerate Page 3750 as of 11:00 a.m., London time; provided that if such average does not appear on such Telerate Page or its successor page, "LIBOR Rate" shall mean the rate for such deposits determined by Holder at such time based on such other published service of general application as shall be reasonably selected by Holder for such purpose. "Telerate Page 3750" means the display designated as such on the Bridge Telerate, Inc. service or any successor service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits). Interest shall be compounded at the end of each 90-day period.

     The first interest payment hereunder shall be due April 15, 2002. Accrued interest shall be paid on such date and on each successive July 15, October 15, January 15, and April 15 (each, an "Interest Payment Date"). Beginning on April 15, 2003, and thereafter on each July 15, October 15, and January 15 during the term of this note, Maker shall pay an installment in the amount of Three Hundred Seventy-Five Thousand and no/100 Dollars ($375,000.00), which installments shall be applied by Holder to reduce principal owed under this note.

     Beginning on April 15, 2003 and on each anniversary of such date during the term of this note, Maker shall pay Holder an amount equal to 50% of Maker's Excess Cash Flow (defined below) for its prior fiscal year, which amount shall be applied by Holder to reduce principal owed under this note. As used herein, "Excess Cash Flow" shall have the meaning set forth in Addendum A to this note. In addition to the mandatory prepayments based on Maker's Excess Cash Flow, Maker may, without the consent of Holder, prepay this note in whole or in part at any time or times, without premium or penalty. Any partial prepayment, whether mandatory or voluntary, by Maker shall be applied to the scheduled principal installments of this note in the order of maturity.

     Notwithstanding the foregoing, prior to the Maturity Date (defined below) and subject to Maker's obligation to prepay this note set forth in the following paragraph, Maker's obligation to pay one-half of the accrued interest due on any Interest Payment Date shall be deferred in the event that, on any such Interest Payment Date, either of the following circumstances exists: (i) Lender has declared Maker in default under the [Loan Agreement] between Maker and

[Revolving Lender] ("Lender") dated _________, 2001, as amended and currently in effect, or the loan documents governing any replacement of the Buyer Revolver Facility (either, the "Loan Agreement"); (ii) a default has occurred and is continuing under the financial covenants set forth in the Loan Agreement, or would result from the payment of such accrued interest; or (iii) Maker has less than Four Million and no/100 Dollars ($4,000,000.00) in Excess Borrowing Availability under and as defined in the Loan Agreement, both before and after giving effect to such payment. Any such deferral shall continue until all of such circumstances cease to exist, at which time all such deferred payments shall automatically and without notice by Holder become due and payable in full.

     This note, including all accrued interest, shall be paid in full no later than the earlier of: (i) seven (7) years after the date of this note; (ii) the sale of all or substantially all of the assets of Maker; or (iii) a "change in control" of Maker (the earliest such event is the "Maturity Date"). "Change of control" shall mean the failure of the equity holders of Maker as of the date of this note and their respective affiliates to own, in the aggregate, directly or indirectly, at least (a) 51% of the issued and outstanding equity interests of Maker, or (b) 40% of such equity interests so long as such persons retain rights to elect a majority of Maker's board of directors. All payments under this note shall be made in lawful money of the United States at _______________________________, or such other place as Holder may designate. Payments shall be applied first against accrued and unpaid interest, and then
(I) all mandatory prepayments shall be applied against scheduled principal installments, reducing all subsequent installments on a pro rata basis, and (II) all voluntary prepayments shall be applied against scheduled principal installments in the order of maturity.

     Up to Three Million Seven Hundred Fifty Thousand and no/100 Dollars ($3,750,000.00) of the principal amount of this note is subject to offset under certain circumstances in accordance with the Asset Purchase Agreement between Holder and Maker dated the date hereof (the "Asset Purchase Agreement"). The terms of the Asset Purchase Agreement are incorporated as additional terms of this note by this reference. Terms that appear in this note with their initial letters capitalized and are not otherwise defined shall have the meanings assigned in the Asset Purchase Agreement.

     If payment of any  installment  under this note is not made within  fifteen
(15) days after the date such installment is due (and provided such installment is not deferred pursuant to the foregoing provisions of this note), Maker shall owe a late charge in the amount of two percent (2.0%) of the overdue installment. If such installment and late charge is not paid within fifteen (15) days after the date such installment is due, then the entire outstanding principal owed under this note, together with accrued interest shall, at Holder's option exercisable immediately upon notice to Maker, be accelerated and become immediately due and collectible, and thereafter the amount owed under this note shall bear interest at an annual rate equal to Five and Fifty One-Hundredths percent (5.5%) above the LIBOR Rate in effect from time to time (the "Default Rate").

     This note is secured by certain assets of Maker pursuant to the terms of a Security Agreement of even date, and is subject to the terms of an Intercreditor Agreement between Holder and Lender of even date.

     By accepting this note, Holder agrees not to transfer the note, or Holder's rights in the note, in violation of the federal Securities Act of 1933, as amended, and applicable state securities laws.

     If this note is placed in the hands of an attorney for collection after any default, whether suit is brought or not, Maker promises to pay Holder's attorneys' fees in addition to all costs and expenses incurred thereby.

     This note is to be construed in all respects and enforced according to the internal laws of the State of Montana applicable to contracts made within its borders. Presentment, notice of dishonor, and protest are waived by Maker.

     This note shall be fully binding on and inure to the benefit of the successors, legal representatives, and assigns of Maker and Holder.

                                NCA Tool Holdings, Inc.



                                By:
                                   ---------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

              ADDENDUM A TO NON-NEGOTIABLE SECURED PROMISSORY NOTE

     "Excess Cash Flow" means, without duplication of any item, with respect to any fiscal year of Maker and its subsidiaries, (a) consolidated net income, plus
(b) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, plus decreases or minus increases (as the case may be) in (c) Working Capital, minus (d) Capital Expenditures during such fiscal year (excluding the financed portion thereof), minus (e) the sum of (i) Interest Expense paid or accrued, (ii) any principal payments, whether voluntary or scheduled, paid or payable in respect of indebtedness evidenced by this note or the Subordinated Secured Seller Note [of even date herewith] in the original principal amount of $1,500,000 in favor of Seller, in each case as such note may be amended, modified, supplemented or restated from time to time, (iii) scheduled principal payments paid or payable in respect of the Amended and Restated Promissory Note [of even date herewith] in the original principal amount of $5,000,000 in favor of Mountain West Bank, N.A. and/or its successors and assigns, as such note may be amended, modified, supplemented or restated from time to time, or other Funded Debt (other than the indebtedness referenced in clause (e)(ii) of this definition of "Excess Cash Flow"), plus or minus (as the case may be), (f) extraordinary gains or losses that are cash items not included in the calculation of net income, plus (g) taxes deducted in determining consolidated net income to the extent not paid for in cash.

     For purposes of this definition,

     "Capital Expenditures" shall mean all expenditures (by the expenditure of cash or the incurrence of indebtedness by Maker during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under generally accepted accounting principles ("GAAP").

     "Funded Debt" shall mean without duplication, all indebtedness of Maker for borrowed money evidenced by notes, bonds, debentures or similar evidences of indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at Maker's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including obligations under capital leases, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including the principal amount of this note.

     "Interest Expense" shall mean, for any fiscal period, interest expense (whether cash or non-cash) of Maker determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of Maker and interest expense for the relevant period that has been capitalized on the balance sheet of Maker.

     "Working Capital" shall mean (a) all current assets of Maker as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from any affiliate of Maker, minus (b) all liabilities that should, in accordance with GAAP, be classified as current liabilities (other than indebtedness arising under the Loan Agreement), and in any event shall include all indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, and all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding therefrom the current portion of long-term debt and capital lease obligations required to be paid within one year, and excluding the outstanding principal balance of this note.

                                    ANNEX D
                           FORM OF SECOND SELLER NOTE

                        SUBORDINATED SECURED SELLER NOTE

$1,500,000                                                   [December __], 2001

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Jore Corporation and/or its successors or assigns ("Holder") the principal sum of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00). Terms that appear in this Subordinated Secured Seller Note ("Note") with their initial letters capitalized and are not otherwise defined shall have the meanings assigned in the Asset Purchase Agreement between Holder and Maker dated the date hereof, as amended (collectively, the "Asset Purchase Agreement").

     1. Interest. Interest shall accrue (but not be payable until the "Payment Date" (defined below)) on the outstanding balance of this Note at an annual rate equal to five and one-half percent (5.5%). Accrued interest shall be payable quarterly, in arrears, beginning on April 15, 2002, and thereafter on each successive July 15, October 15, January 15 and April 15 (each, a "Payment Date").

     2. Principal. Principal shall be paid in quarterly installments in the amount of Seventy Five Thousand Dollars ($75,000.00), beginning on April 15, 2002, and thereafter on each successive payment Date. All unpaid principal and accrued and unpaid interest shall be due and payable on [December __], 2006 [5 YEAR ANNIVERSARY OF DATE OF THIS NOTE] (the "Maturity Date"). This Note may be prepaid at any time or times, in whole or in part, without premium or penalty. All payments shall be made in lawful money of the United States at ___________________, or such other place as Holder may designate, and shall be applied first against accrued and unpaid interest, then against principal.

     3. Subordination of Liens. Notwithstanding the time, order or manner of the grant or perfection of the liens or security interests (including the time or order of the execution, filing or recording of any security agreements, financing statements, fixture filings, deeds of trust, or any other similar documents granting, evidencing or perfecting such liens or security interests under any other applicable law), or any provision of applicable law, any and all security interests, liens or other interests (consensual, statutory or otherwise) that Holder may at any time have or acquire in any of the collateral for this Note shall be subordinate to the liens and security interests of [Revolver Lender] ("Lender") under the [Loan Agreement] between Maker and Lender dated _________, 2001, as amended and currently in effect (the "Loan Agreement").

     4. Security. This Note is secured by certain assets of Maker pursuant to the terms of a Security Agreement of even date herewith, and is subject to the terms of an Intercreditor Agreement between Holder and Lender of even date herewith.

     5. Late Charge;  Acceleration;  Default Rate. If any payment due under this
Note is not made within fifteen (15) days after the Payment Date (i) Maker shall owe a late charge in the amount of two percent (2.0%) of the amount of the overdue payment,and (ii) the entire outstanding amount of principal owed under this Note, together with all accrued interest, shall, at Holder's option exercisable immediately upon notice to Maker, be accelerated and immediately due and payable, and thereafter amounts owed under this Note shall bear interest at the rate of seven and one-half percent (7.5%).

     6. Transfer of Note. By accepting this Note, Holder agrees not to transfer the Note, or Holder's rights in the Note, in violation of the federal Securities Act of 1933, as amended, and applicable state securities laws.

     7. Costs and Expenses. If this Note is placed in the hands of an attorney for collection after any default, whether suit is brought or not, Maker promises to pay Holder's reasonable attorneys' fees in addition to all costs and expenses incurred thereby.

     8. Governing Law. This Note is to be construed in all respects and enforced according to the internal laws of the State of Montana applicable to contracts made within its borders. Presentment, notice of dishonor, and protest are waived by Maker.

     9. Successors and Assigns. This Note shall be fully binding on and inure to the benefit of the successors, legal representatives, and assigns of Maker and Holder.

                                   NCA TOOL HOLDINGS, INC.


                                   By: ________________________________
                                          Name: _________________________
                                          Title: __________________________

                                    ANNEX E
                       FORM OF SELLER SECURITY AGREEMENT

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Agreement") is made and effective ________________, 2001 between NCA Tool Holdings, Inc., a Delaware corporation ("Debtor"), and Jore Corporation, a Montana corporation, or assigns ("Secured Party").

     In consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

     1.   Security Interest

     Debtor grants to Secured Party a security interest (the "Security Interest") in all of Debtor's right, title and interest in furniture, fixtures and equipment ordered, obtained, or possessed by Debtor or for its account listed on Schedule A hereto, together with any product into which such furniture, fixtures and equipment may be processed, manufactured or assembled and together with all parts, instruments, accessories, alterations, modifications, additions and accessions to such equipment, and all cash and noncash proceeds of such items (collectively, the "Collateral").

     2.   Secured Obligations

     The Security Interest is given to secure the payment and performance of Debtor's obligations under that certain promissory note of even date with this Agreement (the "Seller Note") in the principal amount of Eighteen Million One Hundred Thousand Dollars ($18,100,000) made by Debtor in favor of Secured Party, and any renewals, amendments or replacements to or of such note (together, the "Secured Obligations").

     3.   Debtor's Representations, Warranties and Covenants

     Debtor represents and warrants to, and covenants with, Secured Party as follows:

     3.1 Debtor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. Debtor's execution and delivery of this Agreement has been duly authorized.

     3.2 Debtor shall notify Secured Party promptly of any change in the name of Debtor's business or change in the location of the Collateral or in Debtor's principal place of business.

     3.3 Debtor has fee simple title to the Collateral free from any lien, security interest, encumbrance or claim ("Lien"), except for the following (collectively, the "Permitted Liens"): (A) any Liens which are, by their terms, subordinate to the Security Interest; (B) Liens for taxes or assessments or other governmental charges not yet due and payable; (C) pledges or deposits of money securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (D) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Debtor is a party that are made in the ordinary course of business; (E) deposits of money securing statutory obligations of Debtor; (F) carriers', warehousemen's, suppliers' or other similar possessory Liens arising in the ordinary course of business; (G) deposits securing, or in lieu of, surety, appeal, or customs bonds in proceedings to which Debtor is a party; (H) any attachment or judgment Lien that does not constitute a "Default" within the meaning of Section 5 of this Agreement; (I) the Security Interest; and (J) any defect in title arising by, through or under Secured Party or any indirect or incomplete representation made to Debtor by Secured Party.

     3.4 Debtor shall, at Debtor's expense, keep the Collateral free from all Liens except the Permitted Liens and shall defend and hold Secured Party harmless from any action which may adversely affect the Security Interest or Debtor's title to the Collateral.

     3.5 The primary use of the Collateral shall be in Debtor's business operations and affairs.

     3.6 Debtor shall execute and/or deliver to Secured Party all documents Secured Party considers necessary to perfect and maintain the Security Interest including, but not limited to, Uniform Commercial Code financing statements. Secured Party may file or record in the appropriate public offices in all jurisdictions in which the Collateral may be located any and all such documents required or permitted by law to be filed or recorded, including a copy of this Agreement.

     3.7 Debtor shall preserve and keep the Collateral in good repair and, where applicable, in satisfactory operating condition (except for ordinary wear and tear), and shall not cause or permit any waste or unusual or unreasonable depreciation of the Collateral or any act for which the Collateral might be confiscated. Debtor shall allow Secured Party the right to inspect the Collateral at any reasonable time during normal business hours after notice.

     3.8 Debtor shall pay prior to the date on which penalties attach thereto all taxes, governmental charges, assessments or liens now or hereafter imposed on the Collateral, except to the extent that Debtor is contesting, in good faith and by proper proceedings, the payment of such Taxes and Debtor maintains appropriate reserves with respect thereto.

     3.9 Debtor shall keep the Collateral continually and adequately insured at Debtor's expense against such risks and by such policies of insurance as are necessary to replace the Collateral in the event of fire or other casualty.

     3.10 Except for management fees and reasonable legal, accounting and operational expenses (including directors' fees) payable to Debtor's shareholders and their affiliates on terms permitted under that certain [Loan Agreement] between Debtor and U.S. Bank Business Credit ("Revolver Lender") dated ___________, 2001, as amended from time to time (the "Loan Agreement"), Debtor shall make no distributions of any kind (including, without limitation, payment of dividends or redemption consideration) to its shareholders or their affiliates while any amount is outstanding under the Secured Obligations. If this Agreement remains in effect following the termination of the Loan Agreement by refinancing or otherwise, the annual amount of such management fees that Debtor may pay shall not exceed Five Hundred Thousand Dollars ($500,000) and the annual amount of such reasonable legal, accounting and operational expenses that Debtor may pay shall not exceed One Hundred Thousand Dollars ($100,000). Nothing contained in this Section 3.10 shall prevent Debtor from distributing to its shareholders, when such taxes are due, the actual amount of any taxes payable by such shareholders with respect to their investment in Debtor.

     4.   Performance by Secured Party

     If Debtor fails to perform, observe, or comply with any of the conditions, terms or covenants contained in this Agreement, Secured Party, after 10 days' notice to Debtor and without waiving or releasing the Secured Obligations or any Default, may (but shall be under no obligation to) at any time after the expiration of such ten-day period perform such conditions, terms, or covenants for the account and at the expense of Debtor, and may enter upon any place of business or other premises of Debtor for that purpose and take all such action as Secured Party may consider necessary or appropriate for such purpose. All sums paid or advanced by Secured Party and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred by Secured Party (collectively, the "Expense Payments") together with interest at the default rate set forth in the Seller Note from the date of payment until repaid in full, shall be paid by Debtor to Secured Party on demand and shall constitute and become a part of the Secured Obligations.

     5.   Default

     The occurrence of any of the following events during the term of this Agreement shall constitute a default by Debtor under this Agreement (a "Default"):

     5.1 failure to pay or perform when due any payment or performance due under the Secured Obligations;

     5.2 breach by Debtor of any of its representations, warranties or covenants made in this Agreement or pursuant to the Secured Obligations;

     5.3 if the Collateral should be seized or levied upon under any legal or governmental process against Debtor or against the Collateral or upon any attempt so to seize or levy which Debtor does not promptly challenge in a court of law or equity;

     5.4 if Debtor becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under the federal bankruptcy laws or state receivership proceedings, or makes an assignment for the benefit of creditors and such petition or proceeding is not dismissed within 60 days after filing;

     5.5 the dissolution, liquidation, merger, consolidation or sale of all or substantially all of the assets or capital stock of Debtor; or

     5.6 an event of default shall have occurred and be continuing under that certain Subordinated Secured Seller Note of even date with this Agreement in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) made by Debtor in favor of Secured Party, and any renewals, amendments or replacements to or of such note.

Except for a payment default under the Seller Note, Secured Party shall give to Debtor written notice of any Default. Debtor shall have 15 days after receipt of such notice (or, in the case of a payment default under the Seller Note, 15 days after the due date of a payment) within which to cure any such Default. In the event Debtor fails to cure the Default, Secured Party shall have an immediate right to pursue the remedies set forth in this Agreement.

     6.   Right and Remedies Upon Default; Liquidation Costs

     In the event of a Default, Secured Party may, at its option, declare the unpaid balance of the Secured Obligations to be immediately due and payable. In such event (and in addition to all of its rights, powers, and remedies under this Agreement), Secured Party shall have all of the rights and remedies of a secured party under the Washington Uniform Commercial Code and other applicable laws, including the right to repossess any of the Collateral. Debtor, upon demand by Secured Party, shall assemble the Collateral in a location that is mutually convenient to both parties. Secured Party or its agents may enter upon Debtor's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it. Any written notice of the sale, disposition, or other intended action by Secured Party with respect to the Collateral that is required by applicable law and is sent by certified mail, postage prepaid, to Debtor at the address specified in Section 10 of this Agreement, or at such other address for Debtor that may from time to time be shown on Secured Party's records at least 15 days prior to such sale, disposition, or other action, shall constitute reasonable notice to Debtor. Debtor shall pay on demand all costs and expenses including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of Secured
Party: (i) in enforcing the Secured Obligations, (ii) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral, and/or (iii) otherwise in enforcing Secured Party's rights under this Agreement. All of such costs and expenses (collectively, the "Liquidation Costs"), together with interest at the default rate set forth in the Seller Note from the date of payment until repaid in full, shall be paid by Debtor to Secured Party on demand and shall constitute and become a part of the Secured Obligations. Any proceeds of sale or other disposition of the Collateral shall be applied by Secured Party to the payment of Liquidation Costs and Expense Payments, and any balance of such proceeds shall be applied by Secured Party to the payment of the remaining Secured Obligations in such order and manner of application as Secured Party may from time to time in its sole discretion determine.

     7.   Deficiency

     If a sale or other disposition of the Collateral pursuant to Section 6 of this Agreement fails fully to satisfy the Secured Obligations, Debtor shall remain liable to Secured Party for any deficiency.

     8.   Remedies Cumulative

     Each right, power, and remedy of Secured Party provided for in this Agreement, the Secured Obligations, at law, in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the Secured Obligations, at law, in equity, by statute or otherwise, and the exercise by Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers or remedies.

     9.   Waiver

     No failure or delay by Secured Party to insist upon the strict performance of any term, condition, covenant, or agreement contained in this Agreement shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach or preclude Secured Party from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount evidenced by the Secured Obligations, Secured Party shall not be deemed to have waived the right either to require payment when due of the remaining Secured Obligations or to declare a Default for failure to effect payment of any such remaining Secured Obligations.

     10.  Notices

     All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile or on receipt after dispatch by certified first class mail, postage prepaid, return receipt requested, to the party to whom such notice is given, addressed as follows:

If to Secured Party:

Jore Corporation                             Glass & Associates
45000 Highway 93 South                       One SW Columbia, Suite 1000
Ronan, Montana  59864                        Portland, Oregon  97258
Attention:  Gerald J. McConnell              Attention:  Clyde Hamstreet
Attention:  Clyde Hamstreet                  Telecopier:  (503) 323-7330
Telecopier:  (406) 676-4910                  Telephone:  (503) 299-6633
Telephone:  (406) 676-4900                            and

                                             Perkins Coie LLP
                                             1201 Third Ave., 48th Floor
                                             Seattle, Washington  98101-3099
                                             Attention:  Bruce G. MacIntyre
                                             Attention:  Alan D. Smith
                                             Telecopier:  (206) 583-8500
                                             Telephone:  (206) 583-8888

If to Debtor:                                With a copy to:

NCA Tool Holdings, Inc.                      Murphy Sheneman Julian & Rogers
c/o Northwest Capital Appreciation Inc.      2049 Century Park East, Suite 2100
1201 Third Ave., Suite 2765                  Los Angeles, California  90067
Seattle, Washington  98101                   Attention:  Gary B. Rosenbaum, Esq.
Attention:  Michael A. Nibarger              Telecopier:  (310) 788-3777
Telecopier:  (206) 689-5514                  Telephone:  (310) 788-3700
Telephone:  (206) 689-5607

and

Genstar Capital LLC
555 California Street, Suite 4850
San Francisco, CA 94104
Attention: Mr. Robert J. Weltman
Telecopier: (415)  834-2371
Telephone: (415) 834-2350

or such other address as any party may designate by giving notice to the other in accordance with this Section 10.

     11.  Intercreditor Agreement

     Secured Party's rights under this Agreement are subject to the terms and conditions of that certain Intercreditor Agreement between Secured Party and Revolver Lender dated _________________, 2001, the terms of which agreement, as amended and currently in effect, are incorporated as additional terms of this Agreement by this reference.

     12.  Successors and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, receivers, trustees and assigns.

     13.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Montana.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date contained in the preamble hereto.

DEBTOR:                                                    SECURED PARTY:

NCA TOOL HOLDINGS, INC.,                                   JORE CORPORATION,
a Delaware corporation                                     a Montana corporation

By:
     Its Authorized Officer                          By:
                                                          Its Authorized Officer

                        SCHEDULE A TO SECURITY AGREEMENT




         See attached list of equipment

ANNEX F
FORM OF SECOND SELLER SECURITY AGREEMENT

                               SECURITY AGREEMENT
                          (SECURING SECOND SELLER NOTE)


     THIS SECURITY AGREEMENT (this "Agreement") is made and effective ________________, 2001 between NCA Tool Holdings, Inc., a Delaware corporation ("Debtor"), and Jore Corporation, a Montana corporation, or assigns ("Secured Party").

     In consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

     1.   Security Interest

     Debtor grants to Secured Party a security interest (the "Security Interest") in all of Debtor's Accounts, Inventory, whether in the form of raw materials, work-in-progress, or finished goods, and General Intangibles, together with all alterations, modifications, additions and accessions to such items, and all cash and noncash proceeds of such items (collectively, the "Collateral"). The Security Interest shall be subordinate only to the Permitted Liens (as defined in Section 3.3 below). Terms that appear in this Agreement with their initial letters capitalized but are not otherwise defined shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code as enacted and in effect from time to time in the State of Washington (the "UCC").

     2.   Secured Obligations

     The Security Interest is given to secure the payment and performance of Debtor's obligations under that Subordinated Secured Seller Note of even date with this Agreement (the "Second Seller Note") in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) made by Debtor in favor of Secured Party, and any renewals, amendments or replacements to or of such note (together, the "Secured Obligations").

     3.   Debtor's Representations, Warranties and Covenants

     Debtor represents and warrants to, and covenants with, Secured Party as follows:

     3.1 Debtor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. Debtor's execution and delivery of this Agreement has been duly authorized.

     3.2 Debtor shall notify Secured Party promptly of any change in the name of Debtor's business or change in the location of the Collateral or in Debtor's principal place of business.

     3.3 Except  for (i) the lien in favor of  Revolving  Lender (as  defined in
Section 3.10), (ii) the Security Interest and (iii) any defect in title arising by, under or through Secured Party or any incorrect or incomplete representation made to Debtor by Secured Party, Debtor has good and marketable title to the Collateral free from any lien, security interest, encumbrance or claim ("Lien"), except for the following (together, the "Permitted Liens"): (A) any Liens which are, by their terms, subordinate to the Security Interest; (B) Liens for taxes or assessments or other governmental charges not yet due and payable; (C) pledges or deposits of money securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (D) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Debtor is a party that are made in the ordinary course of business; (E) deposits of money securing statutory obligations of Debtor; (F) carriers', warehousemen's, suppliers' or other similar possessory Liens arising in the ordinary course of business; (G) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Debtor is a party; and (H) any attachment or judgment Lien that does not constitute a "Default" within the meaning of Section 5 of this Agreement.

     3.4 Debtor shall, at Debtor's expense, keep the Collateral free from all Liens except the Permitted Liens and shall defend and hold Secured Party harmless from any action which may adversely affect the Security Interest or Debtor's title to the Collateral.

     3.5 The primary use of the Collateral shall be in Debtor's business operations and affairs.

     3.6 Debtor shall execute and/or deliver to Secured Party all documents Secured Party considers necessary to perfect and maintain the Security Interest including, but not limited to, Uniform Commercial Code financing statements. Secured Party may file or record in the appropriate public offices in all jurisdictions in which the Collateral may be located any and all such documents required or permitted by law to be filed or recorded, including a copy of this Agreement.

     3.7 Debtor shall preserve and keep the Collateral in good repair and, where applicable, in satisfactory operating condition (except for ordinary wear and tear), and shall not cause or permit any waste or unusual or unreasonable depreciation of the Collateral or any act for which the Collateral might be confiscated. Debtor shall allow Secured Party the right to inspect the Collateral at any reasonable time during normal business hours after notice.

     3.8 Debtor shall pay prior to the date on which penalties attach thereto all taxes, governmental charges, assessments or liens now or hereafter imposed on the Collateral, except to the extent that Debtor is contesting, in good faith and by proper proceedings, the payment of such Taxes and Debtor maintains appropriate reserves with respect thereto.

     3.9 Debtor shall keep the Collateral continually and adequately insured at Debtor's expense against such risks and by such policies of insurance as are necessary to replace the Collateral in the event of fire or other casualty.

     3.10 Except for management fees and reasonable legal, tax, accounting and operational expenses (including directors' fees) payable to Debtor's shareholders and their affiliates on terms permitted under that certain [Loan Agreement] between Debtor and [Revolving Lender] ("Revolving Lender") dated __________, 2001, as amended from time to time (the "Loan Agreement"), Debtor shall make no distributions of any kind (including, without limitation, payment of dividends or redemption consideration) to its shareholders or their affiliates while any amount is outstanding under the Secured Obligations. If this Agreement remains in effect following the termination of the Loan Agreement by refinancing or otherwise, the annual amount of such management fees that Debtor may pay shall not exceed Five Hundred Thousand Dollars ($500,000) and the annual amount of such reasonable legal, tax, accounting and operational expenses that Debtor may pay shall not exceed One Hundred Thousand Dollars ($100,000).

     4.   Performance by Secured Party

     If Debtor fails to perform, observe, or comply with any of the conditions, terms or covenants contained in this Agreement, Secured Party, after 10 days' notice to Debtor and without waiving or releasing the Secured Obligations or any Default, may (but shall be under no obligation to) at any time after the expiration of such ten-day period perform such conditions, terms, or covenants for the account and at the expense of Debtor, and may enter upon any place of business or other premises of Debtor for that purpose and take all such action as Secured Party may consider necessary or appropriate for such purpose. All sums paid or advanced by Secured Party and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred by Secured Party (collectively, the "Expense Payments") together with interest at the default rate set forth in the Seller Note from the date of payment until repaid in full, shall be paid by Debtor to Secured Party on demand and shall constitute and become a part of the Secured Obligations.

     5.   Default

     The occurrence of any of the following events during the term of this Agreement shall constitute a default by Debtor under this Agreement (a "Default"):

     5.1 failure to pay or perform when due any payment or performance due under the Secured Obligations;

     5.2 breach by Debtor of any of its representations, warranties or covenants made in this Agreement or pursuant to the Secured Obligations;

     5.3 if the Collateral should be seized or levied upon under any legal or governmental process against Debtor or against the Collateral or upon any attempt so to seize or levy which Debtor does not promptly challenge in a court of law or equity;

     5.4 if Debtor becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under the federal bankruptcy laws or state receivership proceedings, or makes an assignment for the benefit of creditors and such petition or proceeding is not dismissed within 60 days after filing; or

     5.5 the dissolution, liquidation, merger, consolidation or sale of all or substantially all of the assets or capital stock of Debtor.

Except for a payment default under the Second Seller Note, Secured Party shall give to Debtor written notice of any Default. Debtor shall have 15 days after receipt of such notice (or, in the case of a payment default under the Seller Note, 15 days after the due date of a payment) within which to cure any such Default. In the event Debtor fails to cure the Default, Secured Party shall have an immediate right to pursue the remedies set forth in this Agreement.

     6.   Right and Remedies Upon Default; Liquidation Costs

     In the event of a Default, Secured Party may, at its option, declare the unpaid balance of the Secured Obligations to be immediately due and payable. In such event (and in addition to all of its rights, powers, and remedies under this Agreement), Secured Party shall have all of the rights and remedies of a secured party under the UCC and other applicable laws, including the right to repossess any of the Collateral. Debtor, upon demand by Secured Party, shall assemble the Collateral in a location that is mutually convenient to both parties. Secured Party or its agents may enter upon Debtor's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it. Any written notice of the sale, disposition, or other intended action by Secured Party with respect to the Collateral that is required by applicable law and is sent by certified mail, postage prepaid, to Debtor at the address specified in Section 10 of this Agreement, or at such other address for Debtor that may from time to time be shown on Secured Party's records at least 15 days prior to such sale, disposition, or other action, shall constitute reasonable notice to Debtor. Debtor shall pay on demand all costs and expenses including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of Secured Party: (i) in enforcing the Secured Obligations, (ii) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral, and/or
(iii) otherwise in enforcing Secured Party's rights under this Agreement. All of such costs and expenses (collectively, the "Liquidation Costs"), together with interest at the default rate set forth in the Second Seller Note from the date of payment until repaid in full, shall be paid by Debtor to Secured Party on demand and shall constitute and become a part of the Secured Obligations. Any proceeds of sale or other disposition of the Collateral shall be applied by Secured Party to the payment of Liquidation Costs and Expense Payments, and any balance of such proceeds shall be applied by Secured Party to the payment of the remaining Secured Obligations in such order and manner of application as Secured Party may from time to time in its sole discretion determine.

     Notwithstanding the foregoing, Secured Party shall not exercise any of its rights or remedies with respect to the Collateral under (i) the UCC or (ii) this
Section 6, at a time when the Loan Agreement is in effect. Nothing contained in this paragraph shall prevent Secured Party from seeking a monetary judgment against Debtor for failure to pay the Secured Obligations, for repayment of Liquidation Costs, or otherwise, or from exercising any rights or remedies against Debtor other than those prohibited by the prior sentence.

     7.   Deficiency

     If a sale or other disposition of the Collateral pursuant to Section 6 of this Agreement fails fully to satisfy the Secured Obligations, Debtor shall remain liable to Secured Party for any deficiency.

     8.   Remedies Cumulative

     Each right, power, and remedy of Secured Party provided for in this Agreement, the Secured Obligations, at law, in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the Secured Obligations, at law, in equity, by statute or otherwise, and the exercise by Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers or remedies.

     9.   Waiver

     No failure or delay by Secured Party to insist upon the strict performance of any term, condition, covenant, or agreement contained in this Agreement shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach or preclude Secured Party from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount evidenced by the Secured Obligations, Secured Party shall not be deemed to have waived the right either to require payment when due of the remaining Secured Obligations or to declare a Default for failure to effect payment of any such remaining Secured Obligations.

     10.  Notices

     All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile or on receipt after dispatch by certified first class mail, postage prepaid, return receipt requested, to the party to whom such notice is given, addressed as follows:

If to Secured Party:

Jore Corporation                             Glass & Associates
45000 Highway 93 South                       One SW Columbia, Suite 1000
Ronan, Montana  59864                        Portland, Oregon  97258
Attention:  Gerald J. McConnell              Attention:  Clyde Hamstreet
Attention:  Clyde Hamstreet                  Telecopier:  (503) 323-7330
Telecopier:  (406) 676-4910                  Telephone:  (503) 299-6633
Telephone:  (406) 676-4900                            and

                                             Perkins Coie LLP
                                             1201 Third Ave., 48th Floor
                                             Seattle, Washington  98101-3099
                                             Attention:  Bruce G. MacIntyre
                                             Attention:  Alan D. Smith
                                             Telecopier:  (206) 583-8500
                                             Telephone:  (206) 583-8888

If to Debtor:                                With a copy to:

NCA Tool Holdings, Inc.                      Murphy Sheneman Julian & Rogers
c/o Northwest Capital Appreciation Inc.      2049 Century Park East, Suite 2100
1201 Third Ave., Suite 2765                  Los Angeles, California  90067
Seattle, Washington  98101                   Attention:  Gary B. Rosenbaum, Esq.
Attention:  Michael A. Nibarger              Telecopier:  (310) 788-3777
Telecopier:  (206) 689-5514                  Telephone:  (310) 788-3700
Telephone:  (206) 689-5607
                  and

Genstar Capital LLC
555 California Street, Suite 4850
San Francisco, CA  94104
Attention:  Mr. Robert J. Weltman
Telecopier:  (415) 834-2371
Telephone:  (415) 834-2350

or such other address as any party may designate by giving notice to the other in accordance with this Section 10.

     11.  Successors and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, receivers, trustees and assigns.

     12.  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Montana.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date contained in the preamble hereto.

DEBTOR:                                              SECURED PARTY:

NCA TOOL HOLDINGS, INC.,                             JORE CORPORATION,
a Delaware corporation                               a Montana corporation

By:
     Its Authorized Officer                          By:
                                                          Its Authorized Officer

                                    ANNEX G
            ASSIGNMENT, ASSUMPTION AND PARTIAL AMENDMENT OF MORTGAGE

RECORDATION REQUESTED BY:
     Mountain West Bank, N.A.
     Missoula Branch
     301 E. Broadway
     P.O. Box 5990
     Missoula, MT  59806-5990

WHEN RECORDED MAIL TO:
     Mountain West Bank, N.A.
     Missoula Branch
     301 E. Broadway
     P.O. Box 5990
     Missoula, MT  59806-5990

SEND TAX NOTICES TO:
     Mountain West Bank, N.A.
     Missoula Branch
     301 E. Broadway
     P.O. Box 5990
     Missoula, MT  59806-5990
-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
                   (Space above this line for Recorder's Use)


            ASSIGNMENT, ASSUMPTION AND PARTIAL AMENDMENT OF MORTGAGE

     THIS ASSIGNMENT, ASSUMPTION AND PARTIAL AMENDMENT OF MORTGAGE (this "Amendment"), dated as of _____________ __, _____, is entered into by and among Jore Corporation, a Montana corporation ("Assignor"), NCA Tool Holdings, Inc., a Delaware corporation ("Assignee"), and Mountain West Bank, N.A. ("Lender").

                                    RECITALS

     A. Assignor is the Grantor under that certain Mortgage (the "Mortgage"), dated December 31, 1999, made by and between Assignor as Grantor and Lender as Lender, relating to certain real property (the "Property") located in Lake County, Montana legally described as follows:

          PARCEL 1 The SE1/4SW1/4 of Section 12, Township 20 North, Range 20 West, P.M.M., Lake County, Montana. PARCEL 2 A track of land located in the NW1/4 NW1/4 of Section 13, Township 20 North, Range 20 West, P.M.M., Lake County, Montana, further shown and described as being Tract A on Certificate of Survey No. 55C5 on file in the office of the Clerk and Records of Lake County, Montana. PARCEL 3 A tract of land located in the NE1/4NW1/4 of Section 13, Township 20 North, Range 20 West, P.M.M., Lake County, Montana, further shown and described as being Tract 1 on
     Certificate of Survey No. 5564, on file in the office of the Clerk and Recorder of Lake County, Montana.

     The Mortgage was recorded on January 5, 2000, under Microfile No. 405330, in the records of Lake County, Montana.

     B. In accordance with the terms of the order dated ___________, 2001, issued by the United States Bankruptcy Court for the District of Montana in the Chapter 11 proceeding filed by Assignor under Docket No. 01-31609-11 (the "Bankruptcy Court Approval Order"), Assignor has: (i) transferred its interest in the Property to Assignee; and (ii) executed a promissory note dated
___________, 2001, in the principal amount of Five Million Dollars ($5,000,000.00) in favor of Lender (the "New Note").

     C. The New Note amends, restates, and supercedes in its entirety all indebtedness owed to Lender by Assignor.

     D. As provided in the Bankruptcy Court Approval Order, Assignor, Assignee and Lender desire to enter into this Amendment in order to document the assignment by Assignor to Assignee of Assignor's obligations under the Mortgage, Assignee's assumption of such obligations, and the partial amendment of the Mortgage.

     ACCORDINGLY, the parties agree as follows:

     1. Assignment and Assumption of Mortgage. Assignor hereby assigns to Assignee, and Assignee hereby accepts and assumes, all of Assignor's obligations under the Mortgage.

     2.  Partial  Amendment of  Mortgage.

          a. The Mortgage is amended to (i) delete the paragraph titled "DUE ON SALE - CONSENT BY LENDER" and (ii) add a new paragraph titled "FREE TRANSFERABILITY," to read as follows:

          FREE TRANSFERABILITY. Without the consent of Lender, Assignee or any subsequent purchaser, assignee or transferee may sell, assign, transfer or otherwise convey: (i) its interest in the Property; and (ii) its rights and obligations under the New Note and Mortgage; to any person or other legal entity that (a) acquires all or substantially all of Assignee's capital stock or assets, and (b) in the judgment of Assignee, has sufficient financial strength to operate a business similar to that operated by Assignee. b. The Mortgage is amended to delete the legal description set forth in paragraph titled "GRANT OF MORTGAGE" and the following is substituted therefor: [ADD NEW LEGAL DESCRIPTION, IF MODIFICATION IS NECESSARY].]

     3. No Other Amendment. Except as expressly set forth in this Amendment, all other terms and conditions of the Mortgage remain in full force and effect.

     4. Successors and Assigns.  This Amendment shall be binding on and inure to
the   benefit  of  the   parties   and  their   respective   successors,   legal
representatives and assigns.

     IN WITNESS WHEREOF, Assignor, Assignee and Lender have executed this Amendment as of the day and year first above written.


                           Assignor:             JORE CORPORATION, a
                                                 Montana corporation

                                                 By: ________________________
                                                 Its: _________________________

                           Assignee:             NCA TOOL HOLDINGS, INC.,
                                                  a Delaware corporation


                                                 By: ________________________
                                                 Its: _________________________

                           Lender:               MOUNTAIN WEST BANK, N.A.


                                                 By: ________________________
                                                 Its: _________________________

STATE OF MONTANA                      )
                                      ) ss.
COUNTY OF                             )
          ----------------------

     On this _____ day of _________________, 2001, before me, the undersigned, a Notary Public in and for the State of Montana, duly commissioned and sworn, personally appeared ______________________________________________, to me known
to  be  the  person  who  signed  as   _______________________________  of  JORE
CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that __________________ was duly elected, qualified and acting as said officer of the corporation, that __________________ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.




                              (Signature of Notary)


                              (Print or stamp name of Notary)

                              NOTARY PUBLIC in and for the State
                              of Montana, residing at
                                                      --------------------------
                              My appointment expires:
                                                      --------------------------

STATE OF WASHINGTON                   )
                                      ) ss.
COUNTY OF                             )
          ----------------------

     On this _____ day of _________________, 2001, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ______________________________________________, to me known to be the  person  who  signed  as  _______________________________  of NCA TOOL
HOLDINGS, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _________________ was duly elected, qualified and acting as said officer of the corporation, that _________________ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.





                              (Signature of Notary)


                              (Print or stamp name of Notary)

                              NOTARY PUBLIC in and for the State
                              of Washington, residing at
                                                         -----------------------
                              My appointment expires:
                                                      --------------------------

STATE OF MONTANA                      )
                                      ) ss.
COUNTY OF                             )
          ----------------------

     On this _____ day of _________________, 2001, before me, the undersigned, a Notary Public in and for the State of Montana, duly commissioned and sworn, personally appeared ______________________________________________, to me known to be the person who signed as _______________________________ of MOUNTAIN WEST BANK, N.A., the bank that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said bank for the uses and purposes therein mentioned, and on oath stated that __________________ was duly elected, qualified and acting as said officer of the bank, that ____________________ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said bank.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.





                              (Signature of Notary)


                              (Print or stamp name of Notary)

                              NOTARY PUBLIC in and for the State
                              of Montana, residing at
                                                      --------------------------
                              My appointment expires:
                                                      --------------------------